Exhibit 10.3

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY […***…].

EXECUTION COPY

FINANCING AGREEMENT

Dated as of August 19, 2014

by and among

TPI COMPOSITES, INC. AND EACH SUBSIDIARY OF TPI COMPOSITES, INC.

LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,

as Borrowers,

EACH SUBSIDIARY OF TPI COMPOSITES, INC.

LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC,

as Collateral Agent,

and

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC,

as Administrative Agent

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(B)	Adjusted Consolidated Net Income
Schedule 1.01(C)	Permitted Projects
Schedule 1.01(D)	Ineligible Assignees
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation
Schedule 6.01(i)	ERISA
Schedule 6.01(q)	Environmental Matters
Schedule 6.01(r)	Insurance
Schedule 6.01(u)	Intellectual Property
Schedule 6.01(v)	Material Contracts
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of LIBOR Notice
Exhibit E	Form of Promissory Note

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FINANCING AGREEMENT

Financing Agreement, dated as of August 19, 2014, by and among TPI Composites, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) a term loan to be made on the Effective Date (as hereinafter defined) in the aggregate principal amount of $50,000,000 and (b) a delayed draw term loan in an aggregate principal amount not to exceed $25,000,000. The proceeds of the initial term loan shall be used to refinance existing indebtedness of the Borrowers, to fund capital expenditures, for general working capital purposes of the Borrowers and Guarantors and to pay fees and expenses related to this Agreement. The proceeds of the delayed draw term loan shall be used to finance Permitted Projects (as defined below) and for other purposes to be agreed by the Required Lenders at the time of the making of such delayed draw term loan. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“A/R Financing Party” means any of TPI Mexico, LLC, TPI China, LLC and TPI Turkey, LLC and each of their respective Subsidiaries.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Action” has the meaning specified therefor in Section 12.12.

“Additional Amount” has the meaning specified therefor in Section 2.09(a).

“Adjusted Consolidated Net Income” means, with respect to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period, adjusted in accordance with Schedule 1.01(B) consistent with past practice.

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Administrative Borrower” has the meaning specified therefor in Section 4.05.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” has the meaning specified therefor in the preamble hereto.

“Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Corruption Laws” has the meaning specified therefor in Section 6.01(z).

“Anti-Money Laundering and Anti-Terrorism Laws” means any Requirement of Law relating to terrorism, economic sanctions or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the implementing regulations promulgated thereunder, (c) the USA PATRIOT Act and the implementing regulations promulgated thereunder, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (f)

any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Margin” means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 8.00%, and (b) any LIBOR Rate Loan or any portion thereof, 8.00%.

“Applicable Prepayment Premium” means, as of any date of determination, with respect to any payment of the Term Loan (other than any payment made pursuant to Section 2.03, Section 2.05(c)(i), Section 2.05(c)(ii) and Section 2.05(c)(iv)), an amount equal to (i) during the period of time from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date, the Make-Whole Premium; provided, that no Make-Whole Premium shall be required if both (A) such prepayment of the Loans is made in connection with an initial public offering of Equity Interests by the Parent or any direct or indirect parent of the Parent and (B) Highbridge or any of its Affiliates or Related Funds is the provider of the replacement financing facilities entered into in connection therewith, (ii) during the period of time after the date that is the first anniversary of the Effective Date up to and including the date that is the second anniversary of the Effective Date, an amount equal to 2.00% times the aggregate amount of all Loans prepaid on such date, (iii) during the period of time after the date that is the second anniversary of the Effective Date up to and including the date that is the third anniversary of the Effective Date, an amount equal to 1.00% times the aggregate amount of all Loans prepaid on such date and (iii) thereafter, zero.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Administrative Agent, if applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Collateral Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Blocked Person” means any Person:

(a) that (i) is identified on the list of “Specially Designated Nationals and Blocked Persons” published by OFAC; (ii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of an OFAC Sanctions Program; or (iii) a United States Person is prohibited from dealing or engaging in a transaction with under any of the Anti-Money Laundering and Anti-Terrorism Laws; and

(b) that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Business Day” means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person; provided, that the term “Capital Expenditures” shall not include any such expenditures which constitute (i) expenditures by a Loan Party made in connection with the replacement, substitution or restoration of such Loan Party’s assets pursuant to Section 2.05(c)(v) from the Net Cash Proceeds of Dispositions and Extraordinary Receipts consisting of insurance proceeds or condemnation awards, (ii) expenditures financed with the proceeds received from the sale or issuance of Equity Interests to a Permitted Holder or any other Person permitted under this Agreement so long as (A) the Borrowers are not required to make a prepayment of the Loans with such proceeds pursuant to Section 2.05(c)(iii) and (B) such proceeds are not commingled with any Loan Party’s funds and are deposited in an account subject to a Control Agreement and used exclusively to fund such expenditures, (iii) a Permitted Acquisition, (iv) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), and (v) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Carry-Over Amount” has the meaning specified therefor in Section 7.02(g)(ii).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof.

“Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a) the Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 50.1% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (or its direct or indirect ultimate parent holding company) (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent (or its direct or indirect ultimate parent holding company) was approved by a vote of at least a majority of the directors of the Parent (or its direct or indirect ultimate parent holding company) then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent (or its direct or indirect ultimate parent holding company);

(c) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens);

(d) Steven Lockard shall cease to be involved in the day to day operations and management of the business of the Parent, and a successor reasonably acceptable to the Collateral Agent and the Lenders is not appointed on terms reasonably acceptable to the Collateral Agent and the Required Lenders within 120 days of such cessation of involvement; or

(e) a “Change of Control” (or any comparable term or provision) under or with respect to any of the Indebtedness of the Parent or any of its Subsidiaries having an aggregate amount outstanding in excess of $1,000,000, where such change of control would result in a default, redemption, acceleration or mandatory prepayment under the terms of such Indebtedness.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitments” means, with respect to each Lender, such Lender’s Term Loan Credit Commitment and Delayed Draw Term Loan Commitment.

“Compliance Certificate” has the meaning assigned to such term in Section 7.01(a)(iv).

“Consolidated EBITDA” means, with respect to any Person for any period:

(a) the Adjusted Consolidated Net Income of such Person for such period,

plus

(b) without duplication, the sum of the following amounts for such period to the extent included in the calculation of Adjusted Consolidated Net Income for such period:

(i) any provision for United States federal income taxes or other taxes measured by net income,

(ii) Consolidated Net Interest Expense,

(iii) any loss from extraordinary items in an amount not to exceed $500,000 without the written consent of the Collateral Agent (such consent not to be unreasonably withheld),

(iv) any depreciation and amortization expense,

(v) any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory) acceptable to the Collateral Agent, and

(vii) any net cash loss resulting from foreign exchange transactions,

minus

(c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Adjusted Consolidated Net Income for such period:

(i) any credit for United States federal income taxes or other taxes measured by net income,

(ii) any gain in excess of $500,000 from extraordinary items,

(iii) any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(iv) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interest,

(v) any net cash gain resulting from foreign exchange transactions, and

(vi) any non-cash income or gains created from the release of balance sheet provisions, including such non-cash income or gains relating to past-period warranty charges and accruals;

in each case, determined on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for all purposes hereof, Consolidated EBITDA of the Parent and its Subsidiaries for the periods ending prior to the Effective Date shall be the amounts set forth below:

Fiscal Month End	Consolidated EBITDA
October 31, 2013	$809,000
November 30, 2013	$2,417,000
December 31, 2013	$2,419,000
January 31, 2014	$(1,596,000)
February 28, 2014	$(400,000)
March 31, 2014	$788,000
April 30, 2014	$290,000
May 31, 2014	$566,000
June 30, 2014	$1,783,000

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation; provided, that the net income of TPI Composites (Taicang) Company Limited and TPI Wind Blade Dafeng Ltd. shall not be excluded to the extent such net income is eligible for repatriation (without any restriction other than applicable withholdings taxes) to the Parent or one of its Domestic Subsidiaries that is a Loan Party at least once during every Fiscal Year, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries; provided, that if Consolidated Net Income is the basis of a calculation of the North America Leverage Ratio or North America Consolidated EBITDA of the North America Subsidiaries, then all references to “Subsidiary” or “Subsidiaries” in this definition shall refer to “North America Subsidiary” or “North America Subsidiaries”, as applicable.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries (or, if Consolidated Net Interest Expense is the basis of a calculation of the North America Leverage Ratio or North America Consolidated EBITDA of the North America Subsidiaries, its North America Subsidiaries) for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or any other Person controlling such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Cure Right” has the meaning specified therefor in Section 9.02.

“Current Value” has the meaning specified therefor in Section 7.01(m).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Administrative Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a

Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.

“Delayed Draw Term Loans” has the meaning specified therefor in Section 2.01(a)(ii).

“Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans to the Borrowers in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Delayed Draw Term Loan Commitment Expiry Date” means August 19, 2016.

“Delayed Draw Term Loan Lender” means a Lender with a Delayed Draw Term Loan Commitment.

“Disbursement Letter” means a disbursement letter, in form and substance satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) the early termination or modification of any contract, in each case resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 180 days after the Final Maturity Date.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“ECF Percentage” means, (i) with respect to the Fiscal Year ending December 31, 2014, 25%, (ii) with respect to the Fiscal Year ending December 31, 2015, 50%, and (iii) with respect to the Fiscal Years ending December 31, 2016 and December 31, 2017, 75%.

“Effective Date” has the meaning specified therefor in Section 5.01.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the 6 calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Event of Default” has the meaning specified therefor in Section 9.01.

“Excess Amount” has the meaning specified therefor in Section 7.02(g)(ii).

“Excess Cash Flow” means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(c)) on the Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes paid in cash by such Person and its Subsidiaries for such period and (vi) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees and (b) any Petty Cash Accounts.

“Excluded Equity Issuance” means (a) in the event that the Parent or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Parent or such Subsidiary, as applicable, (b) the issuance of Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent, and (c) the issuance of Equity Interests by a Subsidiary of the Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) and (b) above.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such

Recipient’s failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Facilities” means (i) that certain Loan and Security Agreement dated as of June 7, 2013 by and among Parent and its Domestic Subsidiaries and Hercules Technology Growth Capital, Inc. as amended, supplemented or otherwise modified prior to the Effective Date, (ii) the GE China Loan, (iii) the GE Iowa Loan and (iv) that certain Note Purchase Agreement, dated February 11, 2014, by and among the Parent and the purchasers named therein.

“Existing Lenders” means the lenders party to the Existing Credit Facilities.

“Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Parent or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement.

“Facility” means any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“FCPA” has the meaning specified therefor in Section 6.01(z).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date hereof, among the Borrowers and the Administrative Agent.

“Final Maturity Date” means August 19, 2018.

“Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2013, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the six months ended June 30, 2014, and the related consolidated statement of operations, shareholder’s equity and cash flows for the six months then ended.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (iv) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (v) all management, consulting, monitoring, and advisory fees paid by such Person or any of its Subsidiaries to any of its Affiliates (other than a Loan Party) during such period.

“Foreign Official” has the meaning specified therefor in Section 6.01(z).

“Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the

Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

“GE” means General Electric International, Inc.

“GE China Loan” means the advance made by GE to TPI China, LLC under Section 9 of the Supply Agreement dated as of January 1, 2007, by and among GE and TPI China, LLC, as such Supply Agreement is amended, restated or otherwise modified from time to time.

“GE Iowa Loan” means the advances made by GE and its affiliates to TPI Iowa, LLC under (i) Section 9 of the Supply Agreement dated as of September 6, 2007, by and among GE and TPI Iowa, LLC, as such Supply Agreement is amended, restated or otherwise modified from time to time and (ii) the Advance Payment Agreement dated as of July 7, 2014.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral

Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highbridge” has the meaning specified therefor in the preamble hereto.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 12.02(b).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Ineligible Assignee” means any Person listed on Schedule 1.01(D) attached hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) the Borrowers may not elect an Interest Period which will end after the Final Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

“Lender” has the meaning specified therefor in the preamble hereto.

“Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (b), (c), (d), (e), (f) and (h) in the definition thereof of such Person and its Subsidiaries as of the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBOR Deadline” has the meaning specified therefor in Section 2.07(a).

“LIBOR Notice” means a written notice substantially in the form of Exhibit D.

“LIBOR Option” has the meaning specified therefor in Section 2.07(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.00%. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Loan” means the Term Loan or any Delayed Draw Term Loan made by a Lender to the Borrowers pursuant to Article II hereof.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, any Control Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement,

any Joinder Agreement, any Mortgage, any Security Agreement, any UCC Filing Authorization Letter, any VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means any Borrower and any Guarantor.

“Make-Whole Premium” means an amount equal to (i) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of the principal prepayment from the date of prepayment until the date that is the first anniversary of the Effective Date, plus (ii) an amount equal to the Applicable Prepayment Premium that would otherwise be payable as if such prepayment had occurred on the day immediately after the date that is the first anniversary of the Effective Date.

“Material Adverse Effect” means a material adverse effect on any of (a) the business, operations or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their payment or other material obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of $1,500,000.

“Material Contract” means, with respect to any Person, (a) the contracts listed on Schedule 6.01(v), (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $1,500,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, (a) a narrative report describing the operations of the Parent and its

Subsidiaries in the form prepared for presentation to senior management thereof, and (b) a financial report package including management’s discussion and analysis of the financial condition and results of operations, in each case, for the applicable fiscal quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“New Facility” has the meaning specified therefor in Section 7.01(m).

“New Lending Office” has the meaning specified therefor in Section 2.09(d).

“Non-Recourse A/R Financing” means a factoring facility provided to an A/R Financing Party pursuant to which the accounts receivables of an A/R Financing Party are sold and such sale is non-recourse to the Parent and its subsidiaries, in each case to non-Affiliates and on customary market terms.

“Non-U.S. Lender” has the meaning specified therefor in Section 2.09(d).

“North America Consolidated EBITDA” means Consolidated EBITDA of the North America Subsidiaries. Notwithstanding anything to the contrary in this Agreement, for all purposes hereof, North America Consolidated EBITDA for the periods ending prior to the Effective Date shall be the amounts set forth below:

Fiscal Month End	North America Consolidated EBITDA
October 31, 2013	$1,275,000
November 30, 2013	$1,904,000

Fiscal Month End	North America Consolidated EBITDA
December 31, 2013	$3,007,000
January 31, 2014	$139,000
February 28, 2014	$96,000
March 31, 2014	$674,000
April 30, 2014	$(558,000)
May 31, 2014	$255,000
June 30, 2014	$675,000

“North America Leverage Ratio” means, with respect to the North America Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (b), (c), (d), (e), (f) and (h) in the definition thereof of the North America Subsidiaries as of the end of such period to (b) North America Consolidated EBITDA for such period.

“North America Subsidiaries” means Composite Solutions, Inc., TPI Iowa LLC, TPI Mexico, LLC and TPI Mexico II, LLC, and each of their respective Subsidiaries.

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents (including any sub-agents thereof) and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent (or sub-agent) or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including, without limitation, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“Payment Office” means the Administrative Agent’s office located at 40 West 57th Street, New York, New York 10019, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

“Permitted Acquisition” means any Acquisition by a Loan Party or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.03 shall have been satisfied;

(c) the Borrowers shall have furnished to the Agents at least 20 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

(d) the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(e) such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

(f) the Borrowers shall have Qualified Cash in an amount equal to or greater than $3,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(g) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(h) the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(j) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof; and

(k) the Purchase Price payable in respect of all Acquisitions (including the proposed Acquisition) shall not exceed $10,000,000 in the aggregate during the term of this Agreement.

“Permitted Disposition” means:

(a) sale of Inventory in the ordinary course of business;

(b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c) leasing or subleasing assets in the ordinary course of business;

(d) (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e) any involuntary loss, damage or destruction of property;

(f) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from any Loan Party or any of its Subsidiaries to a Loan Party, and (ii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

(h) Dispositions of accounts receivable of an A/R Financing Party pursuant to Non-Recourse A/R Financing;

(i) (i) the sale or other disposition for value of any contracts or (ii) the early termination or modification of any contract, in each case resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event;

(j) Disposition of obsolete or worn-out equipment in the ordinary course of business; and

(k) Disposition of property or assets not otherwise permitted in clauses (a) through (j) above for cash in an aggregate amount not less than the fair market value of such property or assets;

provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of clauses (j) and (k) above, do not exceed $2,000,000 in the aggregate in any Fiscal Year and (2) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders to the extent required by the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(v).

“Permitted Holder” means Landmark Growth Capital Partners, L.P., Landmark IAM Growth Capital, L.P., Element Partners II, L.P., Element Partners II Intrafund, L.P., Angeleno Investors II, LP, NGP Energy Technology Partners, L.P. and GE Ventures Ltd., and any of their Controlled Investment Affiliates.

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.02(b), and, with respect to any items listed on Schedule 7.02(b) which are specifically identified as being eligible to be refinanced, any Permitted Refinancing Indebtedness in respect of such Indebtedness; provided, that the Indebtedness listed on Schedule 7.02(b) owing to (i) Composites One, (ii) Mitsubishi, (iii) Momentive and (iv) Saertex shall be repaid in full no later than December 31, 2014 and shall not be permitted to be outstanding after such date;

(c) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d) Permitted Intercompany Investments;

(e) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds, letters of credit and bank guarantees supporting such bonds;

(f) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g) the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(h) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j) Subordinated Indebtedness;

(k) other Indebtedness in an aggregate amount not exceeding $1,000,000 at any time outstanding; and

(l) Indebtedness of an A/R Financing Party under a Non-Recourse A/R Financing, to the extent constituting Indebtedness.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, (d) a Loan Party to or in a Subsidiary that is not a Loan Party (other than any Investment in a Permitted Project) so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $10,000,000 at any time outstanding, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (iii) the Borrowers have Qualified Cash of not less than $3,000,000 after giving effect to such Investment, and (e) in the case of an Investment by a Loan Party to or in a Subsidiary that is not a Loan Party in respect of a Permitted Project, so long as (i) such Investments do not exceed the working capital dollar limitations set forth in Schedule 1.01(C) and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not (x) any increase in the amount thereof as set forth in such Schedule or (y) any other modification of the terms thereof which modifications would adversely affect the Agents and the Lenders in any material respect, it being understood and agreed that the maximum permitted amount of any Investment set forth on Schedule 7.02(e) shall be permanently reduced by any return or repayments of principal in respect thereof after the Effective Date;

(f) Permitted Intercompany Investments;

(g) Permitted Acquisitions; and

(h) Investments by any Loan Party under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes.

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property and the precautionary UCC financing statement filings in respect thereof;

(j) non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; and

(o) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $200,000;

(p) Liens on accounts receivable of an A/R Financing Party to secure its obligations under a Non-Recourse A/R Financing, to the extent constituting Liens.

“Permitted Project” means a facility expansion project (i) described on Schedule 1.01(C) on the Effective Date and subject to the Capital Expenditure dollar limitations set forth in Schedule 1.01(C), (ii) for which the Parent has delivered to the Lenders after the Effective Date a presentation and budget in detail, form and substance reasonably acceptable to the Required Lenders, which presentation and budget shall include a detailed schedule of the Capital Expenditures required for such project and calculations showing pro forma compliance with the financial covenants set forth in Section 7.03, and (iii) approved in writing by the Required Lenders. Schedule 1.01(C) may be updated from time to time with the written consent of the Required Lenders to add the projects described in clauses (ii) and (iii) above, and to make any modifications with respect to any project.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 20 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the principal amount of all such Indebtedness shall not exceed (x) with respect to any Permitted Project, the amount specified for Permitted Purchase Money Indebtedness for each such Permitted Project in Schedule 1.01(C), such amounts to be permanently reduced by any principal payments made after the Effective Date in respect of such Indebtedness and (y) with respect to any such Indebtedness not specifically related to a Permitted Project, $500,000 at any time outstanding in the aggregate.

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto, provided, that, in each case, it being understood and agreed that the principal amount of any Indebtedness with respect to any items listed on Schedule 7.02(b) and not specified on such schedule as Indebtedness that is revolving shall be permanently reduced by any principal payments made after the Effective Date in respect of such Indebtedness;

(b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

(c) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

(d) the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a) any Subsidiary of any Loan Party to such Loan Party;

(b) the Parent to pay dividends in the form of common Equity Interests; and

(c) so long as no Default or Event of Default has occurred and is continuing or would result from such payment or transaction, the Parent to repurchase or redeem Equity Interests and options to purchase Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Loan Party, upon their death, disability, retirement, severance or termination of employment or service; provided, that, (i) the aggregate consideration paid for all such payments, repurchases or redemptions under this clause (c) shall not exceed $500,000 in any Fiscal Year, and (ii) the Borrowers shall have Qualified Cash in an amount equal to or greater than $3,000,000 immediately after giving effect to the making of any such payment.

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Petty Cash Accounts” means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $20,000 for any one account and $100,000 in the aggregate for all such accounts.

“Plan” means any Employee Plan or Multiemployer Plan.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

“Pro Rata Share” means, with respect to:

(a) a Lender’s obligation to make the Term Loan on the Effective Date and the right to receive payments of interest, fees, and principal with respect to all Term Loans, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan,

(b) with respect to a Lender’s obligation to make the Delayed Draw Term Loan, the percentage obtained by dividing (i) such Lender’s undrawn Delayed Draw Term Loan Commitment by (ii) the undrawn Total Delayed Draw Term Loan Commitment, and

(c) all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s Delayed Draw Term Loan Commitment and the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the sum of the Total Delayed Draw Term Loan Commitment, and the aggregate unpaid principal amount of the Term Loan.

“Process Agent” has the meaning specified therefor in Section 12.10(b).

“Projections” means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vi).

“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility:

(a) a Mortgage duly executed by the applicable Loan Party,

(b) evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c) a Title Insurance Policy with respect to each Mortgage;

(d) a current ALTA survey and a surveyor’s certificate, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and satisfactory to the Collateral Agent;

(e) a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws together with a copy of all certificates of occupancy issued with respect to each Facility;

(f) an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(g) a satisfactory ASTM 1527-00 Phase I Environmental Site Assessment (“Phase I ESA”) (and, if requested by the Collateral Agent based upon the results of such Phase I ESA, an ASTM 1527-00 Phase II Environmental Site Assessment) of each Facility, in form and substance and by an independent firm satisfactory to the Collateral Agent; and

(h) such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

“Recipient” means any Agent and any Lender, as applicable.

“Reference Rate” means, for any period, the greatest of (a) 3.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York from time to time as its reference rate, base rate or prime rate or, if JPMorgan Chase Bank, N.A. ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Loans” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Replacement Lender” has the meaning specified therefor in Section 12.02(b).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Party” means any Agent and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

“Significant Subsidiary” means each Subsidiary of the Parent that:

(i) accounted for at least 10% of consolidated revenues of the Parent and its Subsidiaries or 10% of consolidated earnings of the Parent and its Subsidiaries before interest and taxes, in each case for the 4 fiscal quarters of the Parent ending on the last day of the last fiscal quarter of the Parent immediately preceding the date as of which any such determination is made; or

(ii) has assets which represent at least 10% of the consolidated assets of the Parent and its Subsidiaries as at the last day of the last fiscal quarter of the Parent immediately preceding the date as of which any such determination is made.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Required Lenders (and, in any event, shall (i) not provide for any payments of principal, interest, fees or other amounts in cash prior to the stated maturity date thereof and (ii) have a stated maturity date which is at least 180 days after the Final Maturity Date) and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement on terms and conditions satisfactory to the Required Lenders.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Succeeding Fiscal Period” has the meaning specified therefor in Section 7.02(g)(ii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the first date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitments of the Lenders are terminated.

“Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

“Term Loan” means, collectively, (i) the loans made on the Effective Date by the Term Loan Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a)(i) and (ii) any Delayed Draw Term Loans made by the Delayed Draw Term Loan Lenders pursuant to Section 2.01(a)(ii).

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrowers on the Effective Date in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Term Loan Lender” means a Lender with a Term Loan Commitment or a Term Loan.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Commitment” means the sum of the Total Delayed Draw Term Loan Commitment and the Total Term Loan Commitment.

“Total Delayed Draw Term Loan Commitment” means the sum of the amounts of the Lenders’ Delayed Draw Term Loan Commitments, which amount is equal to $25,000,000 in the aggregate as of the Effective Date.

“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments, which amount is equal to $50,000,000 in the aggregate as of the Effective Date.

“Transferee” has the meaning specified therefor in Section 2.09(a).

“UCC Filing Authorization Letter” means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“VCOC Management Rights Agreement” has the meaning specified therefor in Section 5.01.

“WARN” has the meaning specified therefor in Section 6.01(p).

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and all accrued interest and taxes).

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03 Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04 Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

ARTICLE II

THE LOANS

Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i) each Term Loan Lender severally agrees to make the Term Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Term Loan Commitment; and

(ii) each Delayed Draw Term Loan Lender severally agrees to make term loans (collectively, the “Delayed Draw Term Loans”) to the Borrower at any time after the Effective Date and prior to the Delayed Draw Term Loan Commitment Expiry Date, or until the earlier reduction of its Delayed Draw Term Loan Commitment to zero in accordance with the terms hereof, in an amount requested by the Borrower not to exceed the amount of such Lender’s Delayed Draw Term Loan Commitment.

(b) Notwithstanding the foregoing:

(i) The aggregate principal amount of the Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

(ii) The Total Delayed Draw Term Loan Commitment shall automatically and permanently be reduced to zero on the Delayed Draw Term Loan Commitment Expiry Date. The Borrower may borrow Delayed Draw Term Loans on and after the Effective Date and prior to the Delayed Draw Term Loan Commitment Expiry Date in an aggregate amount (inclusive of all Delayed Draw Term Loans, whenever made) not to exceed the Total Delayed Draw Term Loan Commitment, subject to the terms, provisions and limitations set forth herein. The aggregate principal amount of the Delayed Draw Term Loans made pursuant to Section 2.01(a)(ii) shall not exceed the Total Delayed Draw Term Loan Commitment and there shall not be more than four (4) Delayed Draw Term Loans in the aggregate. Any Delayed Draw Term Loan that is repaid or prepaid may not be reborrowed.

Section 2.02 Making the Loans. (a) The Administrative Borrower shall give the Administrative Agent prior written notice in substantially the form of Exhibit C hereto (a

“Notice of Borrowing”), not later than 12:00 noon (New York City time) on the date which is (i) 3 Business Days prior to the date of the proposed Term Loan and (ii) 15 Business Days prior to the date of each proposed Delayed Draw Term Loan (or, in each case, such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) in the case of Loans requested on the Effective Date, that such Loan is requested to be the Term Loan, (iii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Loan, and (v) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. The aggregate principal amount of each Delayed Draw Term Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

(c) All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Delayed Draw Term Loan Commitment or the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of the Term Loan shall be repayable in consecutive quarterly installments, in the amount equal to 1.25% times the principal amount of the Term Loan outstanding on the last Business Day of each March, June, September, and December, due and payable commencing on September 30, 2015 and on the last Business Day of each September, December, March and June thereafter, ending on the Final Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Final Maturity Date and (ii) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit E hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04 Interest.

(a) Term Loan. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable

Margin. Each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin.

(b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c) Interest Payment. Interest on each Loan shall be payable (i) in the case of a Reference Rate Loan, quarterly, in arrears, on the last Business Day of each calendar quarter, commencing on the last Business Day of the quarter in which such Loan is made, (ii) in the case of a LIBOR Rate Loan, on the last day of each Interest Period applicable to such Loan, and (iii) in the case of each Loan, at maturity (whether upon demand, by acceleration or otherwise. Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05 Reduction of Commitment; Prepayment of Loans.

(a) Reduction of Commitments.

(i) Delayed Draw Term Loan Commitments. The Total Delayed Draw Term Loan Commitment shall terminate on the earlier of (A) the Delayed Draw Term Loan Commitment Expiry Date (after giving effect to any funding (which funding shall, for the avoidance of doubt, be subject to the terms and conditions of this Agreement) of the Delayed Draw Term Loan on such date) and (B) the date on which the aggregate amount of Delayed Draw Term Loans advanced pursuant to Section 2.01(a)(ii) is equal to the Total Delayed Draw Term Loan Commitment. The Borrower may, without premium or penalty, reduce the Total Delayed Draw Term Loan Commitment to an amount (which may be zero) not less than the aggregate principal amount of all Delayed Draw Term Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such partial reduction shall be in multiples of $5,000,000 (unless the Total Delayed Draw Term Loan Commitment in effect immediately prior to such reduction is less than such amount) and shall be made by providing not less than 5 Business Days prior written notice for any such reduction. Once reduced, the Total Delayed Draw Term Loan Commitment may not be increased. Each such reduction of the Total Delayed Draw Term Loan Commitment shall reduce the Delayed Draw Term Loan Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

(ii) Term Loan. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

(b) Optional Prepayment.

(i) Term Loan. The Borrowers may, at any time and from time to time, upon at least 5 Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied on a pro rata basis against the remaining installments of principal due on the Term Loan (for the avoidance of doubt, any amount that is due and payable on the Final Maturity Date shall constitute an installment).

(ii) Termination of Agreement. The Borrowers may, upon at least 10 Business Days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (other than Contingent Indemnity Obligations), in full, plus the Applicable Prepayment Premium, if any, payable in connection with such termination of this Agreement. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations (other than Contingent Indemnity Obligations), in full, plus the Applicable Prepayment Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

(c) Mandatory Prepayment.

(i) Within 10 Business Days after the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2014 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), within 10 Business Days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the applicable ECF Percentage times the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year; provided, that, with respect to the Fiscal Year ending December 31, 2014, the prepayment required under this Section 2.05(c)(i) shall be measured based on the period beginning on the Effective Date through the end of such Fiscal Year.

(ii) Immediately upon any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g) or (h) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all

Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions (other than Dispositions under clause (i) of the definition of Permitted Disposition) $2,000,000 in any Fiscal Year, provided, that, for all Dispositions under clause (i) of the definition of Permitted Disposition, all Net Cash Proceeds of such Dispositions shall be deposited into and maintained in a blocked account subject to a Control Agreement until the earlier of (x) such time as the Borrowers and the Agent agree in writing on the application of such Net Cash Proceeds, and upon such agreement such Net Cash Proceeds shall be applied in accordance with such agreement, and (y) 60 days after the receipt of any such Net Cash Proceeds, at which time such Net Cash Proceeds shall be applied in accordance with Section 2.05(d). Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(iii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or upon an Equity Issuance or series of related Equity Issuances that results in a Change of Control, the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(v) Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, up to $250,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within 60 days after the date of receipt of such Net Cash Proceeds, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 360 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv) as applicable.

(vi) The Administrative Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or other electronic transmission) of any prepayment pursuant to Section 2.05(c)(i), (ii), (iii) and (iv) hereunder (A) in the case of any prepayment of a Reference Rate Loan, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment and (B) in the case of any prepayment of a LIBOR Rate Loan, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment.

(d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii) and (c)(iv) above shall be applied on a pro rata basis to the Term Loan and the Delayed Draw Term Loans against the remaining installments of principal of the Term Loan and the Delayed Draw Term Loans (for the avoidance of doubt, any amount that is due and payable on the Final Maturity Date shall constitute an installment). Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.06(b) and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06 Fees.

(a) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter.

(b) Applicable Prepayment Premium. In the event of (i) an optional prepayment of the Loans pursuant to Section 2.05(b)(i), (ii) a mandatory prepayment of the Loans pursuant to Section 2.05(c)(iii) or (iii) the termination of this Agreement at any time on or prior to the third anniversary of the Effective Date, for any reason, including (A) termination of this Agreement upon the election of the Required Lenders after the occurrence and during the continuation of an Event of Default (or, in the case of the occurrence of any Event of Default described in Section 9.01(f) or Section 9.01(g), automatically upon the occurrence thereof), (B) foreclosure and sale of Collateral, (C) sale of Collateral in any Insolvency Proceeding, or (D) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Agents and the Lenders, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Prepayment Premium, measured as of the date of such termination. Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated for any reason, including because of default, sale, disposition or encumbrance (including that by operation of law or otherwise), the Applicable Prepayment Premium will also be due and payable as though said indebtedness was voluntarily prepaid and shall constitute part of the Obligations. Any Applicable Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Loan Parties agree that it is reasonable under the circumstances currently existing. The Applicable Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH OF THE LOAN PARTIES EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each Loan Party expressly agrees that: (1) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (2) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (3) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium; and (4) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that its agreement to pay the Applicable Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loans.

(c) Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents; provided, that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for more than two (2) such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations during any calendar year.

Section 2.07 LIBOR Option.

(a) The Borrowers may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate (the “LIBOR Option”) by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least

3 Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a LIBOR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the last day of the then current Interest Period (the “LIBOR Deadline”). Notice of the Borrowers’ election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a LIBOR Notice prior to the LIBOR Deadline. Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each LIBOR Notice shall be irrevocable and binding on the Borrowers.

(b) Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(c). On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the LIBOR Rate and the Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than three (3) LIBOR Rate Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof.

(d) The Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e) Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

Section 2.08 Funding Losses. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09 Taxes. (a) Any and all payments by or on account of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law. If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)), (i) the applicable Withholding Agent shall make such deductions and (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions (including deductions applicable to additions sums payable under this Section 2.09) such Secured Party (or such Transferee receives the amount equal to the sum it would have received had no such deductions been made.

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d) Each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) agrees that it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Administrative Borrower and Agents one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agents and the Borrowers that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Lender (or Transferee) shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Borrower or any Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.09, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.09(d) that such Non-U.S. Lender is not legally able to deliver. Each Lender that is a U.S. Person shall provide the Administrative Borrower and Agents one properly completed and duly executed copy of U.S. Internal Revenue Service Form W-9 on or before such Lender becomes a party to this Agreement, and promptly upon request from the Administrative Borrower or Agents at any time in the future.

(e) Any Secured Party (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Secured Party (or Transferee) to disclose any information such Secured Party (or Transferee) deems confidential and would not, in the sole determination of such Secured Party (or Transferee), be otherwise disadvantageous to such Secured Party (or Transferee).

(f) If any Secured Party (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has made an indemnity payment or paid additional amounts, pursuant to this Section 2.09, it shall promptly notify the Administrative Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Administrative Borrower, make a claim to such Governmental Authority for such refund at the

Loan Parties’ expense. If any Secured Party (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has made an Indemnity payment or paid additional amounts pursuant to this Section 2.09, it shall within 30 days from the date of such receipt pay over such refund to the Administrative Borrower, net of all out-of-pocket expenses of such Secured Party (or Transferee).

(g) If a payment made to a Lender (or Transferee) or any Agent under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender (or Transferee) or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender (or Transferee) or Agent shall deliver to the Administrative Borrower and the Agents at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Agents such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Agents as may be necessary for the Administrative Borrower and the Agents to comply with their obligations under FATCA and to determine that such Lender (or Transferee) or Agent has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Any forms, certifications or other documentation under this clause (g) shall be delivered by each Lender (or Transferee) and each Agent.

(h) The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.10 Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b) If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.11 Changes in Law; Impracticability or Illegality.

(a) The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws or changes relating to Excluded Taxes) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).

(b) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder, and (ii) the Borrowers shall not be entitled to elect the LIBOR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.

(c) The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;

JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the

Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.03 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed Obligations. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar quarter, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such quarter, the amounts and dates of all Loans made to the Borrowers during such quarter, the amounts and dates of all payments on account of the Loans to the Borrowers during such quarter and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such quarter, and the amount and nature of any charges to the Loan Account made during such quarter on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

Section 4.02 Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof:

(a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Loans until paid in full; (vi) sixth, ratably to pay principal of the Loans until paid in full; and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

(c) For purposes of Section 4.03(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, reasonable out-of-pocket professional fees for which an invoice has been presented, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and reasonable out-of-pocket expense reimbursements for which an invoice has been presented, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.

Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c) [Intentionally omitted].

(d) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(e) This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 4.05 Administrative Borrower; Joint and Several Liability of the Borrowers.

(a) Each Borrower hereby irrevocably appoints TPI Composites, Inc. as the borrowing agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b) Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(c) The provisions of this Section 4.05 are made for the benefit of the Agents (including any sub-agent thereof), the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations (other than Contingent Indemnity Obligations) shall have been paid in full or otherwise fully satisfied.

(d) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations (other than Contingent Indemnity Obligations) have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations (other than Contingent Indemnity Obligations).

ARTICLE V

CONDITIONS TO LOANS

Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i) a Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii) a UCC Filing Authorization Letter, together with evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

(iii) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);

(iv) a Perfection Certificate;

(v) the Disbursement Letter;

(vi) the Fee Letter;

(vii) the Intercompany Subordination Agreement;

(viii) a Management Rights Agreement between the Parent and each Lender that is intended to qualify as a venture capital operating company under the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101 (each a “VCOC Management Rights Agreement”);

(ix) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);

(x) a certificate of the chief financial officer of the Parent attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(bb)(ii);

(xi) a certificate of the chief financial officer of the Parent, certifying that the Loan Parties on a consolidated basis are Solvent (after giving effect to the Loans made on the Effective Date);

(xii) a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) the attached copies of the Material Contracts as in effect on the Effective Date are true, complete and correct copies thereof and (B) such agreements remain in full force and effect and that none of the Loan Parties is in breach or default of any of its obligations under such agreements;

(xiii) a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such jurisdictions;

(xiv) an opinion of Goodwin Procter LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(xv) evidence of the insurance coverage required by Section 7.01 and the terms of the Security Agreement;

(xvi) [intentionally omitted];

(xvii) [intentionally omitted];

(xviii) evidence of the payment in full of all Indebtedness under the Existing Credit Facilities, together with (A) a termination and release agreement with respect to each Existing Credit Facility (in the case of the GE China Loan and the GE Iowa Loan, only with respect to the relevant sections of the applicable supply agreements with GE) and all related documents, duly executed by the Loan Parties and the Existing Lenders, (B) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (C) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

(xix) [intentionally omitted];

(xx) evidence satisfactory to the Agents that a Process Agent has been properly appointed by each Loan Party in accordance with Section 12.10(b);

(xxi) evidence satisfactory to the Agents that the existing equity holders of the Parent have waived or deferred in writing, on terms acceptable to the Agents, any applicable redemption rights under the Eighth Amended and Restated Certificate of Incorporation of the Parent until the Obligations have been paid in full and all Commitments hereunder have been terminated; and

(xxii) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e) Material Adverse Effect. The Collateral Agent shall have reasonably determined that no event or development shall have occurred since December 31, 2013 which could reasonably be expected to have a Material Adverse Effect.

(f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

(g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(h) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party.

(i) Waiver under Turkey Supply Agreement. The Agents shall have received a copy of a letter or other agreement, in form and substance satisfactory to the Agents, executed by General Electric International, Inc. and waiving all defaults existing as of the Effective Date under the Supply Agreement dated as of December 21, 2011, by and among General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S., as such agreement has been amended or otherwise modified from time to time.

(j) Pro Forma Balance Sheet. The Agents shall have received consolidated and consolidating balance sheets of the Parent and its Subsidiaries giving pro forma effect to the transactions contemplated hereby to occur on the Effective Date and in form and substance satisfactory to the Agents.

Section 5.02 Conditions Precedent to Delayed Draw Term Loans. The obligation of any Agent or any Lender to make any Delayed Draw Term Loan hereunder is subject to:

(a) the receipt by the Agents of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of the Delayed Draw Term Loans are being used for a Permitted Project and are in compliance with the budget for such Permitted Project set forth on Schedule 1.01(C) (as such schedule may be updated from time to time in accordance with the terms of this Agreement) and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Required Lenders;

(b) a certificate of the chief financial officer of the Parent, certifying that the Loan Parties on a consolidated basis are Solvent (after giving effect to the Delayed Draw Term Loans to be made on such date);

(c) a certificate of the chief financial officer of the Parent setting forth in reasonable detail the calculations required to establish, on a pro forma basis after giving effect to the Delayed Draw Term Loans to be made on such date, compliance with each of the financial covenants contained in Section 7.03 for the next four fiscal quarters;

(d) the Required Lenders shall be reasonably satisfied that there are committed take or pay contracts that will provide sufficient revenue to support the Permitted Project being financed with such Delayed Draw Term Loan; and

(e) the Borrowers shall have Qualified Cash in an amount equal to or greater than $3,000,000 immediately prior to giving effect to the making of the proposed Delayed Draw Term Loan.

Section 5.03 Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.06 and Section 12.04 hereof.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers’ acceptance of the proceeds of such Loan, that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.03 have been satisfied as of the date of such request.

(c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

(e) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

Section 5.04 Conditions Subsequent to Effectiveness. The Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.04):

(a) within 60 days after the Effective Date (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received Cash Management Agreements, each in form and substance satisfactory to the Collateral Agent, with respect to the Cash Management Accounts;

(b) within 45 days after the Effective Date (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received an executed and legally valid and binding pledge agreement governed by the laws of Mexico with respect to 65% of the voting Equity Interests of any Foreign Subsidiary that is domiciled in Mexico and owned by a Loan Party and 100% of all other Equity Interests of such Foreign Subsidiary;

(c) within 45 days after the Effective Date (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received an executed and legally valid and binding pledge agreement governed by the laws of Turkey with respect to 65% of the voting Equity Interests of any Foreign Subsidiary that is domiciled in Turkey and owned by a Loan Party and 100% of all other Equity Interests of such Foreign Subsidiary;

(d) within 45 days after the Effective Date (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received a landlord waiver, in form and substance satisfactory to the Collateral Agent, executed by each landlord with respect to the properties located at (i) at 8501 N. Scottsdale Road, Suite 280, Scottsdale, Arizona, (ii) 2300 North 33rd Avenue East, Newton, Iowa, (iii) 373 Market Street, Warren, Rhode Island, (iv) 4800 Avenida Creel, Santa Teresa, New Mexico, (v) Lot 1A, Block 2, Verde Logistics Industrial Park Phase I, Santa Teresa, New Mexico and (vi) Lots 1A, 9, 10, and 11, Block 3, Santa Teresa Intermodal Park Phase 1, Dona Ana County, New Mexico; and

(e) within 30 days after the Effective Date (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received insurance endorsements as to the named insureds or loss payees under the Loan Parties’ insurance policies as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice (or 10 days in the case of non-payment) to the Collateral Agent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, (i) the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e), (ii) all of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and, except with respect to the Equity Interests of the Parent as described in further detail on Schedule 6.01(e), the holders thereof are not entitled to any preemptive, first refusal or other similar rights, (iii) all Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens), and (iv) except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries.

(f) Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g) Financial Statements.

(i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (adjusted as applicable in accordance with Schedule 1.01(B)). All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2013, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) The Parent has heretofore furnished to each Agent and each Lender (A) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from January 1, 2014 through December 31, 2014, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2015 through 2018, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vi).

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law, or (iii) any material term of any material Contractual Obligation (including, without limitation, any

Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder.

(i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.

(j) Taxes, Etc. (i) All foreign, Federal and material provincial, state and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and (ii) all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party in an aggregate amount for all such taxes, assessments and other governmental charges exceeding $500,000 and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l) Nature of Business. No Loan Party is engaged in any business other than the business of owning and operating all existing business operations of Parent and its Subsidiaries conducted as of the Effective Date, and all business operations reasonably related thereto.

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

(o) Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

(p) Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

(q) Environmental Matters. Except as set forth on Schedule 6.01(q), (i) the operations of each Loan Party are in compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(r) Insurance. Each Loan Party maintains the insurance and required services and financial assurance as required by law and as required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

(s) Use of Proceeds.

(i) The proceeds of the Term Loan shall be used to (a) refinance the Existing Credit Facilities and other existing indebtedness of the Borrowers in the amounts set forth in the annex to the Disbursement Letter, (b) pay fees and expenses in connection with the transactions contemplated hereby, (c) fund capital expenditures and (d) fund working capital of the Borrowers.

(ii) The proceeds of the Delayed Draw Term Loans shall be used to finance Permitted Projects and for other purposes to be agreed by the Required Lenders at the time of the making of such Delayed Draw Term Loans.

(t) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Loan Parties on a consolidated basis are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(u) Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; (ii) each material work of authorship owned by each Loan party and which is not Registered Intellectual Property, and (iii) each material Intellectual Property Contract to which each Loan Party is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms and (ii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto, in each case that would give rise to the right to terminate such Material Contract.

(w) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, in each case which could reasonably be expected to have a Material Adverse Effect; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

(y) Anti-Money Laundering and Anti-Terrorism Laws.

(i) None of the Loan Parties, nor any Affiliate of any of the Loan Parties, has violated or is in violation of any of the Anti-Money Laundering and Anti-Terrorism Laws or has engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Money Laundering and Anti-Terrorism Laws.

(ii) None of the Loan Parties, nor any Affiliate of any of the Loan Parties, nor, to the knowledge of any Loan Party, any officer, director or principal shareholder or owner of any of the Loan Parties, nor any of the Loan Parties’ respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person.

(iii) None of the Loan Parties, nor, to the knowledge of any Loan Party, any of their agents acting in any capacity in connection with the Loans or other transactions hereunder, (A) conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any OFAC Sanctions Programs.

(z) Anti-Bribery and Anti-Corruption Laws.

(i) The Loan Parties are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the “Anti-Corruption Laws”).

(ii) None of the Loan Parties has at any time:

(A) offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, “Foreign Official”), for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or

(B) acted or attempted to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.

(iii) To the knowledge of the Loan Parties, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Loan Parties or any of their respective current or former directors, officers, employees, stockholders or agents, or other persons acting or purporting to act on their behalf.

(iv) The Loan Parties have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.

(bb) Full Disclosure.

(i) Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

(ii) Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Parent is not aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect.

(cc) Permitted Projects. Set forth on Schedule 1.01(C) (as such schedule may be updated from time to time pursuant to the terms of this Agreement) is a detailed description of the budget of the funding requirements and timing of such funding requirements of the Permitted Projects, and such schedule has been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such schedule was prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such schedule was furnished to the Lenders, and Parent is not aware of any facts or information that would lead it to believe that such schedule is incorrect or misleading in any material respect.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES

Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to each Agent and each Lender:

(i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and together with a summary overview of the results of operations for such fiscal month and a telephone call with an Authorized Officer to discuss all of the foregoing;

(ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and together with a Narrative Report with respect thereto;

(iii) as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (it being understood and that KPMG is satisfactory to the Agents as of the Effective Date) (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default as a result of a breach of Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of such an Event of Default, describing the nature thereof and together with a Narrative Report with respect thereto;

(iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (a “Compliance Certificate”):

(A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and (2) including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party and all material insurance coverage planned to be maintained by any Loan Party, together with such other related documents and information as the Administrative Agent may reasonably require, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i) and (3) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(v) as soon as available and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (A) listing all Accounts of the Loan Parties as of such day, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, and such other information as any Agent may request, (B) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable, and such other information as any Agent may request and (C) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by value thereof (by location), and such other information as any Agent may request, all in detail and in form satisfactory to the Agents;

(vi) (A) as soon as available and in any event not later than the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (1) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries, (2) attaching the annual business and financial plan of the Parent and its Subsidiaries, in form and substance reasonably satisfactory to the Agents, and (3) certifying that the representations and warranties set forth in Section 6.01(bb)(ii) are true and correct with respect to the Projections, and (B) from time to time an updated budget of the funding requirements and timing of such funding requirements for any Permitted Project, which updated budget (if accepted by the Required Lenders in their sole discretion and in writing) shall supplement and supersede Schedule 1.01(C) previously delivered to the Agents;

(vii) reasonably promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

(viii) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(ix) (A) reasonably promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) reasonably promptly and in any event within 5 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) reasonably promptly and in any event within 10 Business Days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) reasonably promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) reasonably promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) reasonably promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

(x) reasonably promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xi) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

(xii) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiii) reasonably promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign)

securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;

(xiv) reasonably promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xv) reasonably promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers’ compliance with Section 7.02(q);

(xvi) no later than 5 Business Days after the end of each month, a monthly metrics report for the preceding month with respect to each Permitted Project; and

(xvii) reasonably promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

(b) Additional Borrowers, Guarantors and Collateral Security. Cause:

(i) each Subsidiary of any Loan Party not in existence on the Effective Date, and each Subsidiary of any Loan Party which is a non-borrowing Subsidiary on the Effective Date or upon formation or acquisition but later ceases to be a non-borrowing Subsidiary, to execute and deliver to the Collateral Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii) each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.

Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent (including, without limitation, an execution and delivery of a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary if (x) such Foreign Subsidiary is domiciled in Mexico, such pledge to be delivered within 45 days after the Effective Date or formation or acquisition, as applicable, of such Subsidiary, or (y) upon the request of the Collateral Agent, if (1) such Foreign Subsidiary (on a consolidated basis with its Subsidiaries) is a Significant Subsidiary or (2) an Event of Default has occurred and is continuing, such pledge to be delivered within 45 days of the end of the first fiscal quarter such Foreign Subsidiary became a Significant Subsidiary or upon the occurrence of an Event of Default) or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party.

(c) Compliance with Laws; Payment of Taxes.

(i) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law (including, without limitation, all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).

(ii) Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries in an aggregate amount for all such taxes, assessments and other governmental charges exceeding $250,000, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f); provided that, in the absence of a continuing Event of Default, such Person is given a reasonable opportunity to be present at any such discussion.

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent and the Collateral Agent acknowledges that the insurance existing on the Effective Date as described on Schedule 6.01(r) is satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral

Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Agents written notice within 5 days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to have a Material Adverse Effect.

(k) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l) Landlord Waivers; Collateral Access Agreements.

(i) Within 45 days after the Effective Date, deliver a collateral access agreement, in form and substance satisfactory to the Collateral Agent, executed by each Person who on the Effective Date possesses Inventory of any Loan Party having a value in excess of $1,000,000.

(ii) At any time after the Effective Date, any Collateral with a book value in excess of $1,000,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent.

(m) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any fee interest in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $500,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n) Anti-Bribery and Anti-Corruption Laws. Maintain, and cause each of its Subsidiaries to maintain, anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.

(o) Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Agents and the Lenders at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders. In addition, senior management of the Parent shall participate in quarterly telephonic meetings with the Agents and the Lenders at such time as may be agreed to by the Administrative Borrower and the Agents or the Required Lenders.

(p) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions.

(i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (A) any Loan Party may be merged, consolidated or amalgamated with any Borrower so long as a Borrower is the surviving entity, (B) any Loan Party that is not a Borrower may be merged, consolidated or amalgamated with another Loan Party that is not a Borrower, (C) any wholly-owned Subsidiary of any Loan Party that is not a Loan Party may be merged, consolidated or amalgamated with any Loan Party so long as a Loan Party is the surviving entity and (D) any wholly-owned Subsidiary of a Loan Party that is not a Loan Party may merge, consolidate or amalgamate with another wholly-owned Subsidiary of a Loan Party that is not a Loan Party, in each case so long as (I) no other provision of this Agreement would be violated thereby, (II) the Administrative Borrower gives the Agents at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, but not limited to, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (III) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (IV) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation; and

(ii) make any Disposition, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

(e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g) Capital Expenditures.

(i) Except with respect to any Permitted Project, make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period set forth in the table below to exceed the amount set forth opposite such fiscal period:

Period	Capital Expenditure
The 12 months ended December 31, 2014	$10,300,000
The 12 months ended December 31, 2015	$1,500,000
The 12 months ended December 31, 2016	$2,400,000
The 12 months ended December 31, 2017	$2,100,000
The 6 months ended June 30, 2018	$1,100,000

(ii) With respect to any Permitted Project, make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) in respect of such Permitted Project that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries with respect to such Permitted Project to exceed the amount set forth in Schedule

1.01(C); provided, however, that the amount of Capital Expenditures permitted to be made in any fiscal period under this Section 7.02(g)(ii) with respect to any Permitted Project may be increased as follows: if the amount of the Capital Expenditures permitted to be made in any fiscal period as set forth in Schedule 1.01(C) for a Permitted Project is greater than the actual amount of the Capital Expenditures actually made in such fiscal period for such Permitted Project (the amount by which such permitted Capital Expenditures for such fiscal period exceeds the actual amount of Capital Expenditures for such fiscal period, the “Excess Amount”), then such Excess Amount (such amount, the “Carry-Over Amount”) may be carried forward to the next succeeding fiscal period (the “Succeeding Fiscal Period”) solely with respect to such Permitted Project; provided that the Carry-Over Amount applicable to a particular Succeeding Fiscal Period may not be carried forward to another fiscal period. Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period with respect to any Permitted Project shall be deemed to reduce first, the amount set forth in Schedule 1.01(C) with respect to such Permitted Project for such fiscal period, and then, the Carry-Over Amount for such Permitted Project.

(h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $250,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, and (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,

(iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D) in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E) customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(G) customary restrictions in contracts that prohibit the assignment of such contract.

(l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof and (v)

any restrictions on any Subsidiary under any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness with an outstanding aggregate principal amount in excess of $100,000 or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse in any material respect to the Lenders or the issuer of such Indebtedness in any respect;

(ii) except for the Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii) amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; or

(iv) agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Subsidiaries or the Agents and the Lenders.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

(p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws.

(q) Anti-Money Laundering and Anti-Terrorism Laws.

(i) None of the Loan Parties, nor any of their Affiliates or agents, shall:

(A) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the OFAC Sanctions Programs;

(C) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or

(D) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws.

(ii) None of the Loan Parties, nor any Affiliate of any of the Loan Parties, nor any officer, director or principal shareholder or owner of any of the Loan Parties, nor any of the Loan Parties’ respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, shall be or shall become a Blocked Person.

(r) Anti-Bribery and Anti-Corruption Laws. None of the Loan Parties shall:

(i) offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or

(ii) act or attempt to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.

(s) Overhead Allocations. Change their methodology of allocating corporate overhead to the Parent from the methodology in effect on the Effective Date without the prior written consent of the Administrative Agent.

Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) North America Consolidated EBITDA. Permit North America Consolidated EBITDA for any period of 12 consecutive fiscal months of the North America Subsidiaries ending on the last day of a fiscal month or fiscal quarter, as applicable, set forth below to be less than the amount set forth opposite such date:

Fiscal Period End	North America Consolidated EBITDA
Fiscal Month Ending September 30, 2014	$9,800,000
Fiscal Month Ending October 31, 2014	$9,070,000
Fiscal Month Ending November 30, 2014	$8,330,000
Fiscal Month Ending December 31, 2014	$7,600,000
Fiscal Month Ending January 31, 2015	$7,460,000
Fiscal Month Ending February 28, 2015	$7,320,000
Fiscal Month Ending March 31, 2015	$7,180,000

Fiscal Period End	North America Consolidated EBITDA
Fiscal Month Ending April 30, 2015	$9,110,000
Fiscal Month Ending May 31, 2015	$11,040,000
Fiscal Month Ending June 30, 2015	$12,980,000
Fiscal Month Ending July 31, 2015	$14,020,000
Fiscal Month Ending August 31, 2015	$15,060,000
Fiscal Month Ending September 30, 2015	$16,100,000
Fiscal Month Ending October 31, 2015	$16,680,000
Fiscal Month Ending November 30, 2015	$17,260,000
Fiscal Month Ending December 31, 2015	$17,840,000
Fiscal Month Ending January 31, 2016	$17,840,000
Fiscal Month Ending February 29, 2016	$17,840,000
Fiscal Month Ending March 31, 2016	$18,770,000
Fiscal Month Ending April 30, 2016	$18,770,000
Fiscal Month Ending May 31, 2016	$18,770,000
Fiscal Month Ending June 30, 2016	$20,320,000
Fiscal Month Ending July 31, 2016	$20,320,000
Fiscal Month Ending August 31, 2016	$20,320,000
Fiscal Month Ending September 30, 2016	$21,970,000
Fiscal Month Ending October 31, 2016	$21,970,000
Fiscal Month Ending November 30, 2016	$21,970,000
Fiscal Month Ending December 31, 2016	$24,000,000
Fiscal Quarter Ending March 31, 2017	$24,870,000
Fiscal Quarter Ending June 30, 2017	$25,740,000

Fiscal Period End	North America Consolidated EBITDA
Fiscal Quarter Ending September 30, 2017	$26,610,000
Fiscal Quarter Ending December 31, 2017	$27,480,000
Fiscal Quarter Ending March 31, 2018	$27,480,000
Fiscal Quarter Ending June 30, 2018	$27,480,000

(b) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for any period of 12 consecutive fiscal months of the Parent and its Subsidiaries ending on the last day of a fiscal month or fiscal quarter, as applicable, set forth below to be less than the amount set forth opposite such date:

Fiscal Period End	Consolidated EBITDA
Fiscal Month Ending September 30, 2014	$12,260,000
Fiscal Month Ending October 31, 2014	$12,870,000
Fiscal Month Ending November 30, 2014	$13,490,000
Fiscal Month Ending December 31, 2014	$14,100,000
Fiscal Month Ending January 31, 2015	$13,940,000
Fiscal Month Ending February 28, 2015	$13,790,000
Fiscal Month Ending March 31, 2015	$13,630,000
Fiscal Month Ending April 30, 2015	$15,540,000
Fiscal Month Ending May 31, 2015	$17,450,000
Fiscal Month Ending June 30, 2015	$19,360,000
Fiscal Month Ending July 31, 2015	$21,480,000
Fiscal Month Ending August 31, 2015	$23,610,000
Fiscal Month Ending September 30, 2015	$25,740,000
Fiscal Month Ending October 31, 2015	$27,770,000
Fiscal Month Ending November 30, 2015	$29,800,000

Fiscal Period End	Consolidated EBITDA
Fiscal Month Ending December 31, 2015	$31,830,000
Fiscal Month Ending January 31, 2016	$31,830,000
Fiscal Month Ending February 29, 2016	$31,830,000
Fiscal Month Ending March 31, 2016	$42,880,000
Fiscal Month Ending April 30, 2016	$42,880,000
Fiscal Month Ending May 31, 2016	$42,880,000
Fiscal Month Ending June 30, 2016	$51,100,000
Fiscal Month Ending July 31, 2016	$51,100,000
Fiscal Month Ending August 31, 2016	$51,100,000
Fiscal Month Ending September 30, 2016	$53,360,000
Fiscal Month Ending October 31, 2016	$53,360,000
Fiscal Month Ending November 30, 2016	$53,360,000
Fiscal Month Ending December 31, 2016	$55,030,000
Fiscal Quarter Ending March 31, 2017	$58,620,000
Fiscal Quarter Ending June 30, 2017	$62,210,000
Fiscal Quarter Ending September 30, 2017	$65,790,000
Fiscal Quarter Ending December 31, 2017	$69,380,000
Fiscal Quarter Ending March 31, 2018	$69,380,000
Fiscal Quarter Ending June 30, 2018	$69,380,000

(c) North America Leverage Ratio. Permit the North America Leverage Ratio for any period of 12 consecutive fiscal months of the North America Subsidiaries ending on the last day of a fiscal month or fiscal quarter, as applicable, set forth below to be greater than the ratio set forth opposite such date:

Fiscal Period End	North America Leverage Ratio
Fiscal Month Ending September 30, 2014	5.68 to 1.00

Fiscal Month Ending October 31, 2014	6.63 to 1.00

Fiscal Month Ending November 30, 2014	7.57 to 1.00

Fiscal Month Ending December 31, 2014	8.51 to 1.00

Fiscal Month Ending January 31, 2015	8.61 to 1.00

Fiscal Month Ending February 28, 2015	8.71 to 1.00

Fiscal Month Ending March 31, 2015	8.81 to 1.00

Fiscal Month Ending April 30, 2015	7.40 to 1.00

Fiscal Month Ending May 31, 2015	6.00 to 1.00

Fiscal Month Ending June 30, 2015	4.59 to 1.00

Fiscal Month Ending July 31, 2015	4.27 to 1.00

Fiscal Month Ending August 31, 2015	3.95 to 1.00

Fiscal Month Ending September 30, 2015	3.63 to 1.00

Fiscal Month Ending October 31, 2015	3.48 to 1.00

Fiscal Month Ending November 30, 2015	3.33 to 1.00

Fiscal Month Ending December 31, 2015	3.18 to 1.00

Fiscal Month Ending January 31, 2016	3.18 to 1.00

Fiscal Month Ending February 29, 2016	3.18 to 1.00

Fiscal Month Ending March 31, 2016	2.92 to 1.00

Fiscal Month Ending April 30, 2016	2.92 to 1.00

Fiscal Month Ending May 31, 2016	2.92 to 1.00

Fiscal Month Ending June 30, 2016	2.66 to 1.00

Fiscal Month Ending July 31, 2016	2.66 to 1.00

Fiscal Month Ending August 31, 2016	2.66 to 1.00

Fiscal Month Ending September 30, 2016	2.40 to 1.00

Fiscal Month Ending October 31, 2016	2.40 to 1.00

Fiscal Month Ending November 30, 2016	2.40 to 1.00

Fiscal Month Ending December 31, 2016	2.13 to 1.00

Fiscal Quarter Ending March 31, 2017	2.03 to 1.00

Fiscal Quarter Ending June 30, 2017	1.93 to 1.00

Fiscal Quarter Ending September 30, 2017	1.83 to 1.00

Fiscal Quarter Ending December 31, 2017	1.73 to 1.00

Fiscal Quarter Ending March 31, 2018	1.73 to 1.00

Fiscal Quarter Ending June 30, 2018	1.73 to 1.00

(d) Leverage Ratio. Permit the Leverage Ratio of the Parent and its Subsidiaries for any period of 12 consecutive fiscal months of the Parent and its Subsidiaries ending on the last day of a fiscal month or fiscal quarter, as applicable, set forth below to be greater than the ratio set forth opposite such date:

Fiscal Period End	Leverage Ratio
Fiscal Month Ending September 30, 2014	8.58 to 1.00

Fiscal Month Ending October 31, 2014	8.38 to 1.00

Fiscal Month Ending November 30, 2014	8.18 to 1.00

Fiscal Month Ending December 31, 2014	7.98 to 1.00

Fiscal Month Ending January 31, 2015	7.98 to 1.00

Fiscal Month Ending February 28, 2015	7.97 to 1.00

Fiscal Month Ending March 31, 2015	7.97 to 1.00

Fiscal Month Ending April 30, 2015	7.17 to 1.00

Fiscal Month Ending May 31, 2015	6.37 to 1.00

Fiscal Month Ending June 30, 2015	5.57 to 1.00

Fiscal Month Ending July 31, 2015	5.14 to 1.00

Fiscal Month Ending August 31, 2015	4.71 to 1.00

Fiscal Month Ending September 30, 2015	4.28 to 1.00

Fiscal Month Ending October 31, 2015	3.99 to 1.00

Fiscal Month Ending November 30, 2015	3.69 to 1.00

Fiscal Month Ending December 31, 2015	3.40 to 1.00

Fiscal Month Ending January 31, 2016	3.40 to 1.00

Fiscal Month Ending February 29, 2016	3.40 to 1.00

Fiscal Month Ending March 31, 2016	2.96 to 1.00

Fiscal Month Ending April 30, 2016	2.96 to 1.00

Fiscal Month Ending May 31, 2016	2.96 to 1.00

Fiscal Month Ending June 30, 2016	2.51 to 1.00

Fiscal Month Ending July 31, 2016	2.51 to 1.00

Fiscal Month Ending August 31, 2016	2.51 to 1.00

Fiscal Month Ending September 30, 2016	2.07 to 1.00

Fiscal Month Ending October 31, 2016	2.07 to 1.00

Fiscal Month Ending November 30, 2016	2.07 to 1.00

Fiscal Month Ending December 31, 2016	1.62 to 1.00

Fiscal Quarter Ending March 31, 2017	1.55 to 1.00

Fiscal Quarter Ending June 30, 2017	1.48 to 1.00

Fiscal Quarter Ending September 30, 2017	1.41 to 1.00

Fiscal Quarter Ending December 31, 2017	1.34 to 1.00

Fiscal Quarter Ending March 31, 2018	1.34 to 1.00

Fiscal Quarter Ending June 30, 2018	1.34 to 1.00

(e) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for any period of 12 consecutive fiscal months of the Parent and its Subsidiaries on the last day of a fiscal month or fiscal quarter, as applicable, set forth below to be less than the ratio set forth opposite such date:

Fiscal Period End	Fixed Charge Coverage Ratio
Fiscal Month Ending September 30, 2014	1.68 to 1.00

Fiscal Month Ending October 31, 2014	1.76 to 1.00

Fiscal Month Ending November 30, 2014	1.85 to 1.00

Fiscal Month Ending December 31, 2014	1.93 to 1.00

Fiscal Month Ending January 31, 2015	1.81 to 1.00

Fiscal Month Ending February 28, 2015	1.69 to 1.00

Fiscal Month Ending March 31, 2015	1.57 to 1.00

Fiscal Month Ending April 30, 2015	1.65 to 1.00

Fiscal Month Ending May 31, 2015	1.73 to 1.00

Fiscal Month Ending June 30, 2015	1.81 to 1.00

Fiscal Month Ending July 31, 2015	1.92 to 1.00

Fiscal Month Ending August 31, 2015	2.02 to 1.00

Fiscal Month Ending September 30, 2015	2.13 to 1.00

Fiscal Month Ending October 31, 2015	2.18 to 1.00

Fiscal Month Ending November 30, 2015	2.24 to 1.00

Fiscal Month Ending December 31, 2015	2.29 to 1.00

Fiscal Month Ending January 31, 2016	2.29 to 1.00

Fiscal Month Ending February 29, 2016	2.29 to 1.00

Fiscal Month Ending March 31, 2016	2.39 to 1.00

Fiscal Month Ending April 30, 2016	2.39 to 1.00

Fiscal Month Ending May 31, 2016	2.39 to 1.00

Fiscal Month Ending June 30, 2016	2.49 to 1.00

Fiscal Month Ending July 31, 2016	2.49 to 1.00

Fiscal Month Ending August 31, 2016	2.49 to 1.00

Fiscal Month Ending September 30, 2016	2.60 to 1.00

Fiscal Month Ending October 31, 2016	2.60 to 1.00

Fiscal Month Ending November 30, 2016	2.60 to 1.00

Fiscal Month Ending December 31, 2016	2.70 to 1.00

Fiscal Quarter Ending March 31, 2017	2.70 to 1.00

Fiscal Quarter Ending June 30, 2017	2.70 to 1.00

Fiscal Quarter Ending September 30, 2017	3.49 to 1.00

Fiscal Quarter Ending December 31, 2017	3.75 to 1.00

Fiscal Quarter Ending March 31, 2018	3.75 to 1.00

Fiscal Quarter Ending June 30, 2018	3.75 to 1.00

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS

AND OTHER COLLATERAL MATTERS

Section 8.01 Cash Management Arrangements. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.

(b) Within 60 days after the Effective Date (or such later date as agreed by the Collateral Agent), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account and the Loan Parties shall not thereafter maintain, and shall not permit any of their Domestic Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c) Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Collateral Agent’s direction be wired each Business Day into the Administrative Agent’s Account, except that, so long as no Event of Default has occurred and is continuing, the Collateral Agent will not direct a Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Account.

(d) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 60 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01 Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a) any Borrower shall fail to pay, (i) any principal of or interest on any Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and in the case of this clause (ii), such non-payment continues for a period of three (3) Business Days after the due date therefor;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect

(or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 5.04, Section 7.01(a), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.02 or Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party;

(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Loan Party has actual knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e) the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $1,000,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) the Parent or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i) any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason (other than as a result of any action or inaction of the Collateral Agent based upon timely receipt of information regarding the Loan Parties as required by the Loan Documents) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

(j) one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $1,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k) the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 consecutive Business Days and such cessation results in cessation of such Person’s revenues (which is not otherwise covered by insurance);

(l) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (after giving effect to any applicable insurance policies for which coverage has not been denied);

(m) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n) the indictment of the Parent or any of its Subsidiaries or any Authorized Officer thereof under any criminal statute, or commencement of criminal or civil proceedings against the Parent or any of its Subsidiaries or any Authorized Officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(o) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party’s or any of its ERISA Affiliates’ annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

(p) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

(q) a Change of Control shall have occurred; or

(r) a Material Adverse Effect shall have occurred;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Prepayment Premium (if any) with respect to the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other

Loan Documents, including, without limitation, the Applicable Prepayment Premium (if any), shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

Section 9.02 Cure Right. In the event that the Loan Parties fail to comply with the requirements of the financial covenants set forth in Section 7.03(a) and/or Section 7.03(c) for any fiscal month or fiscal quarter, as applicable, until the date on which financial statements are required to be delivered with respect to the applicable fiscal month or quarter hereunder, the Parent shall have the right to use an amount of the Consolidated EBITDA of the Parent and its Subsidiaries and allocate such amount to the North America Consolidated EBITDA for the purpose of Section 7.03(a) and/or Section 7.03(c), and such amount of allocated Consolidated EBITDA shall (i) increase North America Consolidated EBITDA with respect to such applicable fiscal month or quarter, as applicable, and (ii) decrease Consolidated EBITDA with respect to such applicable fiscal month or quarter, as applicable (the “Cure Right”); provided that (a) after giving effect to any such decrease in Consolidated EBITDA as described in clause (ii) above, the Loan Parties shall still be in compliance with the financial covenants set forth in Section 7.03(b) and Section 7.03(d) for such fiscal month or quarter, as applicable, and the Loan Parties shall provide a Compliance Certificate to the Agents and the Lenders demonstrating such compliance, (b) any such allocation of Consolidated EBITDA to North America Consolidated EBITDA does not exceed the aggregate amount necessary to cure such Event of Default under Section 7.03(a) and/or Section 7.03(c) for such period, (c) the Cure Right may only be exercised for up to three fiscal months (consecutive or non-consecutive) during the term of the Loans, and (d) the Cure Right may not be exercised with respect to any period ending after December 31, 2015. If, after giving effect to the foregoing pro forma adjustment, the Loan Parties are in compliance with the financial covenants set forth in Section 7.03, the Loan Parties shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.03 that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.03 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA and North America Consolidated EBITDA referred to in the immediately preceding sentence.

ARTICLE X

AGENTS

Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this

Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02 Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, sub-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X.

Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or the perfection or priority of any Lien thereon. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). No Agent shall in any event be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Except for any action expressly required of an Agent hereunder or other Loan Document to which it is a party, it shall in all cases be fully justified in failing or refusing to act unless it shall receive further assurances to its reasonable satisfaction from the Lenders of their indemnification obligations under Section 10.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of this Agreement or any Loan Document shall require an Agent to take any action that it reasonably believes to be contrary to applicable law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05 Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent for and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement and shall be applicable to sub-agents of the Agents as if they were party hereto.

Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07 Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08 Collateral Matters.

(a) The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the

Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Loans that are Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnification Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

(f) The Collateral Agent shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Collateral Agent shall not be liable for any claims by or on behalf of the Lenders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(g) The Collateral Agent shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Loan Parties, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(h) The Collateral Agent shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Collateral Agent would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Collateral Agent has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the interest of the Lenders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the economic interest of the Lenders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Collateral Agent may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10 No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the

USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11 No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13 Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14 Collateral Custodian. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

Section 10.15 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

ARTICLE XI

GUARANTY

Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses for which an invoice has been presented (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03 Waiver. To the extent permitted by applicable law, each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this

Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06 Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices, Etc.

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

TPI Composites, Inc.

8501 North Scottsdale Road, Suite 280

Scottsdale, AZ 85253

[...***...]

[...***...]

[...***...]

[...***...]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

[...***...]

[...***...]

[...***...]

[...***...]

if to the Administrative Agent or the Collateral Agent, to it at the following address:

Highbridge Principal Strategies, LLC

40 West 57th Street, 33rd Floor

New York, New York 10019

[...***...]

[...***...]

[...***...]

[...***...]

in each case, with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

[...***...]

[...***...]

[...***...]

[...***...]

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent and confirmation received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b) Electronic Communications.

(i) Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii) increase the Total Commitment without the written consent of each Lender;

(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; or

(vi) amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any Permitted Holder or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 2.05(d) and Section 4.03. Notwithstanding anything to the contrary herein, no Defaulting Lender, Loan Party, Permitted Holder or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, Permitted Holder or Affiliate).

(b) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04 Expenses; Taxes; Attorneys’ Fees. The Borrowers will pay on demand, all reasonable out-of-pocket costs and expenses incurred by or on behalf of each Agent and for which an invoice has been presented (and, in the case of clauses (b) through (n) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses (for which an invoice has been presented) of one outside legal counsel for the Agents and the Lenders, plus one legal counsel for each relevant jurisdiction, as necessary, plus, in the case of a conflict of interest or separate defenses available to any Agent or Lender, one additional counsel for each affected party, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any Facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, (m) the rating of the Loans by one or more rating agencies in connection with any Lender’s Securitization, or (n) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07 Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to:

(i) all or a portion of its Term Loan Commitment and any Term Loan made by it with the written consent of the Collateral Agent and, absent an Event of Default, in consultation with the Administrative Borrower (it being understood that such consultation right shall not constitute a consent right), and

(ii) all or a portion of its Delayed Draw Term Loan Commitment and the Delayed Draw Term Loans made by it with the written consent of each Agent and, absent an Event of Default, in consultation with the Administrative Borrower (it being understood that such consultation right shall not constitute a consent right);

provided, however, that no written consent of the Collateral Agent or the Administrative Agent shall be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(c) Assignments shall be subject to the following additional conditions:

(i) Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof).

(ii) The parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender).

(iii) No such assignment shall be made to (A) any Loan Party, any Permitted Holder or any of their respective Affiliates, (B) any Defaulting Lender or any of its

Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) any Ineligible Assignee listed in Part A of Schedule 1.01(D) or (D) so long as no Event of Default has occurred and is continuing, any Ineligible Assignee listed in Part B of Schedule 1.01(D)1.

(d) Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the

[1]	Part A of Schedule 1.01(D) should list competitors, and Part B should list ineligible financial institutions.

“Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(i) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j) Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided, that no participant shall be entitled to receive any greater payment under Section 2.09 or Section 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant.

(l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b) Each Loan Party hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of each Loan Party service of the summons and complaint and any other process which may be served in any action or proceeding described above. Such service may be made by mailing or delivering a copy of such process to each Loan Party, in care of the Process Agent at the address specified above for such Process Agent, and such Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Foreign Loan Party covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, each Loan Party irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 12.01. Nothing in this Section 12.10 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue any Loan Party in the state in which it is organized or incorporated or in any other court having jurisdiction over such Loan Party or (ii) serve process upon any Loan Party in any manner authorized by the laws of any such jurisdiction.

Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15 Indemnification; Limitation of Liability for Certain Damages.

(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent (including any sub-agent thereof) and each other Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable out-of-pocket costs and expenses for which an invoice has been presented (including, without limitation, reasonable attorneys’ fees, costs and expenses for which an invoice has been presented, limited to one outside legal counsel for the Indemnitees, plus one local counsel for each relevant jurisdiction, as necessary, plus, in the case of a conflict of interest, one additional counsel for each affected party) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Indemnitee’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers’ use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this

Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c) No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the fees set forth in the Fee Letter and the Applicable Prepayment Premium, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18 Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective equityholders (including, without limitation, partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Administrative Borrower.

Section 12.20 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Agent and each Lender, after consultation with and consent of the Administrative Borrower, may advertise the closing of the transactions contemplated by this Agreement, and make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender and the Administrative Borrower shall agree to be appropriate.

Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.22 USA PATRIOT Act. Each Agent (or any sub-agent thereof) and each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Agent (or any sub-agent thereof) or such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.23 Third Party Beneficiary. The Loan Parties, each Agent and each Lender hereby acknowledge and agree that any sub-agent of an Agent is an express third-party beneficiary of this Agreement, including, without limitation, Article 10 (other than Sections 10.08, 10.14 and 10.15) and Section 12.15 hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

TPI COMPOSITES, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI CHINA, LLC

By:	TPI Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI IOWA, LLC

By:	TPI Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI ARIZONA, LLC

By:	TPI Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI MEXICO, LLC

By:	TPI Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI TECHNOLOGY, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

GUARANTORS:

COMPOSITE SOLUTIONS, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI COMPOSITES, LLC

By:	TPI, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI MEXICO II, LLC

By:	TPI, Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI TURKEY, LLC

By:	TPI, Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI TURKEY II, LLC

By:	TPI, Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

TPI TURKEY III, LLC

By:	TPI, Composites, Inc.
Its:	Manager

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer and Secretary

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

LENDERS:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN FUND III, L.P.

By: Highbridge Principal Strategies, LLC as Trading Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC as Trading Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED

By: Highbridge Principal Strategies, LLC its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By: Highbridge Principal Strategies, LLC its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN VG FUND, L.P.

By: Highbridge Principal Strategies, LLC its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – NDT SENIOR LOAN FUND L.P.

By: Highbridge Principal Strategies, LLC its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC as Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

SCHEDULE 1.01(A)

LENDERS AND LENDERS’ COMMITMENTS

Lender	Term Loan Commitment	Delayed Draw Term Loan Commitment	Total Commitment
Highbridge Principal Strategies Specialty Loan Fund III, L.P.	$9,481,333.33	$4,740,666.67	$14,222,000.00

Highbridge Specialty Loan Sector A Investment Fund, L.P.	$26,434,000.00	$13,217,000.00	$39,651,000.00

Highbridge Specialty Loan Institutional Holdings Limited	$4,393,333.33	$2,196,666.67	$6,590,000.00

Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.	$2,717,333.33	$1,358,666.67	$4,076,000.00

Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.	$2,262,666.67	$1,131,333.33	$3,394,000.00

Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.	$1,404,000.00	$702,000.00	$2,106,000.00

Highbridge Aiguilles Rouge Sector A Investment Fund, L.P.	$3,307,333.34	$1,653,666.66	$4,961,000.00

Totals:	$50,000,000.00	$25,000,000.00	$75,000,000.00

Schedule 1.01(B)

Adjustments to Consolidated Net Income

Adjustments to Consolidated Net Income consist of adjustments related to bill and hold transactions. These transactions result in (i) the deferral of revenue related to blades that have been invoiced but not picked up by or shipped to the customer so title and/or risk of loss have not transferred and therefore revenue recognition must be deferred, and (ii) the recognition of revenue that was previously deferred once title to and risk of loss has transferred to the customer. An example is as follows:

($ in thousands)	2013
GAAP Revenue	$215,054
B&H Revenue
Add: Blades invoiced but not shipped in 2013	13,563
Less: Blades invoiced in prior years but shipped in 2013	(7,560)

GAAP Revenue Adjusted for Bill & Hold	$221,057

GAAP Net Income (Loss) Attributable to TPI Composites	$1,269

Add:
B&H Revenue	13,563
B&H COGS	(13,250)

Blades invoiced but not shipped in 2013	313

Less:
B&H Revenue	(7,560)
B&H COGS	4,511

Blades invoiced in prior years but shipped in 2013	(3,049)

GAAP Net Income (Loss) Adjusted for Bill & Hold	$(1,467)

2

Schedule 1.01(C)

Permitted Projects

1.	TPI Wind Blade Dafeng Company Limited:

•	Facility build out and equipment for the Vestas contract

•	CapEx requirement (for purposes of Section 7.02(g)(ii)): 2014 - $7,500,000

•	Working Capital requirement of $10,000,000

•	Permitted Purchase Money Indebtedness Allowance—$7,500,000

•	CapEx, operating ramp-up and steady-state results of operations included in forecast provided.

2.	TPI Composites (Taicang) Company Limited

•	Facility expansion required to accommodate larger blades for GE per the negotiated extension of the existing Supply Agreement

•	CapEx requirement (for purposes of Section 7.02(g)(ii)): 2014 -$3,600,000

•	Operating results of TPI Composites (Taicang) Company Limited in the forecast provided include the additional lines

3.	TPI Iowa, LLC

•	Facility expansion required to accommodate larger blades for GE per the negotiated extension of the existing Supply Agreement

•	CapEx requirement (for purposes of Section 7.02(g)(ii)): 2014—$5,100,000; 2015 – $2,600,000

•	Operating results of TPI Iowa, LLC in the forecast provided include the blades to be manufactured in the expansion area.

4.	TPI Inc. (Rhode Island)

•	Build out of 50% of Fall River, MA facility to accommodate Transportation Initiative to kick off in Q3 2014

•	Initial contracts negotiated with Proterra and Volvo/Nova Bus

•	Ongoing discussion with other automotive/transportation companies including BMW and Tesla

•	CapEx requirement (for purposes of Section 7.02(g)(ii)): 2014—$500,000; 2015—$500,000

•	Permitted Purchase Money Indebtedness Allowance—$1,000,000

•	Operating results of TPI Inc. in the forecast provided include results for Proterra and the initial contracts with Volvo/Nova Bus only.

5.	TPI Mexico, LLC

•	Facility build out and expansion to accommodate the [...***...] line for Gamesa

•	CapEx requirement (for purposes of Section 7.02(g)(ii)): 2014—$3,600,000; 2015—$4,200,000

•	Working Capital requirement of $5,200,000

3

•	Permitted Purchase Money Indebtedness Allowance—$5,000,000

•	CapEx and working capital needs are reflected in the forecasts provided.

6.	TPI Kompozit Kanat Sanayi Ve Ticaret A.S.

•	Facility build out and equipment for Nordex and GE

•	CapEx requirement (for purposes of Section 7.02(g)(ii)): 2014—$3,300,000; 2015—$1,800,000

•	Working Capital requirement of $2,000,000

•	Permitted Purchase Money Indebtedness Allowance $2,000,000

•	ALKE buy out remaining to be paid of $2,700,000

•	CapEx, working capital and ALKE buy out are reflected in the forecasts provided.

4

Schedule 1.01(D)

Ineligible Assignees

Part A

Competitors of TPI Composites, Inc. which are blade manufacturers for the wind industry operating in substantially similar business lines and in substantially similar markets.

Part B

Angelo, Gordon & Co.

Appaloosa Management

Aurora Resurgence

BlackDiamond

DDJ Capital

D.E. Shaw

Diamond Castle

Doughty Hanson & Co.

Greywolf Capital Management

Harbinger Capital Partners

Highland Capital Management

Nautic Partners

Silver Point Capital

Any debt funds generally known to be affiliates of the entities in Part B above which use the same or similar names and are known to be under common control with such entities.

5

Schedule 6.01(e)

Capitalization

Subsidiary	Ownership
Composite Solutions, Inc.	TPI Composites, Inc. (100%)
TPI Arizona, LLC	TPI Composites, Inc. (100%)
TPI China, LLC	TPI Composites, Inc. (100%)
TPI Composites (Taicang) Company Limited	TPI China, LLC (100%)
TPI Wind Blade Dafeng Company Limited	TPI Composites (Taicang) Company Limited (100%)
TPI Composites, LLC	TPI Inc. (100%)
TPI-Composites, S. de R.L. de C.V.	TPI Mexico, LLC (99.8%)
TPI Mexico II, LLC (0.2%)
TPI Inc.	Composite Solutions, Inc. (100%)
TPI Iowa, LLC	TPI Composites, Inc. (100%)
TPI Kompozit Kanat Sanayi ve Ticaret A.Ş.	TPI Turkey, LLC (99.09%)
TPI Turkey II, LLC (.455%)
TPI Turkey III, LLC (0.455%)
TPI Turkey, LLC, TPI Turkey II, LLC and
TPI Turkey III, LLC own an aggregate of (100%).
TPI Mexico, LLC	TPI Composites, Inc. (100%)
TPI Mexico II, LLC	TPI Composites, Inc. (100%)
TPI Technology, Inc.	Composite Solutions, Inc. (100%)
TPI Turkey, LLC	TPI Composites, Inc. (100%)
TPI Turkey II, LLC	TPI Composites, Inc. (100%)
TPI Turkey III, LLC	TPI Composites, Inc. (100%)

See the rights of first refusal and co-sale described in Section 2 of the Third Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement by and among TPI Composites, Inc., a Delaware corporation, and the other parties named therein, dated June 17, 2010.

See the right of first refusal described in Section 4 of the Third Amended and Restated Investor Rights Agreement by and among TPI Composites, Inc., a Delaware corporation, and the other parties named therein, dated June 17, 2010, as amended.

See the attached capitalization table of TPI Composites, Inc.

6

TPI Composites, Inc

Capitalization Table

Converted Basis Presented Below

Name of Stockholder	Common Stock Shares	Common Stock %	Series A Preferred Shares	Series A Preferred %	Series B Preferred Shares	Series B Preferred %	Series B-1 Preferred Shares	Series B-1 Preferred %	Series C Preferred Shares	Series C Preferred %	Senior Redeemable Preferred Shares	Senior Redeemable Preferred %	Super Senior Redeemable Preferred Shares	Super Senior Redeemable Preferred %	Fully Diluted Ownership %
Steven C. Lockard	744.9104	6.13%													3.03%
Wayne Monie	266.0394	2.19%													1.08%
John Ragan	35.4719	0.29%													0.14%
Ed DaSilva	17.7360	0.15%													0.07%
Roger McAlpine	17.7360	0.15%													0.07%
Jim Hannan	8.8680	0.07%													0.04%
Steve Nolet	17.7360	0.15%													0.07%
Jeffrey Vancura	17.7360	0.15%													0.07%

Individual Common Stockholders	1,126.2337	9.27%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	4.58%

Angeleno Investors II, LP			1,271.0566	33.59%											5.17%
Angeleno Investors II, LP					189.4102	7.63%									0.77%
Angeleno Investors II, LP							186.1829	5.77%							0.76%
Angeleno Investors II, LP							24.8245	0.77%							0.10%
Angeleno Investors II, LP									1,226.5403	41.67%					4.99%
Angeleno Investors II, LP											—	0.00%			0.00%
Angeleno Investors II, LP											—	0.00%			0.00%
Angeleno Investors II, LP											—	0.00%			0.00%
Angeleno Investors II, LP											—	0.00%			0.00%
Angeleno Investors II, LP													—	0.00%	0.00%

Subtotal Angeleno Investors II, LP	—	0.00%	1,271.0566	33.59%	189.4102	7.63%	211.0074	6.54%	1,226.5403	41.67%	—	0.00%	—	0.00%	11.79%

Marc E. Jones			17.1764	0.45%											0.07%

Subtotal Marc E. Jones	—	0.00%	17.1764	0.45%	—	0.00%	—	0.00%	—	0.00%	—	0.00%			0.07%

Total Angeleno Investors II, LP	—	0.00%	1,288.2330	34.05%	189.4102	7.63%	211.0074	6.54%	1,226.5403	41.67%	—	0.00%	—	0.00%	11.86%

Element Partners II Intrafund, L.P.							9.3090	0.29%							0.04%
Element Partners II Intrafund, L.P.							18.6182	0.58%							0.08%
Element Partners II Intrafund, L.P.							7.2239	0.22%							0.03%
Element Partners II Intrafund, L.P.									18.3980	0.62%					0.07%
Element Partners II Intrafund, L.P.											—	0.00%			0.00%
Element Partners II Intrafund, L.P.											—	0.00%			0.00%
Element Partners II Intrafund, L.P.											—	0.00%			0.00%
Element Partners II Intrafund, L.P.											—	0.00%			0.00%
Element Partners II Intrafund, L.P.													—	0.00%	0.00%

Subtotal Element Partners II Intrafund, L.P.	—	0.00%	—	0.00%	—	0.00%	35.1511	1.09%	18.3980	0.62%	—	0.00%	—	0.00%	0.22%

Element Partners II, L.P.							611.3010	18.94%							2.49%
Element Partners II, L.P.							1,222.6019	37.88%							4.97%
Element Partners II, L.P.							474.3695	14.70%							1.93%
Element Partners II, L.P.									1,208.1423	41.04%					4.92%
Element Partners II, L.P.											—	0.00%			0.00%
Element Partners II, L.P.											—	0.00%			0.00%
Element Partners II, L.P.											—	0.00%			0.00%
Element Partners II, L.P.											—	0.00%			0.00%
Element Partners II, L.P.													—	0.00%	0.00%

Subtotal Element Partners II, L.P.	—	0.00%	—	0.00%	—	0.00%	2,308.2724	71.53%	1,208.1423	41.04%	—	0.00%	—	0.00%	14.31%

Total Element Partners	—	0.00%	—	0.00%	—	0.00%	2,343.4235	72.62%	1,226.5403	41.67%	—	0.00%	—	0.00%	14.52%

GE Capital Equity Investments, Inc.					1,861.8297	75.00%									7.57%
GE Capital Equity Investments, Inc.							186.1829	5.77%							0.76%
GE Capital Equity Investments, Inc.											0.0000	0.00%			0.00%
GE Capital Equity Investments, Inc.											0.0000	0.00%			0.00%

Total GE Capital Equity Investments, Inc.	—	0.00%	—	0.00%	1,861.8297	75.00%	186.1829	5.77%	—	0.00%	—	0.00%	—	0.00%	8.33%

TPI Composites, Inc

Capitalization Table

Converted Basis Presented Below

Name of Stockholder	Common Stock Shares	Common Stock %	Series A Preferred Shares	Series A Preferred %	Series B Preferred Shares	Series B Preferred %	Series B-1 Preferred Shares	Series B-1 Preferred %	Series C Preferred Shares	Series C Preferred %	Senior Redeemable Preferred Shares	Senior Redeemable Preferred %	Super Senior Redeemable Preferred Shares	Super Senior Redeemable Preferred %	Fully Diluted Ownership %
Landmark Growth Capital Partners, L.P.	6,011.0894	49.50%													24.45%
Landmark Growth Capital Partners, L.P.	1,201.4341	9.89%													4.89%
Landmark Growth Capital Partners, L.P.			236.1260	6.24%											0.96%
Landmark Growth Capital Partners, L.P.					165.9744	6.69%									0.68%
Landmark Growth Capital Partners, L.P.							126.1204	3.91%							0.51%
Landmark Growth Capital Partners, L.P.							52.1298	1.62%							0.21%
Landmark Growth Capital Partners, L.P.									110.7812	3.76%					0.45%
Landmark Growth Capital Partners, L.P.											—	0.00%			0.00%
Landmark Growth Capital Partners, L.P.											—	0.00%			0.00%
Landmark Growth Capital Partners, L.P.											—	0.00%			0.00%

Subtotal Landmark Growth Capital Partners, L.P.	7,212.5235	59.39%	236.1260	6.24%	165.9744	6.69%	178.2502	5.52%	110.7812	3.76%	—	0.00%	—	0.00%	32.15%

Landmark IAM Growth Capital L.P.	2,862.6770	23.57%													11.65%
Landmark IAM Growth Capital L.P.	572.1621	4.71%													2.33%
Landmark IAM Growth Capital L.P.			112.4404	2.97%											0.46%
Landmark IAM Growth Capital L.P.					79.0424	3.18%									0.32%
Landmark IAM Growth Capital L.P.							60.0626	1.86%							0.24%
Landmark IAM Growth Capital L.P.							24.8259	0.77%							0.10%
Landmark IAM Growth Capital L.P.									52.7575	1.79%					0.21%
Landmark IAM Growth Capital L.P.											—	0.00%			0.00%
Landmark IAM Growth Capital L.P.											—	0.00%			0.00%
Landmark IAM Growth Capital L.P.											—	0.00%			0.00%

Subtotal Landmark IAM Growth Capital L.P.	3,434.8391	28.29%	112.4404	2.97%	79.0424	3.18%	84.8884	2.63%	52.7575	1.79%	—	0.00%			15.31%

Total Landmark Growth Capital	10,647.3626	87.68%	348.5665	9.21%	245.0168	9.87%	263.1386	8.15%	163.5387	5.56%	—	0.00%	—	0.00%	47.47%

NGP Energy Technology Partners, L.P.			2,147.0552	56.74%											8.73%
NGP Energy Technology Partners, L.P.					186.1829	7.50%									0.76%
NGP Energy Technology Partners, L.P.							186.1829	5.77%							0.76%
NGP Energy Technology Partners, L.P.							37.2366	1.15%							0.15%
NGP Energy Technology Partners, L.P.									327.0774	11.11%					1.33%
NGP Energy Technology Partners, L.P.											—	0.00%			0.00%
NGP Energy Technology Partners, L.P.											—	0.00%			0.00%
NGP Energy Technology Partners, L.P.											—	0.00%			0.00%
NGP Energy Technology Partners, L.P.											—	0.00%			0.00%
NGP Energy Technology Partners, L.P.											—	0.00%			0.00%

Total NGP Energy Technology Partners	—	0.00%	2,147.0552	56.74%	186.1829	7.50%	223.4196	6.92%	327.0774	11.11%	—	0.00%	—	0.00%	11.73%

TOTAL	11,773.5963	96.95%	3,783.8547	100.00%	2,482.4396	100.00%	3,227.1720	100.00%	2,943.6967	100.00%	—	0.00%	—	0.00%	98.50%

	C.S on conversion
Warrants - June 2013 close	130.3281	1.07%													0.53%
Warrants - May close	22.3420	0.18%													0.09%
Warrants - Februray close	117.9159	0.97%													0.48%
Options (Share Pool Calculated Below)	99.1825	0.82%													0.40%

WARRANTS & OPTIONS CONVERTED	369.7685	3.05%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	1.50%

TOTAL WITH WARRANTS CONVERTED	12,143.3648	100.00%	3,783.8547	100.00%	2,482.4396	100.00%	3,227.1720	100.00%	2,943.6967	100.00%	—	0.00%	—	0.00%	100.00%

Total Shares Authorized:
Common Stock:	29,716.0
Preferred Stock:	12,703.0		3,551.0		2,287.0		3,061.0		2,944.0	740.0		120.0

Total	42,419.0

OPTION POOL RESERVE	4,407.4904

Schedule 6.01(f)

Litigation

NONE

7

Schedule 6.01(i)

ERISA

NONE

8

Schedule 6.01(q)

Environmental

NONE

9

Schedule 6.01(r)

Insurance

ATTACHED

10

						Annual
Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Premium
General Liability	Travelers Property Casualty Company of America	[...***...]	03/01/14-15	General Liability $2,000,000 General Aggregate $2,000,000 Products/Completed Operations Aggregate $1,000,000 Each Occurrence $1,000,000 Advertising Injury/Personal Injury Aggregate $500,000 Damage to Premises Rented to You $5,000 Medical Expense Employee Benefits Liability $2,000,000 Aggregate $1,000,000 Each Claim		$282,460

Auto	The Travelers Indemnity Company	[...***...]	03/01/14-15	$1,000,000 Combined Single Limit $5,000 Auto Medical Payments	$1,000 Comprehen sive $1,000 Collision	$13,487
Umbrella	Liberty Insurance Corporation	[...***...]	03/31/14- 03/01/15	$19,000,000 Each Occurrence $19,000,000 Products/Completed Operations Aggregate $19,000,000 General Aggregate		$81,896

Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Annual Premium
International Package	Ace American Insurance Co.	[...***...]	03/31/14- 03/01/15

Foreign General Liability $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000

Products/Completed Aggregate

$1,000,000 Damage to Premises

$1,000,000 Personal/Advertising Injury Aggregate

    $25,000 Medical Expense

(any one person)

Foreign Employee Benefits Liability

$1,000,000 Each Claim

$1,000,000 Aggregate

Foreign Auto

$1,000,000 Combined Single Limit $50,000 Hired Auto Physical Damage Per Accident

$50,000 Hired Auto Physical Damage Per Policy Period

$50,000 Medical Payments-Each Accident

Foreign Contingent Employers Liability $1,000,000 Bodily Injury by Accident-Each Accident

$1,000,000 Bodily Injury by Disease-Each Employee

$1,000,000 Bodily Injury by Disease-Policy Limit

$1,000,000 Executive Assistance Services-Including Repatriation

					Employee Benefits Liability $1,000 Each Claim	$77,060

12

Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Annual Premium
Local Admitted - Liability	Various	Various	03/31/14- 03/01/15	Local Admitted General Liability $1,000,000 (China) $1,000,000 (Turkey) $1,000,000 (Mexico) Local Admitted Employer’s Liability $1,000,000 (China)$1,000,000 (Turkey)		$44,872 (China GL) $74,468 (Turkey GL) $2,295 (Mexico FL) $47,208 (China EL) $35,320 (Turkey EL)

13

Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Annual Premium
Property (including Local Admitted China, Turkey and Mexico)	Affiliated FM	[...***...]	03/31/14- 03/01/15

$150,000,000 Aggregate Limit of Liability

All risks of direct physical loss or damage, as defined and limited herein, on Real Property, Personal Property, Stock and Supplies, Business Interruption, including the Extensions of Coverage applying at the locations on file (see separate tab)

Sub-Limits

$10,000,000 Earth Movement (Annual Aggregate, for all coverages provided)

$10,000,000 Flood (Annual Aggregate, for all coverages provided), not to exceed:

$1,000,000 Flood (Annual Aggregate, for all coverages provided) at the following location in the USA: 63 Water Street, Fall River, MA, 02721-1559

Not Covered Flood (Annual Aggregate, for all coverages provided) for locations in China and Turkey

$1,000,000 Extra Expense - This Company will pay the greater of the sub-limit or 15% of the reported annual Business Interruption values

					Refer to Policy	$148,529 (USA) CNY 378,212 (China) $36,011 (Mexico) YTL 142,187 (Turkey)
Transit	Hartford Fire Ins.	[...***...]	3/24/14 -	$200,000 Maximum Limit for	$2,500	$14,763

14

Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Annual Premium
	Co.		3/1/14	Turbine Blades

Directors & Officers Liab. / Employment Practices /Fiduciary	Navigators Insurance Co.	[...***...]	3/01/14-15	$5,000,000 Aggregate	$200,000 D&O / $250,000 EPL / $1,000 Fiduciary	$59,895

Excess Directors & Officers	Federal Insurance Co.	[...***...]	03/01/14-15	$5,000,000 Aggregate		$45,900

Crime	Federal Insurance Co.	[...***...]		$500,000 Employee Theft Coverage $500,000 Premises Coverage $500,000 In Transit Coverage $500,000 Forgery Coverage $500,000 Computer Fraud Coverage $500,000 Funds Transfer Fraud Coverage $500,000 Money Orders & Counterfeit Currency Fraud $500,000 Credit Card Fraud Coverage $500,000 Client Coverage $500,000 Expense Coverage	$25,000	$6,936

Workers Compensation	California Ins. Co. Continental Indemnity Co.	[...***...] [...***...]	1/1/14-15	Workers Compensation Law of the states of AZ, TX, NM, IA, MA, NC, RI $1,000,000 Bodily Injury by Accident (Each Accident) $1,000,000 Bodily Injury by Disease (Policy Limit) $1,000,000 Bodily Injury by		$1,907,944

15

Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Annual Premium
				disease (Each Employee)
Special Risk	Federal Insurance Co.	[...***...]	10/1/12-15	$10,000,000 Limit		$33,600

16

Locations in the United States

1. 8501 North Scottsdale Road, Suite 280, Scottsdale, AZ, 85253

2. 373 Market Street, Warren, RI, 02885, Index No. 002450.25

3. 63 Water Street, Fall River, MA, 02721-1559, Index No. 002450.24

4. 2300 North 33rd East, Newton, IA, 50208, Index No. 002430.78

5. 2145 Airpark Drive, Springfield, OH, 45502

6. 700 North Zaragoza Road # N310, El Paso, TX, 79907, Index No. 074865.16

7. 927 North 19th Avenue East, Newton, IA, 50208, Index No. 002488.03

8. 9560 Joe Rodriguez Drive, El Paso, TX, 79927

9. 4800 Avenida Creel, Santa Teresa, NM 88008

10. 4820 Avenida Creel, Santa Teresa, NM 88008

Locations on the locally admitted policy in the People’s Republic of China

1. #1 Weiyi Road Binjiang Avenue Taicang Port Development Zone, Jiangsu, 215427, China

2. 50# Changzhou Road, Dafeng development Zone, Jiangsu, 224001, China

3. No. 9 Bei Huan Road , Fiquiao Town, Tiachang, China

Locations on the locally admitted policy in Mexico

1. Avenue de las Torres No. 2151, Co. Torres del Sur C.P. 32574, Ciudad Juarez, Chihuahua, Mexico

2. Avenue Ramon Rayon No. 9988, Co. Torres del Sur C.P. 32574, Ciudad Juarez, Chihuahua, Mexico

Locations on the locally admitted policy in Turkey

1.

1 Sokak No 66 Sasali Koyu, Cigli, Izmir, 35621, Turkey

17

Schedule 6.01(u)

Intellectual Property

Patents	Country	ES#	Title	Inventor(s)	Issue Date

738,579	Australia	283370- 00044	Production of Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	03/Jan/02

708,818	Australia	283370- 00045	Production of Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	25/Nov/99

0 831 987	Britain	283370- 00048	Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	12/Mar/03

2,223,779	Canada	283370- 00046	Production of Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	08/Aug/00

ZL96195474.4	China	283370- 00047	Production of Large Composite Structures	W. Seeman A. Perrella G. Tunis	29/Mar/01

ZL00129914.x	China	283370- 00073	Production of Large Composite Structures, Tool and Method Therefore	W. Seeman A. Perrella G. Tunis	12/Dec/03

ZL00129,913.1	China	283370- 00072	Production of Large Composite Structures	W. Seeman A. Perrella G. Tunis	06/Jul/05

1,304,211	Denmark	283370- 00048-1	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

1,304,211	Europe	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

1,304,211	France	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

18

Patents	Country	ES#	Title	Inventor(s)	Issue Date

69,632,358	Germany	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	03/Jun/04

HK1015317	Hong Kong	283370- 00014	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	09/Nov/01

3,103,309.7	Hong Kong	283370- 00100	Production of Composite Structures	W. Seeman A. Perrella G. Tunis	04/Jun/96

190,756	India	283370- 00023	Unitary Vacuum Bag For Forming Fiber Reinforced Composite Articles and Process for Making Same	W. Seeman	01/Aug/04

624/Del/2003	India	283370- 00023-1 283370- 00097	Unitary Vacuum Bag For Forming Fiber Reinforced Composite Articles and Process for making same	W. Seeman	21/Apr/03

625/Del/2003	India	283370- 00023-2 283370- 00098	Unitary Vacuum Bag For Forming Fiber Reinforced Composite Articles and Process for making same	W. Seeman	21/Apr/03

1285/Del/1996	India	283370- 00015	Large Composite Structures and a Method For Production Of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	11/Jun/96

1285/Del/1996	India	283370- 0015-1 283370- 00110	Large Composite Structures and a Method For Production Of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	11/Jun/96

196,965	India	283370- 0015-1 283370- 00110	Large Composite Structures And A Method For Production Of Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	23/Jun/06

1,304,211	Ireland	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

JP2000501659	Japan	283370- 00016	Production Of Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	12/Dec/08

2001-510748	Japan	283370- 00063	Large Composite Core Structures Formed By Vacuum Assisted Resin Transfer Molding	G. Tunis S. Winckler	23/Jul/98
Patents	Country	ES#	Title	Inventor(s)	Issue Date

19

312,448	Norway	283370- 00018	Production Of Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	13/May/02

0 831 987	Portugal	283370- 00048	Large Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	12/Mar/03

1,304,211	Sweden	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

1,304,211	The Netherlands	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

1,304,211	United Kingdom	283370- 00048-1 283370- 00093	Production of Composite Structures	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Apr/04

5,702,663	United States	283370- 00036	Vacuum Bag For Forming Fiber Reinforced Composite Articles And Method for Using Same	W. Seeman	30/Dec/97

5,721,034	United States	283370- 00037	Large Composite Structures Incorporating A Resin Distribution Network	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	24/Feb/98

5,958,325	United States	283370- 00042	Large Composite Structures And A Method for Production Of Large Composite Structures Incorporating A Resin Distribution Network	W. Seeman E. Pearson W. Everitt R. Haraldsson A. Perrella G. Tunis	28/Sep/99

6,773,655 B1	United States	283370- 00013	Large Composite Structures And A Method for Production Of Large Composite Structures Incorporating A Resin Distribution Network	G. Tunis W. Seeman	08/10/2004 (Extended Term to 2018)

6,558,608	United States	283370- 00076	Method For Molding Fiber Reinforced Resin Composite Container	R.Haraldsson A. Perrella	06/May/03

Patents	Country	ES#	Title	Inventor(s)	Issue Date

6,773,655	United States	283370- 00013	Large Composite Structures and A Method For Production Of Large Composite Structures Incorporating A Resin Distribution Network	W. Seeman G. Tunis	10/Aug/04

TRADEMARK & SERVICE MARK REGISTRATIONS

			Mark	Registration No.

20

SCRIMP SCRIMP	1,953,608 2,769,424

Pursuant to a Technology License Agreement dated as of September 30, 2004 by and among TPI Technology, Inc. and TPI, Inc. (f/k/a TPI Composites, Inc.) and Pearson Composites, LLC (“Pearson”), TPI Technology, Inc. and TPI, Inc. license certain Intellectual Property to Pearson, a former affiliate of the Loan Parties engaged in the boat building business.

21

Schedule 6.01(v)

Material Contracts

Supply Agreements:

Turkey:

Purchasing Framework Agreement between Nordex SE and TPI Kompozit Kanat Sanayi ve Ticaret A.S. dated June 24, 2013.

Addendum No. 01 to the Purchasing Framework Agreement between Nordex SE and TPI Kompozit Kanat Sanayi ve Ticaret A.S. dated August 30, 2013

Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of December 21, 2011

First Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of January 20, 2012

Second Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of February 3, 2012

Third Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of February 13, 2012

Fourth Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of February 20, 2012

Fifth Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of March 9, 2012

Sixth Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of March 15, 2012

Appendix 8 to Sixth Amendment to Supply Agreement between General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of March 12, 2012 – Guaranty Agreement

Assignment and Assumption Agreement between GE Wind Energy GmbH, General Electric International, Inc. and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of March 30, 2012

Seventh Amendment to Supply Agreement between GE Wind Energy GmbH and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of March 30, 2012

22

Eighth Amendment to Supply Agreement between GE Wind Energy GmbH and TPI Kompozit Kanat Sanayi ve Ticaret A.S. entered into as of April 25, 2012

Letter Rescinding Notice of Breach from GE Wind Energy GmbH, dated as of August 13, 2014

Iowa:

Supply Agreement between General Electric International, Inc. and TPI Iowa, LLC entered into as of September 6, 2007

Material Breach of Supply Agreement Letter dated as of May 27, 2010

First Amendment to Supply Agreement between General Electric International, Inc. and TPI Iowa, LLC entered into as of June 11, 2010

Demand for Adequate Assurance dated July 23, 2010

Second Amendment to Supply Agreement between General Electric International, Inc. and TPI Iowa, LLC entered into as of October 29, 2010

Settlement and Release Agreement for Component Transition between General Electric International, Inc. and TPI Iowa, LLC entered into as of March 30, 2012

Third Amendment to Supply Agreement between General Electric International, Inc. and TPI Iowa, LLC entered into as of October 18, 2013

China:

Supply Agreement between General Electric International, Inc. and TPI China, LLC entered into as of January 1, 2007

First Amendment to Supply Agreement between General Electric International, Inc. and TPI China, LLC entered into as of January 10, 2013

Second Amendment to Supply Agreement between General Electric International, Inc. and TPI China, LLC entered into as of May 13, 2012

Blade Supply Agreement by and between Acciona Windpower, S.A. and TPI China, LLC dated as of October 31, 2013

Tooling Agreement between Acciona Windpower, S.A. and TPI China, LLC dated as of October 31, 2013

First Amendment to Blade Supply Agreement by and between Acciona Windpower, S.A. and TPI China, LLC dated as of January 31, 2014

23

Mexico:

Supply Agreement between General Electric International, Inc. and TPI Mexico, LLC entered into as of October 18, 2013

Framework Supply Agreement between Gamesa Wind US LLC and TPI Mexico LLC entered into as of December 13, 2013

Bailment Agreement between Gamesa Wind US LLC and TPI Mexico LLC entered into as of February 12, 2014

Amended and Restated Framework Supply Agreement between Gamesa Wind US LLC and TPI Mexico LLC entered into as of May 20, 2014

Maquila Services Agreement between TPI MEXICO, LLC and TPI-COMPOSITES, S.DE R.L. DE C.V. dated May 28, 2013

Property Leases:

Iowa:

Lease between TPI Iowa LLC and Opus Northwest, L.L.C. dated November 13, 2007

Commencement Date Memorandum entered into as of July 25, 2008 between TPI Iowa LLC and Opus Northwest, L.L.C.

First Amendment to Net Lease Agreement entered into as of July 26, 2008 between TPI Iowa LLC and Opus Northwest, L.L.C.

Turkey:

Lease between TPI Kompozit Kanat Sanayi Ve Ticaret A.S. and Med Union Containers A.S. dated March 1, 2012

China:

Lease between TPI Wind Blade Dafeng Company Limited and Jiangsu Erhuajie Energy Equipment Co., Ltd dated 12/1/2013

24

Schedule 7.02(a)

Existing Liens

Items	Lien
Bank of China LLC Taicang Branch	Land and building in Taicang owned by TPI Composites (Taicang) Company Limited and $3,500,000 cash collateral for loan to TPI Kompozit Kanat Sanayi Ve Ticaret A.S.

Türkiye Garanti Bankasi, A.Ş.

TPI Kompozit Kanat Sanayi Ve Ticaret A.S.

Accounts Receivable from GE Wind Energy

GmbH and specifically identified equipment

leased by Türkiye Garanti Bankasi, A.Ş to TPI

Kompozit Kanat Sanayi Ve Ticaret A.S.

Yapi ve Kredi Bankasi A.Ş.	TPI Kompozit Kanat Sanayi Ve Ticaret A.S. Accounts Receivable from Nordex SE.

Mitsubishi Power Systems Americas, Inc.	Specific list of equipment purchased by TPI Mexico LLC from Mitsubishi

Scottsdale Arizona Lease	All personal property located on the premises and all inventory, equipment, contract rights, accounts receivable of TPI Composites, Inc.

Varilease Finance, Inc. and its assignees with resepect to lease to TPI Iowa, LLC and TPI Composites, Inc.	Equipment specifically identified in the lease.

Wells Fargo Financial Leasing Inc. lease to TPI Composites, Inc.	Specifically identified equipment (2 copiers)

Wells Fargo Bank, N.A.	Specifically identified equipment

Winmark Capital Lease to TPI Composites, Inc.	Specifically identified equipment leased to TPI Composites, Inc.

25

Schedule 7.02(b)

Existing Indebtedness

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Bank of China LLC	$3,000	Term	No
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Türkiye Garanti Bankasi, A.Ş. (A/R financing)	$7,000	Revolving	Yes
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Yapi ve Kredi Bankasi A.Ş.	$17,000	Revolving	Yes
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Türkiye Garanti Bankasi, A.Ş. (equipment lease)	$2,998	Lease Financing	No
TPI Turkey, LLC, TPI Turkey II, LLC and TPI Turkey III, LLC	Remaining amounts due on Alke buyout	$2,688	Term	No
TPI Iowa, LLC	Two equipment lease providers	$6	Lease Financing	No
TPI Iowa, LLC	VFI-SPV VIII, Corp. (equipment lease)	$3,800	Lease Financing	No
TPI Composites (Taicang) Company Limited	Bank of China LLC Taicang Branch	$14,627	Revolving	Yes
TPI Composites (Taicang) Company Limited	Haohua Technical Microfinance Co.	$1,626	Revolving	Yes

26

TPI Composites (Taicang) Company Limited	Jiangsu Dafeng Rural Cooperative Bank	$6,500	Revolving	Yes
TPI Composites, Inc.	Winmark Capital Corporation (equipment lease)	$300	Lease Financing	No
TPI Composites, Inc.	Momentive Specialty Chemicals, Inc.	$2,500	Term	No
TPI Composites, Inc.	Saertex GmbH & Co. KG	$2,700	Term	No
TPI Mexico LLC	Composites One, LLC	$1,100	Term	No
TPI Mexico LLC	COPACHISA, S.A. DE C.V.	$1,616	Term	No
TPI Mexico LLC	Gamesa Wind U.S.	$2,885	Term	No
TPI Mexico, LLC	Mitsubishi Power Systems Americas, Inc. (equipment lease)	$425	Term	No
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Letter of Credit Türkiye Garanti Bankasi, A.Ş.	$407	LOC	No
TPI Composites, Inc.—RI	Letter of Credit Santander	$292	LOC	No
TPI Mexico LLC	Letter of Credit Santander	$1,900	LOC	No
TPI Composites, Inc.	Series A Convertible Preferred Stock

27

TPI Composites, Inc.	Series B Convertible Preferred Stock
TPI Composites, Inc.	Series B-1 Convertible Preferred Stock
TPI Composites, Inc.	Series C Convertible Preferred Stock
TPI Composites, Inc.	Senior Redeemable Preferred Stock
TPI Composites, Inc.	Super Senior Redeemable Preferred Stock
TPI Composites, Inc.	Owens Corning Sales, LLC—guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with Owens Corning Sales, LLC	Guarantee
TPI Composites, Inc.	SGL Kuempers GmbH & Co KG (“SGL”) - guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with SGL	Guarantee
TPI Composites, Inc.	BASF SE—guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with BASF SE	Guarantee

28

TPI Composites, Inc.	Gamesa SA—$15,000,000 guarantee for obligations under the SA shall remain in full force and effect until the earlier of (a) the expiration of the Warranty Period, or (b) such time that TPI Mexico, LLC either has a positive net worth/equity of at least $2,000,000 or that the TPI Mexico, LLC has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.	Guarantee
TPI Composites, Inc.	Nordex SA—€15,000,000 guarantee for obligations under the SA shall remain in full force and effect until such time that TPI Turkey either has a positive net worth/equity of at least €2,000,000 or that TPI Turkey has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.	Guarantee
TPI Composites, Inc.	Acciona SA—$5,000,000 guarantee for obligations under Supply Agreement	Guarantee

29

Schedule 7.02(e)

Existing Investments

TPI Inc. holds a 50% interest in a joint venture, Armored Chariots LLC. [...***...] holds the other 50% of Armored Chariots LLC.

Advances by TPI Turkey, LLC to TPI Kompozit Kanat Sanayi Ve Ticaret A.S. aggregating $13,232,000 outstanding.

	Equity invested in TPI Composites (Taicang) Company Limited	Equity invested in TPI Kompozit Kanat Sanayi Ve Ticaret A.S.	Equity invested in TPI-Composites S. De R.L. De C.V.
TPI China, LLC	$5,715,000 (100%)	—	—
TPI Turkey, LLC	—	$28,310,332 (98.88%)	—
TPI Turkey II, LLC	—	$160,334 (0.06%)	—
TPI Turkey III, LLC	—	$160,334 (0.06%)	—
TPI Mexico, LLC	—	—	$3952 (98.8%)
TPI Mexico II, LLC	—	—	$48 (0.2%)
Total	$5,715,000	$28,631,000	$4,000

30

Schedule 7.02(k)

Limitations on Dividends and Other Payment Restrictions

Entities in China may not pay dividends unless profits are available for distribution. In determining whether profits are available, cumulative losses carried forward from earlier years must be fully set off against profits of later years. Furthermore, before any dividends are paid, a portion of each year’s after-tax profits must be allocated to the employees’ bonus and welfare fund, the enterprise expansion fund, and the reserve fund (total of 10%).

In general, in order for Chinese entities to remit dividends abroad, they are required to submit the following documents to the bank:

•	Certificate of tax clearance from the tax authority and a copy of the tax return;

•	Audited financial report issued by a certified public accounting firm with respect to the entity’s current year profit and dividend;

•	Board of Directors’ Resolutions with respect to the declaration of dividend;

•	Foreign Currency Registration Certificate of the entity;

•	Certificate of Capital Verification issued by a certified public accounting firm.

Pursuant to the master credit agreement covering up to 80M RMB between Bank of China, LLC Taicang Branch and TPI Composites (Taicang) Company Limited, prior to paying dividends, Bank of China must consent to the amount of dividends to be paid and TPI Composites (Taicang) Company Limited must have a Current Ratio (current assets/current liabilities) greater than or equal to 1.

31

Schedule 8.01

Cash Management Accounts

Account Number	Description	Company	Bank

[...***...]	Checking Account (TPI China LLC)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Sweep Account	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Checking Account-Sweep Account (TPI Arizona LLC)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Checking Account-Sweep Account	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Checking Account-Sweep Account (TPI Technology, Inc.)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Checking Account-Sweep Account (TPI Composites LLC)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Checking Account (TPI Inc.)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Primary Business Account (TPI Iowa, LLC)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Checking Account (TPI Mexico LLC)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Letter of Credit Collateral Money Market Account (TPI Mexico LLC)	TPI Composites, Inc.	Santander Bank, N.A.

[...***...]	Letter of Credit Collateral Money Market Account (TPI Composites, Inc.).	TPI Composites, Inc.	Santander Bank, N.A.

All accounts are in the name of TPI Composites, Inc.

Santander Bank, N.A.

32

Contact Information:

75 State Street

Boston, MA 02109

[...***...]

[...***...]

[...***...]

33

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of             , 20            (this “Agreement”), to the Financing Agreement referred to below is entered into by and among [NAME OF ADDITIONAL [BORROWER][GUARANTOR]], a             (the “Additional [Borrower][Guarantor]”), the Borrowers (as defined below), the Guarantors (as defined below), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (as defined below) (in such capacity, together with any successors and assigns, if any, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with any successors and assigns, if any, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, TPI Composites, Inc., a Delaware Corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Collateral Agent are parties to that certain Financing Agreement, dated as of August 19, 2014 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrowers (each a “Loan” and collectively the “Loans”) in an aggregate principal amount set forth therein;

WHEREAS, pursuant to Article XI of the Financing Agreement, the Borrowers’ obligation to repay the Loans and all other Obligations are guaranteed, jointly and severally, by the Guarantors;

WHEREAS, pursuant to Section 7.01(b) of the Financing Agreement, the Additional [Borrower][Guarantor] is required to become a [Borrower][Guarantor] by, among other things, executing and delivering this Agreement to the Agents and the Lenders; and

WHEREAS, the Additional [Borrower][Guarantor] has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Additional [Borrower][Guarantor].

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Joinder of Additional [Borrower][Guarantor].

(a) Pursuant to Section 7.01(b) of the Financing Agreement, by its execution of this Agreement, the Additional [Borrower][Guarantor] hereby (i) confirms that the representations and warranties contained in Article VI of the Financing Agreement and each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as to the Additional [Borrower][Guarantor] as of the effective date of this Agreement, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and (ii) agrees that, from and after the effective date of this Agreement, the Additional [Borrower][Guarantor] shall be a party to the Financing Agreement and shall be bound, as a [Borrower][Guarantor], by all the provisions thereof and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the [Borrowers][Guarantors], [including, without limitation, the guaranty of the Obligations made by the Guarantors, jointly and severally, in favor of the Agents and the Lenders pursuant to Article XI of the Financing Agreement]. The Additional [Borrower][Guarantor] hereby agrees that from and after the effective date of this Agreement each reference to a [“Borrower”][“Guarantor”] or a “Loan Party” and each reference to the [“Borrowers”][“Guarantors”] or the “Loan Parties” in the Financing Agreement and any other Loan Document shall include the Additional [Borrower][Guarantor]. The Additional [Borrower][Guarantor] acknowledges that it has received a copy of the Financing Agreement and each other Loan Document and that it has read and understands the terms thereof.

(b) Attached hereto are updated copies of each Schedule to the Financing Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional [Borrower][Guarantor]. The Schedules to the Financing Agreement shall, without further action, be amended to include the information contained in each such update.

SECTION 3. Effectiveness. This Agreement shall become effective upon its execution by the Collateral Agent and receipt by the Collateral Agent of the following, in each case in form and substance satisfactory to the Collateral Agent:

(i) original counterparts to this Agreement, duly executed by the Borrower, each Guarantor, the Additional [Borrower][Guarantor] and the Collateral Agent, together with the Schedules referred to in Section 2(b) hereof;

(ii) a Supplement to the Security Agreement, substantially in the form of Exhibit C to the Security Agreement (the “Security Agreement Supplement”), duly executed by the Additional [Borrower][Guarantor], and any instruments of assignment or other documents required to be delivered to the Collateral Agent pursuant to the terms thereof;

(iii) a Pledge Amendment to the Security Agreement to which the parent company of the Additional [Borrower][Guarantor] is a party, in the form of Exhibit A thereto, duly executed by such parent company and providing for all Equity Interests of the Additional [Borrower][Guarantor] to be pledged to the Collateral Agent pursuant to the terms thereof;

(iv) (A) certificates, if any, representing 100% of the issued and outstanding Equity interests of the Additional [Borrower][Guarantor] required to be pledged pursuant to the Security Agreement and each Subsidiary of the Additional [Borrower][Guarantor] and (B) all original promissory notes of such Additional [Borrower][Guarantor], if any, that are required to be delivered under the Loan Documents, in each case, accompanied by instruments of assignment and transfer in such form as the Collateral Agent may reasonably request;

(v) to the extent required under Section 7.01(b) of the Financing Agreement (A) a Mortgage, in form and substance satisfactory to the Collateral Agent (the “Additional Mortgage”), duly executed by the Additional [Borrower][Guarantor], with respect to the real property owned by the Additional [Borrower][Guarantor], and (B) a Title Insurance Policy covering such real property, together with such other agreements, instruments and documents as the Collateral Agent may reasonably require comparable to the documents required under Section 7.01(o) of the Financing Agreement;

(vi) a supplement to the Intercompany Subordination Agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Additional [Borrower][Guarantor];

(vii) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement Supplement and any Mortgage;

(viii) a written opinion of counsel to the Loan Parties as to such matters as the Collateral Agent may reasonably request; and

(ix) such other agreements, instruments or other documents reasonably requested by the Agents in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Agreement Supplement or Additional Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations free and clear of all Liens other than Permitted Liens.

SECTION 4. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to the Additional [Borrower][Guarantor], to it at its address set forth below its signature to this Agreement, and if to any Borrower, any Guarantor, any Lender or any Agent, to it at its address specified in the Financing Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 4. All such notices and other communications shall be effective, as set forth in Section 12.01 of the Financing Agreement.

SECTION 5. General Provisions. (a) Each Borrower, each Guarantor, and the Additional [Borrower][Guarantor], hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and that no Default or Event of Default has occurred or is continuing under the Financing Agreement. Each Borrower and each Guarantor, including the Additional [Borrower][Guarantor], hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Financing Agreement or any other Loan Document.

(b) Except as supplemented hereby, the Financing Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Financing Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with the Financing Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(c) The Additional [Borrower][Guarantor] hereby expressly (i) authorizes the Collateral Agent to file appropriate financing statements on or continuation statements, and amendments thereto, (including without limitation, any such financing statements that indicate the Collateral as “all assets” or words of similar import) in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens to be created by this Agreement and each of the Loan Documents and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(d) Each Borrower agrees to pay or reimburse the Agents and the Lenders for all of their out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel.

(e) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(f) Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g) The provisions of Section 12.10(a) of the Financing Agreement (Consent to Jurisdiction; Service of Process and Venue) are hereby incorporated by reference, mutatis mutandis.

(h) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(i) THE ADDITIONAL [BORROWER][GUARANTOR] AND EACH OTHER LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(j) This Agreement, together with the Financing Agreement and the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

TPI COMPOSITES, INC.

By:
Name:
Title:

TPI CHINA, LLC

By:
Name:
Title:

TPI IOWA, LLC

By:
Name:
Title:

TPI ARIZONA, LLC

By:
Name:
Title:

TPI MEXICO, LLC

By:
Name:
Title:

[Joinder Agreement]

TPI, INC.

By:
Name:
Title:

TPI TECHNOLOGY, INC.

By:
Name:
Title:

GUARANTORS:

COMPOSITE SOLUTIONS, INC.

By:
Name:
Title:

TPI MEXICO II, LLC

By:
Name:
Title:

TPI TURKEY, LLC

By:
Name:
Title:

[Joinder Agreement]

TPI TURKEY II, LLC

By:
Name:
Title:

TPI TURKEY III, LLC

By:
Name:
Title:

TPI COMPOSITES, LLC

By:
Name:
Title:

[Joinder Agreement]

COLLATERAL AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	_
Name:
Title:

[Joinder Agreement]

ADDITIONAL [BORROWER][GUARANTOR]:

[ ]

By:
Name:
Title:

Address:

[Joinder Agreement]

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of             , 20            between             (“Assignor”) and              (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.

1. In accordance with the terms and conditions of Section 12.07 of the Financing Agreement, the Assignor hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (expect as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Commitments and Loans as specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

3. The Assignee (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Financing Agreement; (d) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as the Administrative Agent or the Collateral Agent (as the case may be) on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Collateral Agent for recording by the Administrative Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been accepted by the Collateral Agent and recorded in the Register by the Administrative Agent, (c) the date of receipt by the Collateral Agent of a processing and recordation fee in the amount of $5,000,1 (d) the settlement date specified on Annex I, and (e) the receipt by Assignor of the Purchase Price specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Financing Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents.

6. Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Financing Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment

[1]	The payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender.

Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNOR

[INSERT ADDRESS]
Telephone No.:
Telecopy No.:

[ASSIGNEE]

By:
Name:
Title:
Date:

NOTICE ADDRESS FOR ASSIGNEE

[INSERT ADDRESS]
Telephone No.:
Telecopy No.:

ASSIGNMENT AND ACCEPTANCE

AGREEMENT

ACCEPTED AND CONSENTED TO this day of , 20

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC, as Collateral Agent

By:
Name:
Title:

ASSIGNMENT AND ACCEPTANCE

AGREEMENT

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1. Parent: TPI Composites, Inc., a Delaware corporation (the “Parent”)

2. Name and Date of Financing Agreement: Financing Agreement, dated as of August 19, 2014 (as amended, supplemented or otherwise modified from time to time), by and among the Parent, each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent and each other subsidiary of the Parent that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein) (each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

3.	Date of Assignment Agreement:

4.	Amount of Term Loan Assigned:

5.	Amount of Delayed Draw Term Loan Commitment Assigned:

6.	Purchase Price:

7.	Settlement Date:

8.	Wire Instructions and Notice Information:

Assignee:	Assignor:

Attn:	Attn:
Fax No.:	Fax No.:

Bank Name:	Bank Name:
ABA Number:	ABA Number:
Account Name:	Account Name:

Assignee:	Assignor:

Account Number:	Account Number:
Sub-Account Name:	Sub-Account Name:
Sub-Account Number:	Sub-Account Number:
Reference:	Reference:
Attn:	Attn:

ASSIGNMENT AND ACCEPTANCE

AGREEMENT

EXHIBIT C

FORM OF NOTICE OF BORROWING

TPI COMPOSITES, INC.

8501 North Scottsdale Road, Suite 280

Scottsdale, AZ 85253

Date:                  , 20

Highbridge Principal Strategies, LLC, as Administrative Agent

under the below-referenced Financing Agreement

40 West 57th Street, 33rd Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned, TPI Composites, Inc., a Delaware corporation (the “Borrower”), refers to the Financing Agreement, dated as of August 19, 2014, by and among the Borrower, each subsidiary of the Borrower listed as a “Borrower” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), and hereby gives you notice pursuant to Section 2.02 of the Financing Agreement that the undersigned hereby requests a Loan under the Financing Agreement (the “Proposed Loan”), and in that connection sets forth below the information relating to such Proposed Loan as required by Section 2.02 of the Financing Agreement. All capitalized terms used herein but not defined herein have the same meanings herein as set forth in the Financing Agreement.

(i)	The aggregate principal amount of the Proposed Loan is $ .[1]

(ii)	The Proposed Loan is [a Delayed Draw Term Loan][2] [the Term Loan].[3]

(iii)	The Proposed Loan is a [Reference Rate Loan] [LIBOR Rate Loan, with an initial Interest Period of month[s]].[4]

(iv)	The Proposed Loan shall be used for .

(v)	The borrowing date of the Proposed Loan is , 20 .[5]

(vi)	The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions set forth on Annex I hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[1]	Each LIBOR Rate Loan shall be made in a minimum amount of $5,000,000 and shall be in an integral multiple of $1,000,000.
[2]	Each Delayed Draw Term Loan shall be made in a minimum amount of $5,000,000 and shall be in an integral multiple of $1,000,000.
[3]	The Term Loan is only available on the Effective Date.
[4]	Interest Period must be one, two or three months.
[5]	This date must be a Business Day, and, with respect to the Term Loan, must be the Effective Date.

The undersigned hereby certifies that (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant to any Loan Document on or prior to the date of the Proposed Loan are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) no Default or Event of Default has occurred or is continuing or will result from the making of the Proposed Loan to be made as of the date of the Proposed Loan, and (iii) the conditions set forth in Article V of the Financing Agreement have been satisfied as of the date of the Proposed Loan.

Very truly yours,

TPI COMPOSITES, INC.

By:
Name:
Title:

NOTICE OF BORROWING

ANNEX I

Payment Instructions

Name of Bank:

ABA No:

Account Name:

Attention:

Account No:

Ref:

EXHIBIT D

FORM OF LIBOR NOTICE

TPI COMPOSITES, INC.

8501 North Scottsdale Road, Suite 280

Scottsdale, AZ 85253

Highbridge Principal Strategies, LLC, as Administrative Agent

under the below-referenced Financing Agreement

40 West 57th Street, 33rd Floor

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Financing Agreement, dated as of August 19, 2014 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among TPI Composites, Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Borrower” on the signature pages thereto (together with the Borrower and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

This LIBOR Notice represents the Borrower’s request to [convert into] [continue as] [LIBOR Rate Loans] [Reference Rate Loans] $            1 of the outstanding principal amount of the [Term Loan][Delayed Draw Term Loan] (the “Requested Loan”)[, and is a written confirmation of the telephonic notice of such election previously given to the Administrative Agent].

[1]	Borrower (i) shall not have more than 3 LIBOR Rate Loans in effect at any given time, and (ii) may only exercise the LIBOR Option for LIBOR Rate Loans of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof.

[Such Requested LIBOR Rate Loan will have an Interest Period of [one] [two] [three] month(s), commencing on             .]

[This LIBOR Notice further confirms the Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Financing Agreement, of the LIBOR Rate as determined pursuant to the Financing Agreement.]

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

The undersigned certifies that (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document certificate or other writing delivered to any Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof as though made on and as of the date hereof and will be true and correct on as of the date of the [conversion] [continuation] of the Requested Loan, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing or will result from the [conversion] [continuation] of the Requested Loan or will occur or be continuing on the date of the Requested Loan and (iii) all applicable conditions set forth in Article V of the Financing Agreement have been satisfied as of the date hereof and will remain satisfied as of the date of the [conversion] [continuation] of the Requested Loan.

Dated:

TPI COMPOSITES, INC.

By:
Name:
Title:

LIBOR NOTICE

EXHIBIT E

FORM OF PROMISSORY NOTE1

$[ ][2]	[ ] [ ], 20[ ]

FOR VALUE RECEIVED, TPI Composites, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages to the Financing Agreement (as defined below) (together with the Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally unconditionally promise to pay to [            ]3 or its registered assigns (the “Lender”) the principal amount of [            ] DOLLARS and [            ] CENTS ($[            ]) or, if less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Financing Agreement, dated as of August 19, 2014 (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”), by and among the Borrowers, each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto, Highbridge Principal Strategies, LLC, a Delaware limited liability company, as collateral agent for such lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for such lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). This Note is one of the promissory notes referred to in the Financing Agreement. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Financing Agreement.

Until maturity (whether by acceleration or otherwise), interest shall accrue and be payable on the outstanding principal balance hereof at the per annum rates of interest set forth in the Financing Agreement. In accordance with the provisions of the Financing Agreement, upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal at all times to the Post-Default Rate. The Post-Default Rate shall apply both before and after any judgment or arbitration decision, until the Lender receives full payment in

[1]	Promissory Note should be printed on safety paper.
[2]	Include the principal amount of the loan made by the Lender to the Borrowers.
[3]	Insert the name of the Lender.

cash. All amounts payable by the Borrowers hereunder shall be paid in accordance with the terms and conditions of the Financing Agreement in immediately available funds.

Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration, and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

This Note and all provisions hereof shall be binding upon the Borrowers and all persons claiming under or through the Borrowers, and shall inure to the benefit of the Lender, together with its registered successors and assigns, including each owner and holder from time to time of this Note. The obligations of the Borrowers under this Note shall be joint and several obligations of the Borrowers, and of each the Borrowers’ successors and assigns.

Each Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including all reasonable attorneys’ fees and disbursements, as described in the Financing Agreement.

This Note may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

To the extent of any inconsistency between any of the terms and conditions of this Note and the terms and conditions of the Financing Agreement, the terms and conditions of the Financing Agreement shall control.

This Note is secured by the Collateral described in the Financing Agreement and the other Loan Documents, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be prepaid or accelerated, and is hereby entitled to all the benefits and rights of the Financing Agreement and such other Loan Documents (including, without limitation, any guarantees delivered in connection therewith).

The provisions of Sections 12.09, 12.10, 12.11, 12.12, 12.13, 12.14, 12.15 and 12.21 of the Financing Agreement are hereby incorporated by reference herein, mutatis mutandis, as to apply to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

TPI COMPOSITES, INC.

By:
Name:
Title:

TPI CHINA, LLC

By:
Name:
Title:

TPI IOWA, LLC

By:
Name:
Title:

TPI ARIZONA, LLC

By:
Name:
Title:

TPI MEXICO, LLC

By:
Name:
Title:

TPI, INC.

By:
Name:
Title:

TPI TECHNOLOGY, INC.

By:
Name:
Title:

Promissory Note

EXECUTION COPY

AMENDMENT NO. 1 TO FINANCING AGREEMENT

AMENDMENT NO. 1 TO FINANCING AGREEMENT (this “Amendment”), dated as of December 29, 2014, to the Financing Agreement, dated as of August 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among TPI Composites, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers have requested that the Lenders (i) make a Delayed Draw Term Loan in an aggregate principal amount of $5,000,000, (ii) waive certain Events of Default that have occurred, and (iii) make certain changes to the Financing Agreement and the Lenders are willing to make such modifications, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2. Amendment to Preamble. The first paragraph of the Financing Agreement is hereby amended by deleting the phrase “(together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”)” and substituting therefor the following:

“(together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”)”

3. New Definitions. The following new definitions are hereby added to Section 1.01, in alphabetical order:

“‘2014 Subordinated Indebtedness Creditors’ means Element Partners II, L.P., Element Partners II Intrafund, L.P., Angeleno Investors II, LP, Landmark Growth Capital Partners, L.P. and Landmark IAM Growth Capital, L.P.

“‘2014 Subordinated Indebtedness’ means the Indebtedness under the 2014 Subordinated Notes.”

“‘2014 Subordinated Notes’ means those certain Subordinated Convertible Promissory Notes, dated as of December 29, 2014, by the Parent in favor of the 2014 Subordinated Indebtedness Creditors.”

“‘2014 Subordination Agreement’ means that certain Subordination Agreement, dated as of December 29, 2014, by and among the Collateral Agent and the 2014 Subordinated Indebtedness Creditors.”

“‘2014 Delayed Draw Term Loan’ means the Delayed Draw Term Loan in an aggregate principal amount of $5,000,000 to be made by the Lenders with Delayed Draw Term Loan Commitments on the Amendment No. 1 Effective Date.”

“‘Amendment No. 1’ means Amendment No. 1 to Financing Agreement, dated as of December 29, 2014, by and among the Agents, the Lenders and the Loan Parties.”

“‘Amendment No. 1 Effective Date’ means the “Amendment Effective Date” as defined in Amendment No. 1, which is December 29, 2014.”

4. Amendment to definition of “Applicable Prepayment Premium”. The definition of “Applicable Prepayment Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Applicable Prepayment Premium’ means, as of any date of determination, with respect to any payment of the Term Loan (other than any payment made pursuant to Section 2.03, Section 2.05(c)(i), Section 2.05(c)(ii) and Section 2.05(c)(iv)), an amount equal to (i) during the period of time from and after the Amendment No. 1 Effective Date up to and including the date that is the first anniversary of the Amendment No. 1 Effective Date, the Make-Whole Premium; provided, that no Make-Whole Premium shall be required if both (A) such prepayment of the Loans is made in connection with an initial public offering of Equity Interests by the Parent or any direct or indirect parent of the Parent and (B) Highbridge or any of its Affiliates or Related Funds is the provider of the replacement financing facilities entered into in connection therewith, (ii) during the period of time after the date that is the first anniversary of the Amendment No. 1 Effective Date up to and including the date that is the second anniversary of the Amendment No. 1 Effective Date, an amount equal to 3.00% times the aggregate amount of all Loans prepaid on such date, (iii) during the period of time after the date that is the second anniversary of the Amendment No. 1 Effective Date up to and including the date that is the third anniversary of the Amendment No. 1 Effective Date, an amount equal to 1.50% times the aggregate amount of all Loans prepaid on such date and (iii) thereafter, zero.”

5. Amendment to definition of “Consolidated EBITDA”. Effective as of September 30, 2014, the definition of “Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following:

Fiscal Month End	Consolidated EBITDA
November 30, 2013	$2,397,000
December 31, 2013	$3,053,000
January 31, 2014	$(822,000)

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Fiscal Month End	Consolidated EBITDA
February 28, 2014	$(713,000)
March 31, 2014	$945,000
April 30, 2014	$(290,000)
May 31, 2014	$218,000
June 30, 2014	$1,947,000
July 31, 2014	$(3,000)
August 31, 2014	$4,538,000
September 30, 2014	$1,594,000
October 31, 2014	$3,013,000

6. Amendment to definition of “Leverage Ratio”. The definition of “Leverage Ratio” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Leverage Ratio’ means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness (other than the 2014 Subordinated Indebtedness) described in clauses (a), (b), (c), (d), (e), (f) and (h) in the definition thereof of such Person and its Subsidiaries as of the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.”

7. Amendment to definition of “Loan Document”. The definition of “Loan Document” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Loan Document’ means this Agreement, any Control Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the 2014 Subordination Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any UCC Filing Authorization Letter, any VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.”

8. Amendment to definition of “Make-Whole Premium”. The definition of “Make-Whole Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Make-Whole Premium’ means an amount equal to (i) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred)

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which would have otherwise been payable on the amount of the principal prepayment from the date of prepayment until the date that is the first anniversary of the Amendment No. 1 Effective Date, plus (ii) an amount equal to the Applicable Prepayment Premium that would otherwise be payable as if such prepayment had occurred on the day immediately after the date that is the first anniversary of the Amendment No. 1 Effective Date.”

9. Amendment to definition of “North America Consolidated EBITDA”. Effective as of September 30, 2014, the definition of “North America Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following:

Fiscal Month End	North America Consolidated EBITDA
November 30, 2013	$1,902,000
December 31, 2013	$3,008,000
January 31, 2014	$149,000
February 28, 2014	$98,000
March 31, 2014	$676,000
April 30, 2014	$(545,000)
May 31, 2014	$265,000
June 30, 2014	$(654,000)
July 31, 2014	$85,000
August 31, 2014	$3,017,000
September 30, 2014	$(430,000)
October 31, 2014	$768,000

10. Amendment to definition of “Permitted Acquisition”. The definition of “Permitted Acquisition” in Section 1.01 of the Financing Agreement is hereby amended by inserting a new paragraph immediately following subclause (k), to read as follows:

“Notwithstanding anything to the contrary set forth herein or in any other Loan Document, neither the Parent nor any of its Subsidiaries may enter into or consummate any Permitted Acquisitions after the Amendment No. 1 Effective Date.”

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11. Amendment to definition of “Permitted Indebtedness”. The definition of “Permitted Indebtedness” in Section 1.01 of the Financing Agreement is hereby amended by inserting a new paragraph immediately following subclause (l), to read as follows:

“Notwithstanding anything to the contrary set forth herein or in any other Loan Document, during the period from and after the Amendment No. 1 Effective Date until December 31, 2015, the Parent and its North America Subsidiaries may not incur any additional Indebtedness without the prior written consent of the Agents and the Required Lenders, other than (i) Indebtedness under this Agreement (including any additional Delayed Draw Term Loans), and (ii) the 2014 Subordinated Indebtedness (which shall constitute Permitted Indebtedness).”

12. Amendment to definition of “Permitted Intercompany Investments”. The definition of “Permitted Intercompany Investments” in Section 1.01 of the Financing Agreement is hereby amended by deleting subclause (d) therein and substituting therefor the following:

“(d) [intentionally omitted],”

13. Amendment to Section 2.01(a)(ii) (Commitments). Section 2.01(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(ii) each Delayed Draw Term Loan Lender severally agrees to make term loans (collectively, the “Delayed Draw Term Loans”) to the Borrower in an amount (i) requested by the Borrowers up to its Pro Rata Share of $5,000,000 in the aggregate on the Amendment No. 1 Effective Date, (ii) up to its Pro Rata Share of $5,000,000 in the aggregate on or after June 30, 2015, and (iii) up to the then-outstanding aggregate amount of such Lender’s Delayed Draw Term Loan Commitment at any time after January 1, 2016 and prior to the Delayed Draw Term Loan Commitment Expiry Date, or until the earlier reduction of its Delayed Draw Term Loan Commitment to zero in accordance with the terms hereof.”

14. Amendment to Section 5.04 (Conditions Subsequent to Effectiveness). Effective as of October 31, 2014, Section 5.04 of the Financing Agreement is hereby amended by (i) deleting the phrase “within 45 days after the Effective Date” from subclause (b) and substituting therefor “no later than January 31, 2015”, (ii) deleting the phrase “within 45 days after the Effective Date” from subclause (c) and substituting therefor “no later than January 31, 2015”.

15. Amendment to Section 7.02(j) (Transactions with Affiliates). Section 7.02(j) of the Financing Agreement is hereby amended by (a) deleting “and” prior to subclause (v), and (b) inserting a new subclause (vi) immediately following subclause (v), to read as follows:

“and (vi) the 2014 Subordinated Indebtedness”

16. Amendment to Section 7.02(m)(i) (Modification of Indebtedness). Section 7.02(m)(i) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ (A) Indebtedness with an outstanding aggregate principal amount in excess of $100,000 or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final

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maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse in any material respect to the Lenders or the issuer of such Indebtedness in any respect or (B) 2014 Subordinated Indebtedness except to the extent permitted by the 2014 Subordination Agreement;”

17. Amendment to Section 7.02(m)(ii) (Prepayment of Indebtedness). Section 7.02(m)(ii) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(ii) (1) except for the Obligations and the 2014 Subordinated Indebtedness, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing or (2) (A) refund, refinance, replace or exchange any other Indebtedness for any 2014 Subordinated Indebtedness or (B) make any payment (including the payment of interest), prepayment, redemption, defeasance, sinking fund payment or repurchase of or in respect of the 2014 Subordinated Indebtedness, except, in the case of clauses (2)(A) and (2)(B), to the extent expressly permitted by the 2014 Subordination Agreement;”

18. Amendment to Section 7.03(a) (North America Consolidated EBITDA). Section 7.03(a) of the Financing Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following:

Fiscal Period End	North America Consolidated EBITDA
Fiscal Month Ending November 30, 2014	$7,011,000
Fiscal Month Ending December 31, 2014	$1,859,000
Fiscal Month Ending January 31, 2015	$0
Fiscal Month Ending February 28, 2015	$0
Fiscal Month Ending March 31, 2015	$0
Fiscal Month Ending April 30, 2015	$293,000

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Fiscal Period End	North America Consolidated EBITDA
Fiscal Month Ending May 31, 2015	$1,551,000
Fiscal Month Ending June 30, 2015	$4,207,000
Fiscal Month Ending July 31, 2015	$4,214,000
Fiscal Month Ending August 31, 2015	$3,511,000
Fiscal Month Ending September 30, 2015	$6,053,000
Fiscal Month Ending October 31, 2015	$8,915,000
Fiscal Month Ending November 30, 2015	$12,379,000
Fiscal Month Ending December 31, 2015	$14,988,000
Fiscal Month Ending January 31, 2016	$17,840,000
Fiscal Month Ending February 29, 2016	$17,840,000
Fiscal Month Ending March 31, 2016	$18,770,000
Fiscal Month Ending April 30, 2016	$18,770,000
Fiscal Month Ending May 31, 2016	$18,770,000
Fiscal Month Ending June 30, 2016	$20,320,000
Fiscal Month Ending July 31, 2016	$20,320,000
Fiscal Month Ending August 31, 2016	$20,320,000
Fiscal Month Ending September 30, 2016	$21,970,000
Fiscal Month Ending October 31, 2016	$21,970,000
Fiscal Month Ending November 30, 2016	$21,970,000
Fiscal Month Ending December 31, 2016	$24,000,000
Fiscal Quarter Ending March 31, 2017	$24,870,000
Fiscal Quarter Ending June 30, 2017	$25,740,000
Fiscal Quarter Ending September 30, 2017	$26,610,000
Fiscal Quarter Ending December 31, 2017	$27,480,000

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Fiscal Period End	North America Consolidated EBITDA
Fiscal Quarter Ending March 31, 2018	$27,480,000
Fiscal Quarter Ending June 30, 2018	$27,480,000

19. Amendment to Section 7.03(b) (Consolidated EBTIDA). Section 7.03(b) of the Financing Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following:

Fiscal Period End	Consolidated EBITDA
Fiscal Month Ending November 30, 2014	$15,620,000
Fiscal Month Ending December 31, 2014	$12,573,000
Fiscal Month Ending January 31, 2015	$12,768,000
Fiscal Month Ending February 28, 2015	$13,141,000
Fiscal Month Ending March 31, 2015	$13,398,000
Fiscal Month Ending April 30, 2015	$15,832,000
Fiscal Month Ending May 31, 2015	$17,503,000
Fiscal Month Ending June 30, 2015	$19,107,000
Fiscal Month Ending July 31, 2015	$21,551,000
Fiscal Month Ending August 31, 2015	$20,439,000
Fiscal Month Ending September 30, 2015	$22,495,000
Fiscal Month Ending October 31, 2015	$24,754,000
Fiscal Month Ending November 30, 2015	$27,997,000
Fiscal Month Ending December 31, 2015	$30,450,000
Fiscal Month Ending January 31, 2016	$31,830,000
Fiscal Month Ending February 29, 2016	$31,830,000
Fiscal Month Ending March 31, 2016	$42,880,000
Fiscal Month Ending April 30, 2016	$42,880,000

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Fiscal Period End	Consolidated EBITDA
Fiscal Month Ending May 31, 2016	$42,880,000
Fiscal Month Ending June 30, 2016	$51,100,000
Fiscal Month Ending July 31, 2016	$51,100,000
Fiscal Month Ending August 31, 2016	$51,100,000
Fiscal Month Ending September 30, 2016	$53,360,000
Fiscal Month Ending October 31, 2016	$53,360,000
Fiscal Month Ending November 30, 2016	$53,360,000
Fiscal Month Ending December 31, 2016	$55,030,000
Fiscal Quarter Ending March 31, 2017	$58,620,000
Fiscal Quarter Ending June 30, 2017	$62,210,000
Fiscal Quarter Ending September 30, 2017	$65,790,000
Fiscal Quarter Ending December 31, 2017	$69,380,000
Fiscal Quarter Ending March 31, 2018	$69,380,000
Fiscal Quarter Ending June 30, 2018	$69,380,000

20. Amendment to Section 7.03(c) (North America Leverage Ratio). Section 7.03(c) of the Financing Agreement is hereby amended by deleting the table in such section and substituting therefor the following:

Fiscal Period End	North America Leverage Ratio
Fiscal Month Ending January 31, 2016	3.18 to 1.00

Fiscal Month Ending February 29, 2016	3.18 to 1.00

Fiscal Month Ending March 31, 2016	2.92 to 1.00

Fiscal Month Ending April 30, 2016	2.92 to 1.00

Fiscal Month Ending May 31, 2016	2.92 to 1.00

Fiscal Month Ending June 30, 2016	2.66 to 1.00

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Fiscal Period End	North America Leverage Ratio
Fiscal Month Ending July 31, 2016	2.66 to 1.00

Fiscal Month Ending August 31, 2016	2.66 to 1.00

Fiscal Month Ending September 30, 2016	2.40 to 1.00

Fiscal Month Ending October 31, 2016	2.40 to 1.00

Fiscal Month Ending November 30, 2016	2.40 to 1.00

Fiscal Month Ending December 31, 2016	2.13 to 1.00

Fiscal Quarter Ending March 31, 2017	2.03 to 1.00

Fiscal Quarter Ending June 30, 2017	1.93 to 1.00

Fiscal Quarter Ending September 30, 2017	1.83 to 1.00

Fiscal Quarter Ending December 31, 2017	1.73 to 1.00

Fiscal Quarter Ending March 31, 2018	1.73 to 1.00

Fiscal Quarter Ending June 30, 2018	1.73 to 1.00

21. Amendment to Section 7.03(d) (Leverage Ratio). Section 7.03(d) of the Financing Agreement is hereby amended by deleting the table in such section and substituting therefor the following:

Fiscal Period End	Leverage Ratio
Fiscal Month Ending November 30, 2014	6.75 to 1.00

Fiscal Month Ending December 31, 2014	9.26 to 1.00

Fiscal Month Ending January 31, 2015	9.04 to 1.00

Fiscal Month Ending February 28, 2015	8.86 to 1.00

Fiscal Month Ending March 31, 2015	9.08 to 1.00

Fiscal Month Ending April 30, 2015	7.80 to 1.00

Fiscal Month Ending May 31, 2015	7.04 to 1.00

Fiscal Month Ending June 30, 2015	6.47 to 1.00

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Fiscal Period End	Leverage Ratio
Fiscal Month Ending July 31, 2015	5.92 to 1.00

Fiscal Month Ending August 31, 2015	6.20 to 1.00

Fiscal Month Ending September 30, 2015	5.52 to 1.00

Fiscal Month Ending October 31, 2015	5.10 to 1.00

Fiscal Month Ending November 30, 2015	4.43 to 1.00

Fiscal Month Ending December 31, 2015	4.07 to 1.00

Fiscal Month Ending January 31, 2016	3.40 to 1.00

Fiscal Month Ending February 29, 2016	3.40 to 1.00

Fiscal Month Ending March 31, 2016	2.96 to 1.00

Fiscal Month Ending April 30, 2016	2.96 to 1.00

Fiscal Month Ending May 31, 2016	2.96 to 1.00

Fiscal Month Ending June 30, 2016	2.51 to 1.00

Fiscal Month Ending July 31, 2016	2.51 to 1.00

Fiscal Month Ending August 31, 2016	2.51 to 1.00

Fiscal Month Ending September 30, 2016	2.07 to 1.00

Fiscal Month Ending October 31, 2016	2.07 to 1.00

Fiscal Month Ending November 30, 2016	2.07 to 1.00

Fiscal Month Ending December 31, 2016	1.62 to 1.00

Fiscal Quarter Ending March 31, 2017	1.55 to 1.00

Fiscal Quarter Ending June 30, 2017	1.48 to 1.00

Fiscal Quarter Ending September 30, 2017	1.41 to 1.00

Fiscal Quarter Ending December 31, 2017	1.34 to 1.00

Fiscal Quarter Ending March 31, 2018	1.34 to 1.00

Fiscal Quarter Ending June 30, 2018	1.34 to 1.00

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22. Amendment to Section 7.03(e) (Fixed Charge Coverage Ratio). Section 7.03(e) of the Financing Agreement is hereby amended by deleting the table in such section and substituting therefor the following:

Fiscal Period End	Fixed Charge Coverage Ratio
Fiscal Month Ending November 30, 2014	2.13 to 1.00

Fiscal Month Ending December 31, 2014	1.47 to 1.00

Fiscal Month Ending January 31, 2015	1.57 to 1.00

Fiscal Month Ending February 28, 2015	1.54 to 1.00

Fiscal Month Ending March 31, 2015	1.36 to 1.00

Fiscal Month Ending April 30, 2015	1.65 to 1.00

Fiscal Month Ending May 31, 2015	1.75 to 1.00

Fiscal Month Ending June 30, 2015	1.31 to 1.00

Fiscal Month Ending July 31, 2015	1.93 to 1.00

Fiscal Month Ending August 31, 2015	1.76 to 1.00

Fiscal Month Ending September 30, 2015	1.63 to 1.00

Fiscal Month Ending October 31, 2015	2.02 to 1.00

Fiscal Month Ending November 30, 2015	2.26 to 1.00

Fiscal Month Ending December 31, 2015	2.16 to 1.00

Fiscal Month Ending January 31, 2016	2.29 to 1.00

Fiscal Month Ending February 29, 2016	2.29 to 1.00

Fiscal Month Ending March 31, 2016	2.39 to 1.00

Fiscal Month Ending April 30, 2016	2.39 to 1.00

Fiscal Month Ending May 31, 2016	2.39 to 1.00

Fiscal Month Ending June 30, 2016	2.49 to 1.00

Fiscal Month Ending July 31, 2016	2.49 to 1.00

Fiscal Month Ending August 31, 2016	2.49 to 1.00

Fiscal Month Ending September 30, 2016	2.60 to 1.00

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Fiscal Month Ending October 31, 2016	2.60 to 1.00

Fiscal Month Ending November 30, 2016	2.60 to 1.00

Fiscal Month Ending December 31, 2016	2.70 to 1.00

Fiscal Quarter Ending March 31, 2017	2.70 to 1.00

Fiscal Quarter Ending June 30, 2017	2.70 to 1.00

Fiscal Quarter Ending September 30, 2017	3.49 to 1.00

Fiscal Quarter Ending December 31, 2017	3.75 to 1.00

Fiscal Quarter Ending March 31, 2018	3.75 to 1.00

Fiscal Quarter Ending June 30, 2018	3.75 to 1.00

23. Amendment to Section 9.01 (Events of Default). Section 9.01 of the Financing Agreement is hereby amended by (i) deleting “or” from the end of clause (q), (ii) inserting “or” at the end of clause (r) and (iii) inserting a new clause (s) immediately following clause (r), to read as follows:

“(r) (i) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in, the documents evidencing the 2014 Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in, the documents evidencing or governing the 2014 Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documents evidencing or governing the 2014 Subordinated Indebtedness, (iv) any holder of the 2014 Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing the 2014 Subordinated Indebtedness (including, without limitation, the 2014 Subordination Agreement), (v) the subordination provisions of the documents (including, without limitation, the 2014 Subordination Agreement) evidencing or governing the 2014 Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the 2014 Subordinated Indebtedness or (vi) any Loan Party or any holder of the 2014 Subordinated Indebtedness shall affirmatively assert in writing any of the foregoing;”

24. Amendment to Section 9.02 (Cure Right). Section 9.02 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“Section 9.02 Cure Right. In the event that the Loan Parties fail to comply with the requirements of the financial covenants set forth in Section 7.03(a) for any fiscal month or fiscal quarter, as applicable, until the date on which financial statements are required to be delivered with respect to the applicable fiscal month or quarter hereunder, the Parent shall have the right to use an amount of the Consolidated EBITDA of the Parent and its Subsidiaries and allocate such amount to the North America Consolidated EBITDA for the purpose of Section 7.03(a), and such amount of allocated Consolidated

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EBITDA shall (i) increase North America Consolidated EBITDA with respect to such applicable fiscal month or quarter, as applicable, and (ii) decrease Consolidated EBITDA with respect to such applicable fiscal month or quarter, as applicable (the “Cure Right”); provided that (a) after giving effect to any such decrease in Consolidated EBITDA as described in clause (ii) above, the Loan Parties shall still be in compliance with the financial covenants set forth in Section 7.03(b) and Section 7.03(d) for such fiscal month or quarter, as applicable, and the Loan Parties shall provide a Compliance Certificate to the Agents and the Lenders demonstrating such compliance, (b) any such allocation of Consolidated EBITDA to North America Consolidated EBITDA does not exceed the aggregate amount necessary to cure such Event of Default under Section 7.03(a) for such period, (c) after the Amendment No. 1 Effective Date, the Cure Right may only be exercised for up to six fiscal months (consecutive or non-consecutive) during the term of the Loans, and (d) after the Amendment No. 1 Effective Date, the Cure Right may only be exercised for any periods ending in 2015. If, after giving effect to the foregoing pro forma adjustment, the Loan Parties are in compliance with the financial covenants set forth in Section 7.03, the Loan Parties shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.03 that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.03 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA and North America Consolidated EBITDA referred to in the immediately preceding sentence.”

25. Amendment to Schedules.

(a) Schedule 1.01(C) is hereby replaced with Schedule 1.01(C) attached as Annex I hereto.

(b) Schedule 7.02(b) is hereby replaced with Schedule 7.02(b) attached as Annex II hereto.

(c) Schedule 7.02(e) is hereby replaced with Schedule 7.02(e) attached as Annex III hereto.

26. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) Amendment. Each Agent shall have received this Amendment fully executed by the Loan Parties and the Lenders in a sufficient number of counterparts for distribution to all parties.

(b) Delivery of Documents. The Agents shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to the Agents and, unless indicated otherwise, dated the Amendment Effective Date and, if applicable, duly executed by the Persons party thereto:

(i) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, or that there have been no changes to the Governing Documents of such Loan Party since the Effective Date, and (B) as to a copy of the resolutions

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or written consents of such Loan Party authorizing (1) the borrowings on the Amendment Effective Date and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of this Amendment and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(ii) an opinion of Goodwin Procter LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(iii) a certificate of the chief financial officer of the Parent, certifying that the Loan Parties on a consolidated basis are Solvent (after giving effect to the 2014 Delayed Draw Term Loan, the incurrence of the 2014 Subordinated Indebtedness and the other transactions to occur on the Amendment Effective Date);

(iv) a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of the 2014 Delayed Draw Term Loan is being used for a Permitted Project and is in compliance with the budget for such Permitted Project set forth on Schedule 1.01(C) and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Required Lenders;

(v) a certificate of the chief financial officer of the Parent setting forth in reasonable detail the calculations required to establish, on a pro forma basis after giving effect to the 2014 Delayed Draw Term Loan, the incurrence of the 2014 Subordinated Indebtedness and the other transactions to occur on the Amendment Effective Date, compliance with each of the financial covenants contained in Section 7.03 (as amended by this Amendment, as applicable) for the next four fiscal quarters; and

(vi) a Disbursement Letter, executed by the Loan Parties, the Agents, the Lenders and the 2014 Subordinated Indebtedness Creditors, in form and substance satisfactory to the Agents.

(c) UCC Search Results. The Collateral Agent shall have received the results of searches for any effective UCC financing statements filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent).

(d) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 of the Financing Agreement with respect to the 2014 Delayed Draw Term Loan.

(e) Subordinated Indebtedness.

(i) The Collateral Agent shall have received copies of all documents and instruments by and between the 2014 Subordinated Indebtedness Creditors and the Loan Parties evidencing the 2014 Subordinated Indebtedness, each of which shall be in form and substance satisfactory to the Collateral Agent and the Required Lenders.

(ii) The Collateral Agent shall have received evidence, reasonably satisfactory to the Collateral Agent, of the Loan Parties’ receipt of cash proceeds of at least $10,000,000 in respect of the 2014 Subordinated Indebtedness.

15

(iii) The Collateral Agent shall have received a subordination agreement in connection with the 2014 Subordinated Indebtedness, duly executed by each of the 2014 Subordinated Indebtedness Creditors and the Loan Parties, in form and substance satisfactory to the Collateral Agent and the Required Lenders.

(f) Qualified Cash. The Borrowers shall have Qualified Cash in an amount equal to or greater than $3,000,000 immediately prior to giving effect to the making of the 2014 Delayed Draw Term Loan.

(g) Expenses. The Administrative Agent shall have received payment of all fees and expenses which are due and payable as of the Amendment Effective Date.

27. Post-Closing Covenants.

(a) Amendment to GE Iowa Contract. No later than January 31, 2015, the Collateral Agent shall have received a copy of an amendment to the Supply Agreement dated as of September 6, 2007, by and among GE and TPI Iowa, LLC, as such Supply Agreement, which amendment shall be in form and substance satisfactory to the Collateral Agent.

(b) No later than February 28, 2015 (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received an executed and legally valid and binding pledge agreement governed by the laws of China with respect to 65% of the voting Equity Interests of TPI Composites (Taicang) Company Limited.

28. Acknowledgment. The Loan Parties acknowledge and agree that, immediately prior to the Amendment Effective Date:

(a) the outstanding principal amount of the Term Loan is $50,000,000, and such amount is outstanding and payable to the Lenders under the Financing Agreement without set-off, counterclaim, deduction, offset or defense and is secured by a first priority (subject to exceptions set forth in the Financing Agreement and/or other Loan Documents) Lien on the Collateral;

(b) after giving effect to this Amendment on the Amendment Effective Date and the making of the 2014 Delayed Draw Term Loan, the aggregate outstanding principal amount of the Term Loan will be $55,000,000, and such amount will be outstanding and payable to the Lender under the Financing Agreement without set-off, counterclaim, deduction, offset or defense and will be secured by a first priority (subject to exceptions set forth in the Financing Agreement and/or other Loan Documents) Lien on the Collateral; and

(c) the 2014 Delayed Draw Term Loan is a “Delayed Draw Term Loan” as defined in the Financing Agreement, and upon the making of the 2014 Delayed Draw Term Loan by the Lenders with Delayed Draw Term Loan Commitments, the Delayed Draw Term Loan Commitments will be reduced by $5,000,000 in the aggregate.

29. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. After giving effect to this Amendment, the representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or

16

immediately prior to the Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date (after giving effect to the amendments set forth in this Amendment) or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(f) Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan

17

Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

30. No Other Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Financing Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Agents or the Lenders to grant any similar or other future waiver or amendment of any of the terms and conditions of the Financing Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Agents or the Lenders under the Financing Agreement or the other Loan Documents.

31. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

(e) Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does, to the maximum extent permitted by applicable law, hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any

18

and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

(f) This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(g) The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(h) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.

[Remainder of Page Left Intentionally Blank]

19

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

TPI COMPOSITES, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI CHINA, LLC TPI IOWA, LLC TPI ARIZONA, LLC TPI MEXICO, LLC

By: TPI Composites, Inc., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI TECHNOLOGY, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

AMENDMENT NO. 1 TO

FINANCING AGREEMENT

GUARANTORS:

COMPOSITE SOLUTIONS, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI MEXICO II, LLC TPI TURKEY, LLC TPI TURKEY II, LLC TPI TURKEY III, LLC

By: TPI Composites, Inc., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI COMPOSITES, LLC

By: TPI, Inc., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

AMENDMENT NO. 1 TO

TPI FINANCING AGREEMENT

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

LENDERS:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN FUND III, L.P.

By: Highbridge Principal Strategies, LLC as Trading Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC as Trading Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED

By: Highbridge Principal Strategies, LLC its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 1 TO

TPI FINANCING AGREEMENT

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By: Highbridge Principal Strategies, LLC its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN VG FUND, L.P.

By: Highbridge Principal Strategies, LLC its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – NDT SENIOR LOAN FUND L.P.

By: Highbridge Principal Strategies, LLC its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC as Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 1 TO

TPI FINANCING AGREEMENT

HIGHBRIDGE SPECIALTY LOAN HOLDINGS II, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 1 TO

TPI FINANCING AGREEMENT

ANNEX I

Schedule 1.01(C)

Permitted Projects

1.	TPI Wind Blade Dafeng Company Limited:

•	Facility build out and equipment for the Vestas contract

•	CapEx requirement: 2014 - $7,500,000

•	Working Capital requirement of $10,000,000

•	Permitted Purchase Money Indebtedness Allowance - $7,500,000

•	CapEx, operating ramp-up and steady-state results of operations included in forecast provided.

2.	TPI Composites (Taicang) Company Limited

•	Facility expansion required to accommodate larger blades for GE per the negotiated extension of the existing Supply Agreement

•	CapEx requirement: 2014 - $3,600,000

•	Operating results of TPI Composites (Taicang) Company Limited in the forecast provided include the additional lines

3.	TPI Iowa, LLC

•	Facility expansion required to accommodate larger blades for GE per the negotiated extension of the existing Supply Agreement

•	CapEx requirement: 2014 - $5,100,000; 2015 – $2,600,000

•	Operating results of TPI Iowa, LLC in the forecast provided include the blades to be manufactured in the expansion area.

4.	TPI Inc. (Rhode Island)

•	Build out of 50% of Fall River, MA facility to accommodate Transportation Initiative to kick off in Q3 2014

•	Initial contracts negotiated with Proterra and Volvo/Nova Bus

•	Ongoing discussion with other automotive/transportation companies including BMW and Tesla

•	CapEx requirement: 2014 - $500,000; 2015 - $500,000

•	Permitted Purchase Money Indebtedness Allowance - $1,000,000

•	Operating results of TPI Inc. in the forecast provided include results for Proterra and the initial contracts with Volvo/Nova Bus only.

5.	TPI Mexico, LLC

•	Facility build out and expansion to accommodate the [...***...] line for Gamesa

•	CapEx requirement: 2014 - $3,600,000; 2015 - $4,200,000

•	Working Capital requirement of $5,200,000

•	Permitted Purchase Money Indebtedness Allowance - $0

•	CapEx and working capital needs are reflected in the forecasts provided.

ANNEX I

6.	TPI Kompozit Kanat Sanayi Ve Ticaret A.S.

•	Facility build out and equipment for Nordex and GE

•	CapEx requirement: 2014 - $3,300,000; 2015 - $1,800,000

•	Working Capital requirement of $6,000,000

•	Permitted Purchase Money Indebtedness Allowance $0

•	ALKE buy out remaining to be paid of $2,251,000

•	CapEx, working capital and ALKE buy out are reflected in the forecasts provided.

ANNEX I

ANNEX II

Schedule 7.02(b)

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Bank of China LLC	$3,000	Term	No

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Türkiye Garanti Bankasi, A.Ş. (A/R financing) (the “Garanti A/R Financing”)	$8,000	Revolving	Yes

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Yapi ve Kredi Bankasi A.Ş.	$20,000	Revolving	Yes

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Yapi ve Kredi Bankasi A.Ş. (Unsecured Import Financing)	$7,000	Revolving	Yes

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Türkiye Garanti Bankasi A.Ş. (Unsecured Import Financing) (the “Garanti Import Financing”)	$4,000	Revolving	Yes

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Odea Bank A.Ş. ($10,000,000) (A/R financing and $1,000,000 unsecured line of credit) (May only be incurred upon repayment and termination of the Garanti A/R Financing described above)	$11,000	Revolving	Yes

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Odea Bank A.Ş. ($5,000,000) (Unsecured Import Financing) (May only be incurred upon repayment and termination of the Garanti Import Financing described above)	$5,000	Revolving	Yes

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Türkiye Garanti Bankasi, A.Ş. (equipment lease)	$6,000	Lease Financing	No

ANNEX II

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Turkey, LLC, TPI Turkey II, LLC and TPI Turkey III, LLC	Remaining amounts due on Alke buyout	$2,251	Term	No

TPI Iowa, LLC	Two equipment lease providers	$6	Lease Financing	No

TPI Iowa, LLC	VFI-SPV VIII, Corp. (equipment lease)	$3,800	Lease Financing	No

TPI Composites (Taicang) Company Limited	Bank of China LLC Taicang Branch	$14,627	Revolving	Yes

TPI Composites (Taicang) Company Limited	Haohua Technical Microfinance Co.	$1,626	Revolving	Yes

TPI Composites (Taicang) Company Limited	Jiangsu Dafeng Rural Cooperative Bank	$6,500	Revolving	Yes

TPI Composites (Taicang) Company Limited	VFI-SPV VIII, Corp. or affiliates (equipment lease)	$9,500	Lease Financing	No

TPI Composites, Inc.	Winmark Capital Corporation (equipment lease)	$500	Lease Financing	No

TPI Mexico LLC	Composites One, LLC	$1,100	Term	No

TPI Mexico LLC	COPACHISA, S.A. DE C.V.	$1,018	Term	No

ANNEX II

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Mexico LLC	Gamesa Wind U.S.	$1,643	Term	No

TPI Mexico, LLC	Mitsubishi Power Systems Americas, Inc. (equipment lease)	$425	Term	No

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Letter of Credit Türkiye Garanti Bankasi, A.Ş.	$407	LOC	No

TPI Composites, Inc.	Letter of Credit Santander	$1,200	LOC	No

TPI Composites, Inc. - RI	Letter of Credit Santander	$292	LOC	No

TPI Mexico LLC	Letter of Credit Santander	$1,900	LOC	No

TPI Composites, Inc.	Series A Convertible Preferred Stock

TPI Composites, Inc.	Series B Convertible Preferred Stock

TPI Composites, Inc.	Series B-1 Convertible Preferred Stock

TPI Composites, Inc.	Series C Convertible Preferred Stock

ANNEX II

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Composites, Inc.	Senior Redeemable Preferred Stock

TPI Composites, Inc.	Super Senior Redeemable Preferred Stock

TPI Composites, Inc.	Owens Corning Sales, LLC - guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with Owens Corning Sales, LLC		Guarantee

TPI Composites, Inc.	SGL Kuempers GmbH & Co KG (“SGL”) - guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with SGL		Guarantee

TPI Composites, Inc.	BASF SE - guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with BASF SE		Guarantee

ANNEX II

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Composites, Inc.

Gamesa SA - $15,000,000 guarantee for obligations under the SA shall remain in full force and effect until the earlier of (a) the expiration of the Warranty Period, or (b) such time that TPI Mexico, LLC either has a positive net worth/equity of at least $2,000,000 or that the TPI Mexico, LLC has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.

Guarantee

TPI Composites, Inc.

Nordex SA - €15,000,000 guarantee for obligations under the SA shall remain in full force and effect until such time that TPI Turkey either has a positive net worth/equity of at least €2,000,000 or that TPI Turkey has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.

Guarantee

TPI Composites, Inc.	Acciona SA - $5,000,000 guarantee for obligations under Supply Agreement		Guarantee

TPI Composites, Inc.

Vestas SA - $30,000,000 guarantee of obligations under Supply Agreement shall remain in full force and effect until all obligations and liabilities under the SA have been fully discharged. Amount of guarantee can be reduced based on Solvency and Quick Ratio Levels.

Guarantee

ANNEX II

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted
TPI Composites, Inc.	Yapi ve Kredi Bankasi A.Ş. - $5,000,000 guarantee of Unsecured Import Financing		Guarantee

ANNEX II

ANNEX III

Schedule 7.02(e)

Existing Investments

TPI Inc. holds a 50% interest in a joint venture, Armored Chariots LLC. [...***...] holds the other 50% of Armored Chariots LLC.

Advances by TPI Turkey, LLC to TPI Kompozit Kanat Sanayi Ve Ticaret A.S. aggregating $14,497,000 outstanding.

	Equity invested in TPI Composites (Taicang) Company Limited	Equity invested in TPI Kompozit Kanat Sanayi Ve Ticaret A.S.	Equity invested in TPI-Composites S. De R.L. De C.V.
TPI China, LLC	$5,715,000 (100%)	—	—
TPI Turkey, LLC	—	$28,310,332 (98.88%)	—
TPI Turkey II, LLC	—	$160,334 (0.06%)	—
TPI Turkey III, LLC	—	$160,334 (0.06%)	—
TPI Mexico, LLC	—	—	$3952 (98.8%)
TPI Mexico II, LLC	—	—	$48 (0.2%)

Total	$5,715,000	$28,631,000	$4,000

ANNEX III

EXECUTION COPY

AMENDMENT NO. 2 TO FINANCING AGREEMENT

AMENDMENT NO. 2 TO FINANCING AGREEMENT (this “Amendment”), dated as of December 8, 2015, to the Financing Agreement, dated as of August 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among TPI Composites, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers have requested that the Lenders (i) make the 2015 Delayed Draw Term Loan (as defined below) in an aggregate principal amount of $20,000,000, (ii) increase their commitments to make further Delayed Draw Term Loans by $25,000,000 in the aggregate, and (iii) make certain changes to the Financing Agreement, and the Lenders are willing to make such modifications, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2. New Definitions. The following new definitions are hereby added to Section 1.01, in alphabetical order:

“‘2015 Delayed Draw Term Loan’ means the Delayed Draw Term Loan in an aggregate principal amount of $20,000,000 to be made by the Lenders with Delayed Draw Term Loan Commitments on the Amendment No. 2 Effective Date.”

“‘Amendment No. 2’ means Amendment No. 2 to Financing Agreement, dated as of December 8, 2015, by and among the Agents, the Lenders and the Loan Parties.”

“‘Amendment No. 2 Effective Date’ means the “Amendment Effective Date” as defined in Amendment No. 2, which is December 8, 2015.”

“‘GE Advance Payment Agreement’ means the Advance Payment Agreement, in the form attached as Exhibit A to Amendment No. 2, by and among TPI Mexico, LLC and GE, pursuant to which GE will make an advance payment to TPI Mexico, LLC in the amount of $2,000,000, the proceeds of which are to be used by TPI Mexico, LLC to purchase goods, materials and/or services and to expand its manufacturing facility.

“‘GE Guaranty’ means the Agreement of Guaranty, in the form attached as Exhibit B to Amendment No. 2, pursuant to which the Parent shall guaranty TPI Mexico, LLC’s obligations under the GE Advance Payment Agreement.”

3. Amendment to definition of “Adjusted Consolidated Net Income”. The definition of “Adjusted Consolidated Net Income” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Adjusted Consolidated Net Income’ means, with respect to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period, adjusted in accordance with Schedule 1.01(B) consistent with past practice; provided, that, any bill and hold transactions that give rise to any such adjustments resulting in the recognition of revenue must meet all criteria under GAAP for the recognition as revenue (other than any requirements of transfer of title or transfer of risk of loss), and in any event must be evidenced by a written agreement (including any supply agreement) whereby such Person has agreed to temporarily store finished goods inventory on behalf of its customers and such customer has acknowledged that a final sale of such inventory has occurred; provided, that the inventory subject to any such bill and hold transaction shall be insured against all losses due to damage, destruction, theft, natural disaster or any other cause at levels reasonably acceptable to the Agents, but in all cases representing at least full replacement cost.”

4. Amendment to definition of “Applicable Prepayment Premium”. The definition of “Applicable Prepayment Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Applicable Prepayment Premium’ means, as of any date of determination, with respect to any payment of the Term Loan (other than any installment payment made pursuant to Section 2.03(a) (excluding any payment made in connection with clause (ii) in the last sentence thereof), Section 2.05(c)(i), Section 2.05(c)(ii) and Section 2.05(c)(iv)), an amount equal to (i) during the period of time from and after the Amendment No. 2 Effective Date up to and including the date that is the first anniversary of the Amendment No. 2 Effective Date, the Make-Whole Premium; provided, that no Make-Whole Premium shall be required if both (A) such prepayment of the Loans is made in connection with an initial public offering of Equity Interests by the Parent or any direct or indirect parent of the Parent and (B) Highbridge or any of its Affiliates or Related Funds is the provider of the replacement financing facilities entered into in connection therewith, (ii) during the period of time after the date that is the first anniversary of the Amendment No. 2 Effective Date up to and including the date that is the second anniversary of the Amendment No. 2 Effective Date, an amount equal to 3.00% times the aggregate amount of all Loans prepaid on such date, (iii) during the period of time after the date that is the second anniversary of the Amendment No. 2 Effective Date up to and including August 18, 2018, an amount equal to 1.50% times the aggregate amount of all Loans prepaid on such date and (iii) thereafter, zero.”

5. Amendment to definition of “Delayed Draw Term Loan Commitment Expiry Date”. The definition of “Delayed Draw Term Loan Commitment Expiry Date” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Delayed Draw Term Loan Commitment Expiry Date’ means December 8, 2016.”

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6. Amendment to definition of “Leverage Ratio”. The definition of “Leverage Ratio” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Leverage Ratio’ means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (b), (c), (d), (e), (f) and (h) in the definition thereof of such Person and its Subsidiaries as of the end of such period minus Qualified Cash in an amount not to exceed $5,000,000 in the aggregate, to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.”

7. Amendment to definition of “Make-Whole Premium”. The definition of “Make-Whole Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Make-Whole Premium’ means an amount equal to (i) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of the principal prepayment from the date of prepayment until the date that is the first anniversary of the Amendment No. 2 Effective Date, plus (ii) an amount equal to the Applicable Prepayment Premium that would otherwise be payable as if such prepayment had occurred on the day immediately after the date that is the first anniversary of the Amendment No. 2 Effective Date.”

8. Amendment to definition of “North America Subsidiaries”. The definition of “North America Subsidiaries” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘North America Subsidiaries’ means Composite Solutions, Inc., TPI Iowa LLC, TPI Mexico, LLC, TPI Mexico II, LLC, TPI Mexico III, LLC and TPI Mexico IV, LLC and each of their respective Subsidiaries.”

9. Amendments to definition of “Permitted Indebtedness”. The definition of “Permitted Indebtedness” in Section 1.01 of the Financing Agreement is hereby amended by (i) amending and restating subclause (b), as set forth below, (ii) deleting the paragraph immediately following subclause (l), (iii) deleting the “and” from the end of subclause (k), (iv) deleting the period at the end of subclause (l) and substituting therefor “;”, and (v) inserting a new subclause (m) immediately following subclause (l), as set forth below:

“(b) any other Indebtedness listed on Schedule 7.02(b), and, with respect to any items listed on Schedule 7.02(b) which are specifically identified as being eligible to be refinanced, any Permitted Refinancing Indebtedness in respect of such Indebtedness; provided, that the Indebtedness listed on Schedule 7.02(b) owing to (i) Bank of China LLC Taicang Branch and (ii) Jiangsu Dafeng Rural Cooperative Bank (collectively, the “TPI China Debt”) shall be repaid in an aggregate amount that would result in the aggregate principal balance thereof to be (x) no more than $2,090,800 (or, if the Loan Parties are not in pro forma compliance with the financial covenants set forth in Section 7.03 as of such date, $0) by June 30, 2016 and (y) in any event, $0 by September 30, 2016, and such TPI China Debt shall not be permitted to be outstanding thereafter;”

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“(m) Indebtedness incurred in respect of the GE Advance Payment Agreement and the GE Guaranty, in an aggregate amount not to exceed $2,000,000 at any time outstanding.”

10. Amendment to definition of “Permitted Project”. The definition of “Permitted Project” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“‘Permitted Project’ means a facility expansion project (i) described on Schedule 1.01(C), as amended on the Amendment No. 2 Effective Date and subject to (x) the Capital Expenditure dollar limitations set forth in Schedule 1.01(C) (as amended by Amendment No. 2) and (y) any other limitations or conditions set forth in Schedule 1.01(C) (as amended by Amendment No. 2), (ii) for which the Parent has delivered to the Lenders after the Amendment No. 2 Effective Date (A) a presentation and budget in detail, form and substance reasonably acceptable to the Required Lenders, which presentation and budget shall include a detailed schedule of the Capital Expenditures required for such project and calculations showing pro forma compliance with the financial covenants set forth in Section 7.03, and (B) executed copies of any supply agreements supporting the proposed budget for such project, in form and substance satisfactory to the Required Lenders, and (iii) approved in writing by the Required Lenders. Schedule 1.01(C) may be updated from time to time with the written consent of the Required Lenders to add the projects described in clauses (ii) and (iii) above, and to make any modifications with respect to any project.”

11. Amendment to Section 2.01(a)(ii) (Commitments). Section 2.01(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(ii) each Delayed Draw Term Loan Lender severally agrees to make term loans (collectively, the “Delayed Draw Term Loans”) to the Borrower in an amount (i) requested by the Borrowers up to its Pro Rata Share of $5,000,000 in the aggregate on the Amendment No. 1 Effective Date, (ii) requested by the Borrowers up to its Pro Rata Share of $20,000,000 in the aggregate on the Amendment No. 2 Effective Date and (iii) up to the then-outstanding aggregate amount of such Lender’s Delayed Draw Term Loan Commitment at any time prior to the Delayed Draw Term Loan Commitment Expiry Date, or until the earlier reduction of its Delayed Draw Term Loan Commitment to zero in accordance with the terms hereof; provided, that, after the Amendment No. 2 Effective Date, the Borrowers may not request any further Delayed Draw Term Loans to be made in order to finance the Permitted Project described as “TPI Turkey Izbas, LLC” in Schedule 1.01(C), and the remaining Delayed Draw Term Loan Commitments may only be used to finance Permitted Projects other than the Permitted Project described as “TPI Turkey Izbas, LLC” in Schedule 1.01(C).”

12. Amendment to Section 6.01(r) (Insurance). Section 6.01(r) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(r) Insurance. Each Loan Party maintains the insurance and required services and financial assurance as required by law and as required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all insurance maintained by each Loan Party on the Amendment No. 2 Effective Date.”

13. Amendment to Section 7.01(a)(iv) (Compliance Certificate). Section 7.01(a)(iv) of the Financing Agreement is hereby amended by (i) deleting the “and” from the end of subclause (B), (ii)

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adding “and” to the end of subclause (C), and (iii) inserting a new subclause (D), immediately following subclause (C), to read as follows:

“(D) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (ii) of this Section 7.01(a), attaching a schedule, in a form satisfactory to the Agents, listing the current balances as of the end of such fiscal period of all Permitted Indebtedness set forth on Schedule 7.02(b), it being understood and agreed that any such updated information shall not amend or otherwise modify Schedule 7.02(b), and shall be for informational purposes only.”

14. Amendment to Section 7.02(g) (Capital Expenditures). Section 7.02(g) of the Financing Agreement is hereby amended by deleting the table in subclause (i) in such section and substituting therefor the following:

Period	Capital Expenditure
The 12 months ended December 31, 2016	$12,000,000
The 12 months ended December 31, 2017	$5,000,000
The 12 months ended December 31, 2018	$5,000,000

15. Amendment to Section 7.03(a) (North America Consolidated EBITDA). Section 7.03(a) of the Financing Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following:

Fiscal Period End	North America Consolidated EBITDA
Fiscal Quarter Ending December 31, 2015	$8,500,000
Fiscal Quarter Ending March 31, 2016	$8,500,000
Fiscal Quarter Ending June 30, 2016	$8,500,000
Fiscal Quarter Ending September 30, 2016	$15,500,000
Fiscal Quarter Ending December 31, 2016	$15,500,000
Fiscal Quarter Ending March 31, 2017	$18,500,000
Fiscal Quarter Ending June 30, 2017	$18,500,000
Fiscal Quarter Ending September 30, 2017	$18,500,000
Fiscal Quarter Ending December 31, 2017 and each Fiscal Quarter ending thereafter	$20,000,000

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16. Amendment to Section 7.03(b) (Consolidated EBTIDA). Section 7.03(b) of the Financing Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following:

Fiscal Period End	Consolidated EBITDA
Fiscal Quarter Ending December 31, 2015	$44,500,000
Fiscal Quarter Ending March 31, 2016	$47,000,000
Fiscal Quarter Ending June 30, 2016	$47,000,000
Fiscal Quarter Ending September 30, 2016	$51,000,000
Fiscal Quarter Ending December 31, 2016 and each Fiscal Quarter ending thereafter	$51,500,000

17. Amendment to Section 7.03(c) (North America Leverage Ratio). Section 7.03(c) of the Financing Agreement is hereby amended by deleting the table in such section and substituting therefor the following:

Fiscal Period End	North America Leverage Ratio
Fiscal Quarter Ending December 31, 2015	9.50 to 1.00

Fiscal Quarter Ending March 31, 2016	9.50 to 1.00

Fiscal Quarter Ending June 30, 2016	9.50 to 1.00

Fiscal Quarter Ending September 30, 2016	5.50 to 1.00

Fiscal Quarter Ending December 31, 2016	5.50 to 1.00

Fiscal Quarter Ending March 31, 2017	4.50 to 1.00

Fiscal Quarter Ending June 30, 2017	4.00 to 1.00

Fiscal Quarter Ending September 30, 2017	4.00 to 1.00

Fiscal Quarter Ending December 31, 2017 and each Fiscal Quarter ending thereafter	3.75 to 1.00

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18. Amendment to Section 7.03(d) (Leverage Ratio). Section 7.03(d) of the Financing Agreement is hereby amended by deleting the table in such section and substituting therefor the following:

Fiscal Period End	Leverage Ratio
Fiscal Quarter Ending December 31, 2015	3.10 to 1.00

Fiscal Quarter Ending March 31, 2016	2.75 to 1.00

Fiscal Quarter Ending June 30, 2016	2.75 to 1.00

Fiscal Quarter Ending September 30, 2016	2.50 to 1.00

Fiscal Quarter Ending December 31, 2016 and each Fiscal Quarter ending thereafter	2.50 to 1.00

19. Amendment to Section 7.03(e) (Fixed Charge Coverage Ratio). Section 7.03(e) of the Financing Agreement is hereby amended by deleting the table in such section and substituting therefor the following:

Fiscal Period End	Fixed Charge Coverage Ratio
Fiscal Quarter Ending December 31, 2015	3.00 to 1.00

Fiscal Quarter Ending March 31, 2016	3.00 to 1.00

Fiscal Quarter Ending June 30, 2016	3.00 to 1.00

Fiscal Quarter Ending September 30, 2016	3.10 to 1.00

Fiscal Quarter Ending December 31, 2016	3.25 to 1.00

Fiscal Quarter Ending March 31, 2017	3.25 to 1.00

Fiscal Quarter Ending June 30, 2017 and each Fiscal Quarter ending thereafter	3.25 to 1.00

20. Amendment to Section 9.02 (Cure Right). Section 9.02 of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“Section 9.02 [Intentionally omitted].”

21. Amendment to Schedules.

(a) Schedule 1.01(A) is hereby replaced with Schedule 1.01(A) attached as Annex I hereto.

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(b) Schedule 1.01(C) is hereby replaced with Schedule 1.01(C) attached as Annex II hereto.

(c) Schedule 6.01(r) is hereby replaced with Schedule 6.01(r) attached as Annex III hereto.

(d) Schedule 7.02(b) is hereby replaced with Schedule 7.02(b) attached as Annex IV hereto.

(e) Schedule 7.02(e) is hereby replaced with Schedule 7.02(e) attached as Annex V hereto.

22. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) Amendment. Each Agent shall have received this Amendment fully executed by the Loan Parties and the Lenders in a sufficient number of counterparts for distribution to all parties.

(b) Amendment Fee. The Administrative Agent shall have received (i) a closing fee in respect of new Delayed Draw Term Loan Commitments in an amount equal to $500,000 and (ii) an amendment fee in an amount equal to $562,500.

(c) Delivery of Documents. The Agents shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to the Agents and, unless indicated otherwise, dated the Amendment Effective Date and, if applicable, duly executed by the Persons party thereto:

(i) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, or that there have been no changes to the Governing Documents of such Loan Party since the Effective Date, and (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings on the Amendment Effective Date and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of this Amendment and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(ii) a Joinder Agreement, adding each of TPI Mexico III, LLC, TPI Mexico IV, LLC, TPI Morocco, LLC, TPI Morocco I, LLC and TPI Turkey Izbas, LLC as additional Guarantors, together with such other instruments and documents (including, without limitation, security agreement supplements, pledge amendments, supplements to the Intercompany Subordination Agreement and opinions) required to be delivered pursuant to Section 3 thereof;

(iii) an opinion of Goodwin Procter LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(iv) a certificate of the chief financial officer of the Parent, certifying that the Loan Parties on a consolidated basis are Solvent (after giving effect to the 2015 Delayed Draw Term Loan and the other transactions to occur on the Amendment Effective Date);

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(v) a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of the 2015 Delayed Draw Term Loan are being used for a Permitted Project and are in compliance with the budget for such Permitted Project set forth on Schedule 1.01(C) and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Required Lenders; and

(vi) a certificate of the chief financial officer of the Parent setting forth in reasonable detail the calculations required to establish, on a pro forma basis after giving effect to the 2015 Delayed Draw Term Loan and the other transactions to occur on the Amendment Effective Date, compliance with each of the financial covenants contained in Section 7.03 (as amended by this Amendment, as applicable) for the next four fiscal quarters.

(d) UCC Search Results. The Collateral Agent shall have received the results of searches for any effective UCC financing statements filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent).

(e) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 of the Financing Agreement with respect to the 2015 Delayed Draw Term Loan.

(f) Qualified Cash. The Borrowers shall have Qualified Cash in an amount equal to or greater than $3,000,000 immediately prior to giving effect to the making of the 2015 Delayed Draw Term Loan.

(g) Vestas Agreement. The Administrative Agent shall have received a copy of the Supply Agreement between TPI Turkey Izbas, LLC and Vestas Wind Systems A/S (the “Vestas Supply Agreement”), relating to the Permitted Project described as “TPI Turkey Izbas, LLC” on Schedule 1.01(C) to the Financing Agreement (as such schedule is amended by this Amendment), which Vestas Supply Agreement shall be in form and substance satisfactory to the Administrative Agent and executed by Vestas Wind Systems A/S.

(h) Expenses. The Administrative Agent shall have received payment of all fees and expenses which are due and payable as of the Amendment Effective Date.

23. Post-Closing Covenants.

(a) Within 15 days after the Amendment No. 2 Effective Date, the Administrative Agent shall have received a fully executed copy of the Vestas Supply Agreement.

(b) No later than February 28, 2016 (or such later date as agreed by the Collateral Agent), the Collateral Agent shall have received executed and legally valid and binding pledge agreements (i) governed by the laws of Mexico with respect to 65% of the voting Equity Interests of TPI Composites Services, S. de R.L. de C.V., (ii) governed by the laws of Turkey with respect to 65% of the voting Equity Interests of TPI Kompozit Kanat 2 Sanyai ve Ticaret Limited Sirketi and (iii) governed by the laws of Morocco with respect to 65% of the voting Equity Interests of the Moroccan Subsidiary to be formed after the date hereof; provided, that, solely in connection with this clause (iii), the deadline for such requirement shall be the later of (x) February 28, 2016 and (y) the date that is 60 days after the formation of such Subsidiary (or such later date as agreed by the Collateral Agent).

24. Acknowledgment. The Loan Parties acknowledge and agree that, immediately prior to the Amendment Effective Date:

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(a) the outstanding principal amount of the Term Loan is $54,375,000, and such amount is outstanding and payable to the Lenders under the Financing Agreement without set-off, counterclaim, deduction, offset or defense and is secured by a first priority (subject to exceptions set forth in the Financing Agreement and/or other Loan Documents) Lien on the Collateral;

(b) after giving effect to this Amendment on the Amendment Effective Date and the making of the 2015 Delayed Draw Term Loan, the aggregate outstanding principal amount of the Term Loan will be $74,375,000, and such amount will be outstanding and payable to the Lender under the Financing Agreement without set-off, counterclaim, deduction, offset or defense and will be secured by a first priority (subject to exceptions set forth in the Financing Agreement and/or other Loan Documents) Lien on the Collateral; and

(c) the 2015 Delayed Draw Term Loan is a “Delayed Draw Term Loan” as defined in the Financing Agreement, and upon the making of the 2015 Delayed Draw Term Loan by the Lenders with Delayed Draw Term Loan Commitments, the existing Delayed Draw Term Loan Commitments will be reduced by $20,000,000 in the aggregate and the Delayed Draw Term Loan Commitments will be $25,000,000 in the aggregate after giving effect to the transactions to occur on the Amendment Effective Date.

25. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. After giving effect to this Amendment, the representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date (after giving effect to the amendments set forth in this Amendment) or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than

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pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(f) Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

26. No Other Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Financing Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Agents or the Lenders to grant any similar or other future waiver or amendment of any of the terms and conditions of the Financing Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Agents or the Lenders under the Financing Agreement or the other Loan Documents.

27. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with,

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the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

(e) Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does, to the maximum extent permitted by applicable law, hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

(f) This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(g) The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(h) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING

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TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

TPI COMPOSITES, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI CHINA, LLC TPI IOWA, LLC TPI ARIZONA, LLC TPI MEXICO, LLC

By: TPI COMPOSITES, INC., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI TECHNOLOGY, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

AMENDMENT NO. 2 TO

FINANCING AGREEMENT

GUARANTORS:

COMPOSITE SOLUTIONS, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI MEXICO II, LLC TPI MEXICO III, LLC TPI MEXICO IV, LLC TPI TURKEY, LLC TPI TURKEY II, LLC TPI TURKEY III, LLC TPI TURKEY IZBAS, LLC TPI MOROCCO, LLC TPI MOROCCO I, LLC

By: TPI COMPOSITES, INC., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI COMPOSITES, LLC

By: TPI, INC., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

AMENDMENT NO. 2 TO

TPI FINANCING AGREEMENT

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

LENDERS:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN FUND III, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 2 TO

TPI FINANCING AGREEMENT

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN VG FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – NDT SENIOR LOAN FUND L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 2 TO

TPI FINANCING AGREEMENT

RELIANCE STANDARD LIFE INSURANCE COMPANY

By: Highbridge Principal Strategies, LLC, as Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

SAFETY NATIONAL CASUALTY CORPORATION

By: Highbridge Principal Strategies, LLC, as Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HPS – SPECIALITY LOAN FUND – CX, L.P.

By: Highbridge Capital Management, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HPS – CACTUS DIRECT LENDING FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 2 TO

TPI FINANCING AGREEMENT

HPS – PRIVATE LOAN OPPORTUNITIES FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 2 TO

TPI FINANCING AGREEMENT

HIGHBRIDGE SPECIALTY LOAN HOLDINGS II, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 2 TO

TPI FINANCING AGREEMENT

ANNEX I

SCHEDULE 1.01(A)

LENDERS AND LENDERS’ COMMITMENTS

Lender	Term Loan Commitment[1]	Delayed Draw Term Loan Commitment (as of the Effective Date)[2]	Delayed Draw Term Loan Commitment (as of the Amendment No. 2 Effective Date)[3]	Total Commitment
Highbridge Principal Strategies Specialty Loan Fund III, L.P.	$9,481,333.33	$4,740,666.67	$0.00	$14,222,000.00

Highbridge Specialty Loan Sector A Investment Fund, L.P.	$26,434,000.00	$13,217,000.00	$0.00	$39,651,000.00

Highbridge Specialty Loan Institutional Holdings Limited	$4,393,333.33	$2,196,666.67	$0.00	$6,590,000.00

Highbridge Principal Strategies – Specialty Loan Institutional Fund III, L.P.	$2,717,333.33	$1,358,666.67	$0.00	$4,076,000.00

Highbridge Principal Strategies – Specialty Loan VG Fund, L.P.	$2,262,666.67	$1,131,333.33	$1,220,673.32	$4,614,673.32

Highbridge Principal Strategies – NDT Senior Loan Fund, L.P.	$1,404,000.00	$702,000.00	$0.00	$2,106,000.00

Highbridge Aiguilles Rouge Sector A Investment Fund, L.P.	$3,307,333.34	$1,653,666.66	$0.00	$4,961,000.00

[1]	The initial Term Loan in an aggregate amount equal to $50,000,000 was made on the Effective Date.
[2]	A Delayed Draw Term Loan in an aggregate amount equal to $5,000,000 was made on the Amendment No. 1 Effective Date, and a Delayed Draw Term Loan in an aggregate amount equal to $20,000,000 will be made on the Amendment No. 2 Effective Date.
[3]	The amounts in this column represent additional Delayed Draw Term Loan Commitments after giving effect to the Delayed Draw Term Loan to be made on the Amendment No. 2 Effective Date.

ANNEX I

Lender	Term Loan Commitment	Delayed Draw Term Loan Commitment (as of the Effective Date)	Delayed Draw Term Loan Commitment (as of the Amendment No. 2 Effective Date)	Total Commitment
Reliance Standard Life Insurance Company	$0.00	$0.00	$1,831,009.99	$1,831,009.99

Safety National Casualty Corporation	$0.00	$0.00	$1,831,009.99	$1,831,009.99

HPS – Specialty Loan Fund – CX, L.P.	$0.00	$0.00	$2,746,514.98	$2,746,514.98

HPS – Cactus Direct Lending Fund, L.P.	$0.00	$0.00	$10,995,214.96	$10,995,214.96

HPS – Private Loan Opportunities Fund, L.P.	$0.00	$0.00	$6,375,576.76	$6,375,576.76

Totals:	$50,000,000.00	$25,000,000.00	$25,000,000.00	$100,000,000.00

ANNEX I

ANNEX II

Schedule 1.01(C)

Permitted Projects

1.	TPI Wind Blade Dafeng Company Limited:

•	Notwithstanding anything to the contrary contained herein or in the Financing Agreement, this project shall not constitute a “Permitted Project” until (i) the Required Lenders are satisfied in their reasonable discretion with the final business plan and supply agreement for such project (the “Dafeng Supply Agreement”) and (ii) the Administrative Agent has received a fully executed copy of the Dafeng Supply Agreement.

•	Facility build out and equipment for proposed Goldwind contract

•	Capital Expenditures not to exceed $6,000,000

•	Start-up losses that the Collateral Agent shall permit to be added back to Consolidated EBITDA, after the start date of such project (in each case up to the amounts set forth herein and to the extent actually incurred):

•	First Fiscal Quarter after start date: $550,000

•	Second Fiscal Quarter after start date: $1,150,000 or $1,700,000 in the aggregate

2.	TPI Mexico III, LLC (Mexico 2)

•	Notwithstanding anything to the contrary contained herein or in the Financing Agreement, this project shall not constitute a “Permitted Project” until (i) the Required Lenders are satisfied in their reasonable discretion with the final business plan and supply agreement for such project (the “Mexico 2 Supply Agreement”) and (ii) the Administrative Agent has received a fully executed copy of the Mexico 2 Supply Agreement.

•	Facility build out and expansion for second Mexican facility.

•	Capital expenditures not to exceed: $16,500,000

•	Letter of Credit: Estimated to be $2,500,000 to support tenant improvement over standard

•	Start-up losses that the Collateral Agent shall permit to be added back to Consolidated EBITDA, after the start date of such project (in each case up to the amounts set forth herein and to the extent actually incurred):

•	First Fiscal Quarter after start date: $600,000

•	Second Fiscal Quarter after start date: $1,500,000 or $2,100,000 in the aggregate

•	Third Fiscal Quarter after start date: $3,500,000 or $5,600,000 in the aggregate

•	Fourth Fiscal Quarter after start date: $1,600,000 or $7,200,000 in the aggregate

•	Fifth and Sixth Fiscal Quarters (combined) after start date: $250,000 or $7,450,000 in the aggregate

•	Permitted Purchase Money Indebtedness Allowance: $12,000,000

•	Increase to existing TPI Composites, Inc. supply agreement guarantee in favor of Gamesa SA - $10,000,000 increase if GA is using [...***...] lines and $15,000,000 increase if GA is using [...***...] lines; guarantee for obligations under the SA shall remain in full force and effect until the earlier of (a) the expiration of the Warranty Period, or (b) such time that TPI Mexico, LLC (or its successor that is an affiliate of TPI Composites, Inc.) either has a positive net worth/equity of at least $2,000,000 or that TPI Mexico, LLC (or its successor that is a an affiliate of TPI Composites, Inc.) has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.

ANNEX II

•	Vesta Baja California, S. de R.L. de C.V. – guarantee by TPI Composites, Inc. of obligations under lease agreement shall remain in full force and effect until all obligation and liabilities under the lease agreement have been fully discharged

3.	TPI Turkey Izbas, LLC

•	Facility build out and equipment for Vestas Supply Agreement.

•	Permitted Purchase Money Indebtedness Allowance: $13,600,000; provided, that such Permitted Purchase Money Indebtedness (i) can only be incurred to finance the purchase of real assets in conjunction with such project, (ii) shall be denominated in either Euros or Turkish Lira, and (iii) shall not be guaranteed by, nor shall the holders of such Indebtedness have any recourse to, any Loan Party.

•	Capital Expenditures not to exceed $17,000,000

•	Start-up losses (including EMEA corporate costs) that the Collateral Agent shall permit to be added back to Consolidated EBITDA, after the start date of such project (in each case up to the amounts set forth herein and to the extent actually incurred):

•	First Fiscal Quarter after start date: $1,500,000

•	Second Fiscal Quarter after start date: $2,500,000 or $4,000,000 in the aggregate

•	Third Fiscal Quarter after start date: $4,500,000 or $8,500,000 in the aggregate

•	Fourth Fiscal Quarter after start date: $4,500,000 or $13,000,000 in the aggregate

•	Fifth Fiscal Quarter after start date: $4,500,000 or $17,500,000 in the aggregate

4.	Advance Manufacturing Technology Initiative

•	Notwithstanding anything to the contrary contained herein or in the Financing Agreement, this project shall not constitute a “Permitted Project” until (i) the Required Lenders are satisfied in their reasonable discretion with the final business plan.

•	Implementation of operational efficiency improvement initiatives.

•	Capital expenditures not to exceed: $3,000,000

ANNEX II

ANNEX III

Schedule 6.01(r)

See attached.

ANNEX III

TPI COMPOSITES, INC.

Policy Summary

						Annual Premium
Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Taxes & Fees
General Liability	Travelers Property Casualty Company of America	[...***...]	03/31/15-16	General Liability $2,000,000 General Aggregate $2,000,000 Products/Completed Operations Aggregate $1,000,000 Each Occurrence $1,000,000 Advertising Injury/Personal Injury Aggregate $ 500,000 Damage to Premises Rented to You $5,000 Medical Expense Employee Benefits Liability $2,000,000 Aggregate $1,000,000 Each Claim		$361,996

Auto	The Travelers Indemnity Company	[...***...]	03/31/15-16	$1,000,000 Combined Single Limit $5,000 Auto Medical Payments	$1,000 Comprehensive $1,000 Collision	$15,924

Umbrella	Liberty Insurance Corporation	[...***...]	03/31/15-16	$19,000,000 Each Occurrence $19,000,000 Products/Completed Operations Aggregate $19,000,000 General Aggregate		$93,956

International Package	Ace American Insurance Co.	[...***...]	03/31/15-16

Foreign General Liability

$1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products/Completed Aggregate

$1,000,000 Damage to Premises

$1,000,000 Personal/Advertising Injury Aggregate

$25,000 Medical Expense (any one person)

Foreign Employee Benefits Liability

$1,000,000 Each Claim $1,000,000 Aggregate

Foreign Auto

$1,000,000 Combined Single Limit

$50,000 Hired Auto Physical Damage Per Accident

$50,000 Hired Auto Physical Damage Per Policy Period

$50,000 Medical Payments-Each Accident

Foreign Contingent Employers Liability $1,000,000 Bodily Injury by Accident-Each Accident

$1,000,000 Bodily Injury by Disease-Each Employee

$1,000,000 Bodily Injury by Disease-Policy Limit

$1,000,000 Executive Assistance Services-Including Repatriation

					Employee Benefits Liability $1,000 Each Claim	$130,447

TPI COMPOSITES, INC.

Policy Summary

						Annual Premium
Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Taxes & Fees
Local Admitted - Liability	Various	Various	03/31/15-16	Local Admitted General Liability		$63,864
				$1,000,000 (China)		(China GL)
				$1,000,000 (Turkey)		$104,458
				$1,000,000 (Mexico)		(Turkey GL)
				Local Admitted Employer’s Liabiliity		$2,500
				$1,000,000 (China)		(Mexico GL)
				$1,000,000 (Turkey)		$81,600
						(China EL)
						$50,308
						(Turkey EL)

Property (including Local Admitted China, Turkey and Mexico)	Affiliated FM Various	[...***...] Various	03/31/15-16

$150,000,000 Aggregate Limit of Liability

All risks of direct physical loss or damage, as defined and limited in the policy, on Real Property, Personal Property, Business Interruption, including the Extensions of Coverage applying at the locations on file (see separate tab). Refer to policy for full listing of sublimits and extensions of coverage.

Sub-Limits

$10,000,000 Earth Movement (Annual Aggregate, for all coverages provided)

$10,000,000 Flood (Annual Aggregate, for all coverages provided), not to exceed:

$1,000,000 Flood (Annual Aggregate, for all coverages provided) at the following location in the USA:

63 Water Street, Fall River, MA, 02721-1559

Not Covered Flood (Annual Aggregate, for all coverages provided) for locations in China and Turkey

$1,000,000 Extra Expense - This Company will pay the greater of the sub-limit or 15% of the reported annual Business Interruption values

					Refer to Policy	$171,765 (USA) CNY 622,308 (China) $50,909 (Mexico) TRY 268,486 (Turkey)

TPI COMPOSITES, INC.

Policy Summary

						Annual Premium
Coverage	Name of Insurer	Policy Number	Policy Term	Limits	Deductible	Taxes & Fees
Directors & Officers Liab. /	Navigators Insurance Co.	[...***...]	3/01/14-3/1/16	$5,000,000 Aggregate		$119,955
Employment Practices /					$100,000 D&O
Fiduciary					$200,000 EPL
					$250,000 Mass/Class Action EPL
					$1,000 Fiduciary

Excess Directors & Officers	Federal Insurance Co.	[...***...]	03/01/14-3/1/16	$5,000,000 Aggregate		$91,938

Crime	Federal Insurance Co.	[...***...]	03/31/15-16	$500,000 Employee Theft Coverage	$25,000	$8,676
				$500,000 Premises Coverage
				$500,000 In Transit Coverage
				$500,000 Forgery Coverage
				$500,000 Computer Fraud Coverage
				$500,000 Funds Transfer Fraud Coverage
				$500,000 Money Orders & Counterfeit Currency Fraud
				$500,000 Credit Card Fraud Coverage
				$500,000 Client Coverage
				$500,000 Expense Coverage

Workers Compensation	THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA	[...***...] [...***...] [...***...]	1/1/15-16	Workers Comensation Law of the states of AZ, TX, IA, NC, RI, IL $1,000,000 Bodily Injury by Accident (Each Accident) $1,000,000 Bodily Injury by Disease (Policy Limit) $1,000,000 Bodily Injuy by disease (Each Employee)		$538,075

Special Risk	XL Specialty Ins. Co.	[...***...]	10/1/15-18	$10,000,000 Limit		$21,303

Locations in the United States

1. 8501 North Scottsdale Road, Suite 270 & 280, Scottsdale, AZ, 85253

2. 373 Market Street, Warren, RI, 02885, Index No. 002450.25

3. 63 Water Street, Fall River, MA, 02721-1559, Index No. 002450.24

4. 2300 North 33rd East, Newton, IA, 50208, Index No. 002430.78

5. 700 North Zaragoza Road # N277, El Paso, TX, 79907, Index No. 074865.16

6. 927 North 19th Avenue East, Newton, IA, 50208, Index No. 068530.30

7. 1450 Pullman Drive Suite 100, El Paso, TX, 79936

8. 4800 Avenida Creel, Santa Teresa, NM, 88008, Index No. 002901.42

9. 3864 Courtney Street Suite 130, Bethlehem, PA, 18017

Locations on the locally admitted policy in the People’s Republic of China

1. #18 Dagang Road Taicang Port Development Zone, Jiangsu, Jiangsu, 215434, China, Index No. CC8486.00

2. No. 8 Ningbo East Road Taicang, Jiangsu, Jiangsu, 215434, China, Index No. CC8487.00

3. #1 Longjiang Road Taicang Port Development Zone, Jiangsu, Jiangsu, 215434, China, Index No. CC8488.00

4. #55 Changzhou Road Dafeng Industrial Park of Changzhou, Yancheng, Jiangsu, 224001, China, Index No. CC8489.00

5. #128 Changzhou Road Dafeng Industrial Park of Changzhou Hi-tch District, Jiangsu, Jiangsu, 224001, China, Index No. CC8485.00

Locations on the locally admitted policy in Mexico

1. Av. Ramon Rayon No. 9988, Ciudad Juarez, Chihuahua, 32574, Mexico, Index No. 002470.20

2. Av. de las Torres No. 2145, Ciudad Juarez, Chihuahua, 32574, Mexico, Index No. 002470.20

3. Lancajah 9753 Parque Industrial Torre Sur, Ciudad Juarez, Chihuahua, 32574, Mexico

Locations on the locally admitted policy in Turkey

1. 1 Sokak No 66 Sasali Koyu, Cigli, Izmir, 35621, Turkey, Index No. TU1084.00

ANNEX IV

Schedule 7.02(b)

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted	Outstanding Principal Balance as of 9/30/2015 ($ in 000’s)
TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Yapi ve Kredi Bankasi A.Ş.	$20,000	Revolving	Yes	$12,122

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Türkiye Garanti Bankasi, A.Ş. (equipment lease)	$6,000	Lease Financing	No	$3,073

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Yapi ve Kredi Bankasi A.Ş. (Unsecured Import Financing)	$7,000	Revolving	Yes	$4,552

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Odea Bank A.Ş. ($10,000,000) (A/R financing and $1,000,000 unsecured line of credit)	$11,000	Revolving	Yes	$5,979

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Odea Bank A.Ş. ($5,000,000) (Unsecured Import Financing)	$5,000	Revolving	Yes	$4,598

TPI Iowa, LLC	Two equipment lease providers	$121	Lease Financing	No	$73

TPI Iowa, LLC	VFI-SPV VIII, Corp. (equipment lease)	$3,900	Lease Financing	No	$3,000

TPI Composites (Taicang) Company Limited	Bank of China LLC Taicang Branch	$14,627	Revolving	No	$14,148

ANNEX IV

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted	Outstanding Principal Balance as of 9/30/2015 ($ in 000’s)
TPI Composites (Taicang) Company Limited	Jiangsu Dafeng Rural Cooperative Bank	$8,000	Revolving	No	$6,760

TPI Composites, Inc.	Winmark Capital Corporation (equipment lease)	$500	Lease Financing	No	$254

TPI Mexico LLC	COPACHISA, S.A. DE C.V. – expansion of existing Mexico facility	$1,900	Term	No	$0

TPI Mexico, LLC	General Electric International, Inc.	$2,000	Term	No	$0

TPI Kompozit Kanat Sanayi Ve Ticaret A.Ş.	Letter of Guarantee – Odea Bank A.Ş. – Turkey lease and in lieu of utility deposits	$470	LOC	No	$470

TPI Composites, Inc. - RI	Letter of Credit Santander – Rhode Island lease	$292	LOC	No	$292

TPI Mexico LLC	Letter of Credit Santander – MXI facility lease	$2,063	LOC	No	$2,063

TPI Composites, Inc.	Series A Convertible Preferred Stock

TPI Composites, Inc.	Series B Convertible Preferred Stock

TPI Composites, Inc.	Series B-1 Convertible Preferred Stock

ANNEX IV

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted	Outstanding Principal Balance as of 9/30/2015 ($ in 000’s)
TPI Composites, Inc.	Series C Convertible Preferred Stock

TPI Composites, Inc.	Senior Redeemable Preferred Stock

TPI Composites, Inc.	Super Senior Redeemable Preferred Stock

TPI Composites, Inc.	Owens Corning Sales, LLC guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with Owens Corning Sales, LLC		Guarantee

TPI Composites, Inc.	SGL Kuempers GmbH & Co KG (“SGL”) guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with SGL		Guarantee

TPI Composites, Inc.	Hexcel Corporation and its affiliates. Guarantee of up to EUR2,000,000 per calendar quarter for raw material payments		Guarantee

TPI Composites, Inc.	BASF SE guarantee of financial obligation of TPI Turkey resulting out of its supply relationship with BASF SE		Guarantee

ANNEX IV

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted	Outstanding Principal Balance as of 9/30/2015 ($ in 000’s)
TPI Composites, Inc.

Gamesa SA - $15,000,000 guarantee for obligations under the SA shall remain in full force and effect until the earlier of (a) the expiration of the Warranty Period, or (b) such time that TPI Mexico, LLC either has a positive net worth/equity of at least $2,000,000 or that the TPI Mexico, LLC has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.

Guarantee

TPI Composites, Inc.

Nordex SA - €15,000,000 guarantee for obligations under the SA shall remain in full force and effect until such time that TPI Turkey either has a positive net worth/equity of at least €2,000,000 or that TPI Turkey has a current financial ratio (assets to liabilities) of 1.1:1.0 or greater.

Guarantee

TPI Composites, Inc.	Acciona SA - $5,000,000 guarantee for obligations under Supply Agreement		Guarantee

TPI Composites, Inc.	Yapi ve Kredi Bankasi A.Ş. - $5,000,000 guarantee of Unsecured Import Financing		Guarantee

TPI Composites, Inc.	Vestas SA - China - $30,000,000 guarantee of obligations under Supply Agreement shall remain in full force and effect until all obligations and liabilities under the SA have		Guarantee

ANNEX IV

Borrowers	Lenders	Value ($ in 000’s)	Type	Refinancing Permitted	Outstanding Principal Balance as of 9/30/2015 ($ in 000’s)
been fully discharged. Amount of guarantee can be reduced based on Solvency and Quick Ratio Levels.

TPI Composites, Inc.

Vestas SA Turkey - $30M guarantee of obligations under Supply Agreement shall remain in full force and effect until all obligations and liabilities under the SA have been fully discharged. Amount of guarantee can be reduced based on Solvency and Quick Ratio Levels.

Guarantee

TPI Composites, Inc.

Dere Konstruksiyon Demir Çelik Inşaat Taahhüt Mühendislik Müşavirlik Sanayive Ticaret Anonim Şirketi (Dere) guarantee of obligations under lease agreement shall remain in full force and effect until all obligation and liabilities under the lease agreement have been fully discharged

Guarantee

TPI Composites, Inc.	Letter of Guarantee – Odea Bank A.Ş to guarantee expenses of Dere in the event we don’t sign a lease for Turkey II. Once the lease is signed, letter of guarantee will terminate.		Guarantee

ANNEX IV

ANNEX V

Schedule 7.02(e)

Existing Investments

TPI Inc. holds a 50% interest in a joint venture, Armored Chariots LLC. [...***...] holds the other 50% of Armored Chariots LLC.

TPI Turkey, LLC has made a loan to TPI Kompozit Kanat Sanayi Ve Ticaret A.S. aggregating $11,361,000 outstanding as of the Amendment No. 2 Effective Date, and this loan may be permanently converted to equity in TPI Kompozit Kanat Sanayi Ve Ticaret A.S.

	Equity invested in TPI Composites (Taicang) Company Limited	Equity invested in TPI Kompozit Kanat Sanayi Ve Ticaret A.S.	Equity invested in TPI-Composites S. De R.L. De C.V.
TPI China, LLC	$5,715,000 (100%)	—	—
TPI Turkey, LLC	—	$28,310,332 (98.88%)	—
TPI Turkey II, LLC	—	$160,334 (0.06%)	—
TPI Turkey III, LLC	—	$160,334 (0.06%)	—
TPI Mexico, LLC	—	—	$3952 (98.8%)
TPI Mexico II, LLC	—	—	$48 (0.2%)

Total	$5,715,000	$28,631,000	$4,000

ANNEX V

EXHIBIT A

Form of GE Advance Payment Agreement

Exhibit A

ADVANCED PAYMENT AGREEMENT

This ADVANCED PAYMENT AGREEMENT (this “Agreement”) is entered into as of October     , 2015 (the “Effective Date”), by and between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE POWER & WATER BUSINESS], having a principal place of business at 1 River Road, Schenectady, New York 12345 (“GEPW” or “Buyer”) and TPI MEXICO, LLC, a Delaware limited liability company, having its principal place of business at 8501 North Scottsdale Road, Suite 280, Scottsdale, AZ 85253 (“Seller”).

WHEREAS, Buyer is, among other things, a manufacturer of gas and wind turbine equipment and requires component parts and materials to manufacture, assemble and sell such equipment; and

WHEREAS, Seller is, among other things, in the business of manufacturing and supplying [...***...] blade sets (each set containing three (3) individual blades) for wind turbine equipment (each such set being a “Component” and such sets being, collectively, “Components”); and

WHEREAS, on or about the date of this Agreement, Buyer and Seller have entered into a letter agreement (the “ Letter Agreement”) setting forth the terms of an amendment to the Supply Agreement between the parties dated [xxx] (“ First Amendment”). The parties anticipate that the First Amendment shall be entered into on or before [...***...] (the “ Amendment Date”). In the event that the parties fail to enter the First Amendment by the Amendment Date, the Letter Agreement shall amend the Supply Agreement. As used herein Supply Agreement shall mean the Supply Agreement between the parties dated             as amended by the First Amendment or Letter Agreement, as the case maybe. Pursuant to the terms of the Letter Agreement, Buyer has agreed to advance certain amounts to Seller to enable it to manufacture and sell the Components to Buyer, and such amounts will be completely repaid in full to Buyer as set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. ADVANCE PAYMENT

(a) Buyer shall make an advance payment to Seller in the amount of TWO MILLION AND 00/100 UNITED STATES DOLLARS ($2,000,000.00) (the “Advance Payment”) to enable Seller to purchase goods, materials and/or services, and to expand its manufacturing facility required for Seller’s manufacture of the Components. Upon execution of this Agreement by both Parties, Seller shall provide Buyer with an invoice for the Advance Payment. Provided that Seller is in compliance with all terms of this Agreement, Buyer shall pay such Advance Payment to Seller within [...***...] of receipt of Seller’s invoice for the Advance Payment.

(b) The parties agree that the Advance Payment shall be deemed a part of the purchase price Buyer shall pay Seller in consideration for the Components purchased under the Supply Agreement.

(c) Seller shall use the Advance Payment exclusively for the purchase of goods, materials and/or services, and to expand its manufacturing facility directly and exclusively related to the production of the [...***...] Components required by Buyer.

(d) Seller shall repay the Advance Payment to Buyer in full without interest by providing Buyer with a credit of [...***...]

Advance Payment Agreement Revised 11/01/2012

[...***...] on the purchase price of the first [...***...] Components sets supplied by Seller to Buyer after: (i) Components manufactured for blade cut up, static, and fatigue tests; (ii) Component sets manufactured for First Piece Qualification (FPQ) and Pilot Lot Qualification (PLQ), and; (iii) the [...***...] Component sets supplied to Buyer after (i) and (ii). If Seller fails to supply [...***...] of the [...***...] Serial Production sets by December 31, 2016, the outstanding balance of the Advance Payment shall be due and payable on December 31, 2016. In all cases where Seller is repaying the Advance Payment through a credit on Components ordered under the Supply Agreement, Seller shall provide Buyer with an invoice for [...***...] of the purchase price of the Components ordered and will then show a credit to Buyer for the amount of the purchase price attributable to the repayment of the Advance Payment. Buyer shall offset the total amount due to Seller for the Components by an amount [...***...] the applicable portion of the Advance Payment provided to Seller related to such Components.

(e) Buyer shall verify all purchase orders issued under the Supply Agreement (“POs”) and invoices against receipts by Buyer to ensure that the Advance Payment is accounted for accurately and completely repaid to Buyer.

(f) In consideration of and as security for the Advance Payment made by Buyer to Seller and due and owing by Seller to Buyer and as a condition precedent for any disbursements or other obligations incumbent upon Buyer hereunder or under the Supply Agreement, TPI Composites, Inc. shall execute a parent guaranty to guaranty to Buyer the Advance Payment (the “Guaranty”). The Guaranty is attached to this Agreement as Appendix A and is incorporated herein by reference.

(g) The obligation of Seller to fully repay the Advance Payment as set forth herein shall not be reduced or discharged by any alteration in the relationship between Seller and Buyer, or by any forbearance or indulgence by Buyer towards Seller, whether as to payment, time, performance or otherwise. Seller agrees to make any payment due hereunder or that becomes payable for the Advance Payment without set-off or counterclaim and without any legal formality, such as protest or notice, being necessary and waives all privileges or rights which it may have, other than payment, including any right to require GE to claim payment or to exhaust remedies against any other person or entity.

(h) Seller may pay in advance any or all of the outstanding balance of the Advance Payment at any time without penalty. Buyer shall recover any remaining balance of the Advance Payment in accordance with the applicable repayment provisions set forth in Section 1(d) above.

(i) Notwithstanding any other provision of this Agreement, the repayment of the Advance Payment shall become immediately due and repayable to Buyer on demand in the event that: (i) Seller fails to meet its payment and debt obligations as they mature or ceases to exist as a going concern; (ii) if any proceeding under the bankruptcy or insolvency laws is brought by or against Seller; (iii) a receiver for Seller is appointed or applied for; or (iv) an assignment for the benefit of creditors is made by Seller.

(j) Time is of the essence hereof. Notwithstanding any other provision of this Agreement, any outstanding balance of the Advance Payment not repaid by Seller shall become immediately due and shall be repayable on demand in the event that: (i) Seller is in breach or default (the “Default”) of its obligations under this Agreement and fails to cure such Default with thirty (30) days after receipt of written notice from Buyer to cure such Default; (ii) Seller is in Default of its obligations under the Supply Agreement and fails to cure such Default within the applicable time period for such cure set forth in the Supply Agreement; (iii) Seller or Parent: (1) enters into any transaction involving a merger, consolidation or amalgamation in which Seller or Parent are not the party surviving such transaction,(2) conveys, sells or leases, in one or a series of transactions, all or substantially all of its assets, or (3) sells, transfers or otherwise disposes of, or a third party that is not currently a shareholder of Parent, acquires more than

Advance Payment Agreement Revised 11/01/2012

[...***...] of the capital stock or equity interests of Parent or Seller, but specifically excluding an IPO; or (iv) Buyer otherwise terminates the Supply Agreement in accordance with the terms and conditions of the Supply Agreement.

(k) Section 1(i) shall take precedence over Section 1(j) in the event of any conflict or overlap between such sections.

(n) Seller shall be responsible for any sovereign, state, local, sales, use, value added or any other taxes, fees or assessments arising out of or related to the Advance Payment provided by Buyer to Seller. Buyer shall have no obligation to fund or provide Seller with any additional advance monies in excess of or in addition to the Advance Payment. Prepayments or credits granted by Seller to Buyer in payment of Seller’s obligations hereunder, including by means of delivery of Components, shall be made net of any taxes or deductions; it being Seller’s obligation to make such additional payments or granting such additional credits to Buyer so that Buyer receives the same amounts it would have received in the absence of any such tax or deduction.

(p) Seller hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor and all other notices in connection herewith, as well as filing of suit, if permitted by law, and diligence in collecting any amount of the Advance Payment and agrees to pay, if permitted by law, all expenses incurred by Buyer in collection of the Advance Payment, including Buyer’s attorneys’ fees.

2. ADVANCE PAYMENTS RECORD FILE

Seller shall maintain an auditable Advance Payment record file (the “Advance Payment File”) for the duration of this Agreement or until repayment in full of all of the Advance Payment, whichever is longer. Seller shall permit Buyer’s representatives to review such Advance Payment File each calendar quarter during the term of the Supply Agreement or until the repayment in full of the Advance Payment. The Advance Payment File shall include at a minimum: (ii) the total outstanding Advance Payment not repaid to Buyer; and (iii) utilization of the Advance Payment by Seller. In addition, at Buyer’s sole discretion, Buyer may require a yearly record of signatures by appropriate Buyer and Seller personnel validating the status of the repayment of the Advance Payment to Buyer.

3. CHOICE OF LAW AND DISPUTE RESOLUTION

(a) The governing law of this Agreement will be as set forth in the Supply Agreement.

(b) Any dispute arising under this Agreement shall be resolved in accordance with the Dispute Resolution provision in the Supply Agreement.

4. ASSIGNMENT, WAIVER, SURVIVAL, ENTIRE AGREEMENT AND EXECUTION IN COUNTERPARTS

(a) Buyer may assign this Agreement to any of its Affiliates (as defined in Section 1 of the Supply Agreement).Because performance of this Agreement is specific to Seller, Seller may assign this Agreement only upon Buyer’s prior written consent.

Advance Payment Agreement Revised 11/01/2012

(b) No claim or right arising out of a breach of this Agreement shall be discharged in whole or part by waiver or renunciation, unless such waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. No failure by either party to enforce any rights hereunder shall be construed a waiver.

(c) All provisions or obligations contained in this Agreement, which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration this Agreement will survive and remain binding upon and for the benefit of the parties, their successors, including without limitation successors by merger, and permitted assigns.

(d) This Agreement, with such documents as are expressly attached and/or incorporated herein by reference, is intended as a complete, exclusive and final expression of the parties’ agreement with respect to such terms as are included, is intended also as a complete and exclusive statement of the terms of their agreement and supersedes any prior or contemporaneous agreements, whether written or oral, between the parties. There are no representations, understandings or agreements, written or oral,that are not included herein. No course of prior dealings between the parties and no usage of the trade shall be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the performance and opportunity for objection. The invalidity, in whole or in part, of any of the foregoing sections or paragraphs of this Agreement shall not affect the remainder of such article or paragraphs or any other sections or paragraphs of this Agreement.

(e) This Agreement may be executed in one or more counterparts in facsimile or other written form, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when the one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by this respective authorized representatives as of the date first set forth above.

BUYER	SELLER

Name:	Name:
Title:	Title:
Date:	Date:

Advance Payment Agreement Revised 11/01/2012

APPENDIX A

AGREEMENT OF GUARANTY

Advance Payment Agreement Revised 11/01/2012

EXHIBIT B

Form of GE Guaranty

Exhibit B

AGREEMENT OF GUARANTY

THIS AGREEMENT OF GUARANTY (this “Guaranty”) is made this xxth day of October, 2015, by TPI Composites, Inc., a Delaware corporation with a principal place of business at 8501 North Scottsdale Road, Suite 280, Scottsdale, AZ 85253 (the “Guarantor”), for the benefit General Electric International, Inc., a Delaware corporation, through its GE Power & Water business (“GE”).

RECITALS:

WHEREAS, GE and TPI Mexico, LLC, a Delaware limited liability company, having a principal place of business at 8501 North Scottsdale Road, Suite 280, Scottsdale, AZ 85253, USA (“TPI Mexico”) entered into an Advanced Payment Agreement (the “Advanced Payment Agreement”) of even date; and

WHEREAS, pursuant to the terms of the Advanced Payment Agreement, GE is advancing to TPI Mexico TWO MILLION AND 00/100 UNITED STATES DOLLARS ($2,000,000.00) (the “Advance Payment”); and

WHEREAS, Guarantor has agreed to unconditionally guarantee the payment and performance of the obligations as set forth in Advance Payment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and in order to induce GE to make the Advance Payment to TPI Mexico, the Guarantor hereby covenants and agrees as follows:

1. Until such time as GE has been paid in full the Advanced Payment and other charges, fees and expenses due to GE under the Advanced Payment Agreement (collectively, the “Obligations”), Guarantor hereby irrevocably, unconditionally and absolutely guarantees to GE, its successors and assigns to pay to GE, within [...***...] after Guarantor’s receipt of a demand from GE notifying Guarantor of TPI Mexico’s failure to repay the Advanced Payment in accordance with the terms and conditions of the Advanced Payment Agreement, (i) a sum sufficient to discharge in full the Obligations; and (ii) all reasonable fees and expenses incurred as a result of enforcing any of the rights of GE against the Guarantor under this Guaranty whether or not any legal proceedings are commenced.

2. Notwithstanding the exercise by GE of any of its rights or remedies under the Advanced Payment Agreement, the liability of the Guarantor under this Guaranty shall continue in full force and effect until the payment, performance and satisfaction of all of the Obligations.

3. This Guaranty is a guaranty of payment and performance and not of collection; liability under this Guaranty shall be direct and primary; and in the enforcement of its rights, GE shall be entitled to look to the Guarantor for the payment and performance of the Obligations without first commencing any action or proceeding against the TPI Mexico. GE’s election to pursue enforcement of its rights against TPI Mexico under the Advanced Payment Agreement shall not be construed as a waiver of GE’s rights under this Guaranty or impair GE’s right to enforce this Guaranty, it being acknowledged that any such action by GE shall never operate as a release of the liability of the Guarantor under this Guaranty. Without limiting any of GE’s rights hereunder, GE shall have the right to set off any amounts that Guarantor is obligated to pay under Section 1 of this Guaranty, against any amounts due from GE to Guarantor or its affiliates.

4. The validity of this Guaranty and the Obligations of the Guarantor hereunder shall not be terminated, affected or impaired by reason of (a) the granting by GE of any indulgence to TPI Mexico; (b) any extension, modification, amendment or other alteration of the Advanced Payment Agreement, this Guaranty, or any of the Obligations; or (c) the relief, modification, impairment, change or limitation of the liability of TPI Mexico from any of TPI Mexico obligations under the Advanced Payment Agreement by operation of law or otherwise (including, without limitation, in connection with proceedings under any bankruptcy laws now or hereafter enacted), and the Guarantor hereby waives all suretyship defenses and defenses in the nature thereof.

5. Until such time as GE has been paid in full the Obligations, the Guarantor irrevocably waives, for itself and its successor and permitted assigns, any and all rights which the Guarantor may have to claims against TPI Mexico based on subrogation or otherwise with respect to payments made hereunder. The foregoing does not preclude Guarantor’s realization on any property of TPI Mexico assets provided that such realization is in the ordinary course of business and TPI Mexico is not in default of its obligations to GE under the Advanced Payment Agreement or any other agreement.

6. The Guarantor waives (a) notice of acceptance of this Guaranty and of any action by GE in reliance thereon, and (b) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any of the Obligations, and the giving of any notice of default or other notice to, or making any demand on anyone (including, without limitation, TPI Mexico and the Guarantor) liable in any manner for the payment of the Obligations, but nothing herein contained shall be deemed to be a waiver of any notice required to be given to TPI Mexico pursuant to the Advanced Payment Agreement.

7. The liability of the Guarantor under this Guaranty shall be irrevocable, unconditional, and absolute, and shall continue in full force and effect according to its terms until all of the Obligations hereby guaranteed to GE have been fully satisfied. The bankruptcy, reorganization, dissolution or liquidation of the Guarantor shall not operate to revoke or impair this Guaranty. The Guarantor waives all rights and benefits which might accrue to it by any such proceedings and will be liable to the full extent hereunder. The Guarantor shall from time to time deliver satisfactory acknowledgments of the Guarantor’s continued liability upon request by GE.

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8. The Guarantor expressly agrees not, at any time, to insist upon or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws, now or at any time hereafter in force, which may delay, prevent, impair or otherwise affect payment and performance by the Guarantor of the Obligations and expressly waives all benefits or advantages of such laws and further covenants not to hinder, delay or impede the execution of any power granted to GE hereunder, but will suffer and permit the execution of every such power as though no such laws were in force.

9. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be construed liberally in favor of GE in order to give effect to the provisions hereof.

10. Whenever notice may be given to the Guarantor under this Guaranty, such notice shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, to the attention of Legal Department at the address set forth herein, or such other address as the Guarantor may designate in writing to the GE. All notices given hereunder shall be in writing and shall be deemed given, in the case of notice by personal delivery, or courier service upon actual delivery, and in the case of registered or certified mail shall be deemed given upon receipt.

GE	Guarantor
ATTN: Legal Department	ATTN: Legal Department
[...***...]	[...***...]
1 River Road, Building 53	8501 North Scottsdale Road
Schenectady, NY 12345	Gainey Center II, Suite 280
[...***...]	Scottsdale, AZ 85253
[...***...]	[...***...]
[...***...]

11. This Guaranty shall be binding upon and enforceable against any successors and permitted assigns of the Guarantor and shall extend and inure to the benefit of any successors or permitted assignees of TPI Mexico. This Guaranty shall inure to the benefit of and may be enforced by GE and/or its successors and assigns. The Guarantor may not assign or otherwise transfer any rights or obligations hereunder without GE’s written consent.

12. This Guaranty and the rights and obligations of the Guarantor and GE shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws rules.

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[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties has caused this Guaranty to be executed by their respective authorized representatives as of the date first above written.

TPI Composites, Inc.

By:
Name:
Title:

Accepted by:

General Electric Company through its GE Power & Water Business

By:
Name:
Title:

5

EXECUTION COPY

AMENDMENT NO. 3 TO FINANCING AGREEMENT

AMENDMENT NO. 3 TO FINANCING AGREEMENT (this “Amendment”), dated as of December 23, 2015, to the Financing Agreement, dated as of August 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among TPI Composites, Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers have requested that the Lenders make certain changes to the Financing Agreement, and the Lenders are willing to make such modifications, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2. New Definitions. The following new definitions are hereby added to Section 1.01, in alphabetical order:

“‘Amendment No. 3’ means Amendment No. 3 to Financing Agreement, dated as of December 23, 2015, by and among the Agents, the Lenders and the Loan Parties.”

“‘Amendment No. 3 Effective Date’ means the “Amendment Effective Date” as defined in Amendment No. 3, which is December 23, 2015.”

3. Amendment to Section 2.03(a) (Amortization). Section 2.03(a) of the Financing Agreement is hereby amended and restated in its entirety, to read as follows:

“(a) After the Amendment No. 3 Effective Date, the outstanding principal of the Term Loan shall be repayable in consecutive quarterly installments, in the amount equal to 1.25% times the principal amount of the Term Loan outstanding on the last Business Day of each March, June, September, and December, due and payable commencing on September 30, 2016 and on the last Business Day of each September, December, March and June thereafter, ending on the Final Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i)

the Final Maturity Date and (ii) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.”

4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) Amendment. Each Agent shall have received this Amendment fully executed by the Loan Parties and the Lenders in a sufficient number of counterparts for distribution to all parties.

(b) Expenses. The Administrative Agent shall have received payment of all fees and expenses which are due and payable as of the Amendment Effective Date.

5. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. After giving effect to this Amendment, the representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date (after giving effect to the amendments set forth in this Amendment) or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties except, in the case of clause (iv), to the extent where such

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contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

(f) Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

6. No Other Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Financing Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Agents or the Lenders to grant any similar or other future waiver or amendment of any of the terms and conditions of the Financing Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Agents or the Lenders under the Financing Agreement or the other Loan Documents.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under

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or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

(e) Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does, to the maximum extent permitted by applicable law, hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

(f) This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(g) The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(h) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

TPI COMPOSITES, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI CHINA, LLC TPI IOWA, LLC TPI ARIZONA, LLC TPI MEXICO, LLC

By: TPI COMPOSITES, INC., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI TECHNOLOGY, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

AMENDMENT NO. 3 TO

FINANCING AGREEMENT

GUARANTORS:

COMPOSITE SOLUTIONS, INC.

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI MEXICO II, LLC TPI MEXICO III, LLC TPI MEXICO IV, LLC TPI TURKEY, LLC TPI TURKEY II, LLC TPI TURKEY III, LLC TPI TURKEY IZBAS, LLC TPI MOROCCO, LLC TPI MOROCCO I, LLC

By: TPI COMPOSITES, INC., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

TPI COMPOSITES, LLC

By: TPI, INC., its Sole Member

By:	[...***...]
Name:	[...***...]
Title:	Chief Financial Officer

AMENDMENT NO. 3 TO

TPI FINANCING AGREEMENT

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

LENDERS:

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN FUND III, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 3 TO

TPI FINANCING AGREEMENT

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN VG FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – NDT SENIOR LOAN FUND L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 3 TO

TPI FINANCING AGREEMENT

RELIANCE STANDARD LIFE INSURANCE COMPANY

By: Highbridge Principal Strategies, LLC, as Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

SAFETY NATIONAL CASUALTY CORPORATION

By: Highbridge Principal Strategies, LLC, as Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HPS – SPECIALTY LOAN FUND – CX, L.P.

By: Highbridge Capital Management, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

HPS – CACTUS DIRECT LENDING FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 3 TO

TPI FINANCING AGREEMENT

HPS – PRIVATE LOAN OPPORTUNITIES FUND, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 3 TO

TPI FINANCING AGREEMENT

HIGHBRIDGE SPECIALTY LOAN HOLDINGS II, L.P.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	[...***...]
Name:	[...***...]
Title:	Managing Director

AMENDMENT NO. 3 TO

TPI FINANCING AGREEMENT